As filed with the Securities and Exchange Commission on January 5, 2001
                                                    Registration No. 333-52134
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                 PRE-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              PEOPLES BANCORP INC.
             (Exact name of Registrant as specified in its charter)

                    Ohio                                    522110
        (State or other jurisdiction          (Primary Standard Industrial
      of incorporation or organization)        Classification Code Number)

                                   31-0987416
                                (I.R.S. Employer
                              Identification No.)


                                138 Putnam Street
                                  P.O. Box 738
                            Marietta, Ohio 45750-0738
                                 (740) 373-3155
                --------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                   Charles R. Hunsaker, Esq., General Counsel
                              Peoples Bancorp Inc.
                                138 Putnam Street
                                  P.O. Box 738
                            Marietta, Ohio 45750-0738
                                 (740) 374-6109
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:
     Charles S. DeRousie, Esq. and               Susan B. Zaunbrecher, Esq.
     Elizabeth Turrell Farrar, Esq.              Dinsmore & Shohl, LLP
     Vorys, Sater, Seymour and Pease LLP         1900 Chemed Center
     52 East Gay Street                          255 East Fifth Street
     Columbus, Ohio 43215                        Cincinnati, OH 45202
     (614) 464-6400                              (513) 977-8171

       Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of the Registration Statement and upon the effective date of the merger of The Lower Salem Commercial Bank with and into Peoples Bank, National Association, the wholly-owned subsidiary of the Registrant, pursuant to the Agreement and Plan of Acquisition and Merger described in the enclosed proxy statement/prospectus included as Part I of this Registration Statement.

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                         The Lower Salem Commercial Bank
                                   Main Street
                                   P.O. Box 36
                           Lower Salem, OH 45745-0036
                            -------------------------

                    Notice of Special Meeting of Shareholders

         A special meeting of shareholders of The Lower Salem Commercial Bank, an Ohio banking corporation, will be held in the Community Room of the Lower Salem Village Hall, located on State Route 821 in Lower Salem, Ohio on February 13, 2001, at 6:30 p.m.local time, for the following purposes:

     1. To consider and vote on a proposal to adopt the Agreement and Plan of Acquisition and Merger, dated as of October 24, 2000, as amended by Amendment No. 1 to the Agreement and Plan of Acquisition and Merger, dated as of January 3, 2001, by and among Peoples Bancorp Inc., an Ohio bank holding company, Peoples Bank, National Association, a national banking association, and Lower Salem, and ratify the related Plan of Merger, dated November 27, 2000, between
          Peoples Bank and Lower Salem. Subject to the terms and conditions of the merger agreement and the related plan of merger, at the effective time of the merger, each outstanding Lower Salem common share will be converted into the right to receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement, up to a maximum value of $85.72 per Lower Salem common share.

     2. To transact other business as may properly come before the special meeting or any adjournment.

         The Board of Directors of Lower Salem unanimously recommends that you vote in favor of the proposal to adopt the Agreement and Plan of Acquisition and Merger and ratify the related Plan of Merger.

         Only shareholders of record as of the close of business on January 3, 2001 will be entitled to vote at the Lower Salem special meeting and any adjournment of the special meeting.

         Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted at the Lower Salem special meeting by delivering a later-dated executed proxy card or a written notice of revocation to Lower Salem or by voting in person at the special meeting. Your attendance at the special meeting will not, in and of itself, constitute a revocation of your proxy.

                                           By Order of the Board of Directors,


                                           /S/ J. DANIEL JOHNSON
                                               -----------------
                                               J. Daniel Johnson, Secretary

Lower Salem, Ohio
January 12, 2001

--------------------------------------    ----------------------------------
         PEOPLES BANCORP INC.
              Prospectus                    THE LOWER SALEM COMMERCIAL BANK
                 for                                Proxy Statement
       100,000 common shares of                           for
         Peoples Bancorp Inc.               Special Meeting of Shareholders
     to be issued in connection                           of
         with the merger of                 The Lower Salem Commercial Bank
 The Lower Salem Commercial Bank into        to be held on February 13, 2001
  Peoples Bank, National Association           at 6:30 p.m.
--------------------------------------    ----------------------------------

         The boards of directors of Lower Salem and Peoples, as well as Peoples Bank, National Association, a wholly-owned subsidiary of Peoples, have each unanimously approved the merger agreement among them. The boards of directors of Lower Salem and Peoples Bank have also adopted the related plan of merger between them. If the merger is completed, the shareholders of Lower Salem will receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement, up to a maximum value of $85.72 per Lower Salem common share. Peoples will pay a specified amount of cash, as set forth in the merger agreement, in lieu of issuing fractional shares. Following the merger, Lower Salem will no longer exist as a separate entity.

         On October 24, 2000, the last trading day prior to the joint public announcement by Peoples, Peoples Bank and Lower Salem of the signing of the merger agreement, Peoples common shares, which are listed on The Nasdaq Stock Market under the symbol "PEBO," closed at $13.00 per share. On January 3, 2001, the last trading day before the date of this proxy statement/prospectus on which trades were made, Peoples common shares closed at $16.25 per share.

         This document is a proxy statement for use by Lower Salem in soliciting proxies for its special meeting of shareholders. It is also a prospectus for Peoples relating to the issuance of Peoples common shares in connection with the merger. It gives detailed information about the merger, and includes a copy of the merger agreement and the related plan of merger. Peoples and Lower Salem urge you to read the entire document before deciding how to vote. You should carefully consider the risk factors relating to the merger, which are described beginning on page 15.

         The merger cannot by completed unless the shareholders of Lower Salem vote to adopt the merger agreement and ratify the related plan of merger. Your vote is very important. If you fail to vote, the effect will be a vote "against" adoption of the merger agreement and "against" ratification of the related plan of merger.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Peoples common shares to be issued in connection with the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This proxy statement/prospectus is dated January 5, 2001 and is first being mailed to Lower Salem shareholders on or about January 12, 2001.

                      References to Additional Information
                      ------------------------------------

         This proxy statement/prospectus incorporates important business and financial information about Peoples from documents that Peoples has filed with the Securities and Exchange Commission, but has not included or delivered with this proxy statement/prospectus. If you call or write to Peoples, you will be sent these documents, including exhibits specifically incorporated by reference into this proxy statement/prospectus, without charge. You can contact Peoples at:

                           Peoples Bancorp Inc.
                           138 Putnam Street
                           P.O. Box 738
                           Marietta, Ohio 45750-0738
                           Attention: Charles R. Hunsaker, Esq., General Counsel
                           (740) 374-6109

         Please request documents from Peoples no later than February 6, 2001. If you request any documents, Peoples will mail the documents to you by first class mail, or another equally prompt means, by the next business day after your request is received.

         See "Where You Can Find More Information  About Peoples" on page 64 for
more   information   about   the   documents   referred   to   in   this   proxy
statement/prospectus.

                                Table of Contents
                                -----------------

Description                                                                 Page
-----------                                                                 ----

Questions and Answers About the Merger.........................................1
Summary........................................................................3
    Parties to the Merger......................................................3
    Lower Salem Special Meeting................................................4
    The Merger.................................................................5
        Reasons for the Merger.................................................5
        Opinion of Young & Associates, Inc.....................................6
        Exchange of Lower Salem Common Shares..................................6
        Fractional Shares......................................................9
        Exchange of Certificates...............................................9
        Accounting Treatment...................................................9
        Federal Income Tax Consequences........................................9
        Interests of Persons in the Merger.....................................9
        Resale of Peoples Common Shares.......................................10
        Regulatory Approvals..................................................10
    The Merger Agreement and Related Plan of Merger...........................10
        Representations and Warranties; Covenants.............................10
        Conditions; Effective Time............................................10
        Amendment and Termination.............................................11
        Recommendation of the Board of Directors..............................11
    Rights of Dissenting Shareholders.........................................12
    Selected Financial Data...................................................12
    Comparison of Rights of Holders of Peoples Common Shares and of
    Lower Salem Common Shares.................................................15
Risk Factors..................................................................15
The Lower Salem Special Meeting...............................................16
    Matters to be Considered at the Lower Salem Special Meeting...............16
    Voting at the Lower Salem Special Meeting; Lower Salem Record Date........16
Principal Shareholders of Peoples.............................................17
Principal Shareholders of Lower Salem.........................................20
The Merger....................................................................21
    Background................................................................21
    Reasons for the Merger....................................................23
    Opinion of Young & Associates, Inc........................................24
       Financial Analysis of Lower Salem......................................25
       Contribution Analysis..................................................25
       Comparison with Selected Merger Transactions...........................26
       Dilution Analysis......................................................26
       Discounted Cash Flow Analysis..........................................26
    Effect on Outstanding Peoples Common Shares and Exchange of
       Lower Salem Common Shares..............................................27
       Effect on Outstanding Peoples Common Shares............................27
       Exchange of Lower Salem Common Shares..................................27
       No Fractional Peoples Common Shares to Be Issued.......................31
       Closing of Lower Salem Share Transfer Books; Exchange of Certificates
       Evidencing Lower Salem Common Shares...................................31
       Rights of Holders of Lower Salem Share Certificates Prior to Surrender.32
       Lost Share Certificates................................................32
    Accounting Treatment of the Merger........................................32
    Federal Income Tax Consequences of the Merger.............................32
    Interests of Persons in the Merger........................................33
    Resale of Peoples Common Shares Received in the Merger....................34
    Regulatory Approvals......................................................35
    Existing Relationship between Peoples and Lower Salem.....................35
The Merger Agreement and Related Plan of Merger...............................35
    The Merger................................................................35
    Conversion of Shares......................................................36
    Representations and Warranties............................................36
    Conduct of Business Pending the Merger....................................38
    Conditions to the Consummation of the Merger..............................43
    Effective Time of the Merger..............................................45
    Amendment and Termination.................................................45
    Costs and Expenses; Indemnification.......................................46
    Recommendation and Vote...................................................46
Rights of Dissenting Shareholders.............................................47
Business of Peoples...........................................................48
    General...................................................................48
    Additional Information....................................................49
Management of Peoples.........................................................50
    Board of Directors........................................................50
    Executive Officers........................................................52
    Additional Information....................................................53
Business of Lower Salem.......................................................53
Comparison of Rights of Holders of Peoples Common Shares and Holders of
    Lower Salem Common Shares.................................................53
    Authorized Capital Stock..................................................54
    Board of Directors........................................................54
    Nominations...............................................................54
    Mandatory Retirement and Qualifications...................................55
    Removal and Filling of Vacancies..........................................55
    Voting Rights.............................................................56
    Payment of Dividends......................................................56
    Assessment of Shares......................................................56
    Special Meetings of Shareholders..........................................57
    Pre-emptive Rights........................................................57
    Mergers and Consolidations................................................57
    Other Corporate Transactions..............................................58
    Amendment of Articles and Regulations.....................................58
    Anti-Takeover Statutes....................................................59
    Director and Officer Liability and Indemnification........................60
Legal Matters.................................................................63
Experts.......................................................................63
Cautionary Statement Regarding Forward-Looking Information....................63
Where You Can Find More Information About Peoples.............................64
    SEC Filings...............................................................64
    Registration Statement....................................................64
    Peoples Documents Incorporated by Reference...............................64

                               List of Appendices
                               ------------------

Appendix A  Agreement and Plan of Acquisition and Merger, dated as of October
            24, 2000, and Amendment No. 1 thereto, dated as of January 3, 2001, among Peoples Bancorp Inc., The Lower Salem Commercial
            Bank and Peoples Bank, National Association......................A-1
Appendix B  Plan of Merger, dated November 27, 2000, between Peoples Bank,
            National Association and The Lower Salem Commercial Bank.........B-1
Appendix C  Opinion of Young & Associates, Inc...............................C-1
Appendix D  Ohio Revised Code Section 1701.85................................D-1

                     Questions and Answers About the Merger
                     --------------------------------------

Q. What will Lower Salem shareholders receive for their Lower Salem common shares in the merger?

A. When the merger is completed, Lower Salem shareholders will receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement, up to a maximum value of $85.72 per Lower Salem common share.

         Lower Salem shareholders will have the opportunity to elect whether to receive cash, Peoples common shares, or a combination of cash and Peoples common shares. The actual form of consideration, however, may be adjusted under formulas set forth in the merger agreement. As a result, Lower Salem shareholders cannot be sure of the exact combination of cash, Peoples common shares, or cash and Peoples common shares they will receive in the merger at the time that they vote their common shares.

         In addition, the market price of the Peoples common shares may change from day to day. As a result, Lower Salem shareholders cannot be sure of the market value of the Peoples common shares that they will receive in the merger at the time they vote their common shares. The closing price of a Peoples common share on October 24, 2000, the last trading day before the announcement of the signing of the merger agreement and plan of acquisition and merger, was $13.00. The closing price of a
         Peoples  common  share on January 3, 2001, the  last day   before
         the date of this proxy statement/prospectus on which trades were made, was $16.25.

Q. How do I make an election to receive cash, Peoples common shares, or a combination of cash and Peoples common shares?

A. Peoples will mail you an election form and other appropriate transmittal materials within three business days after the closing of the merger. The election materials will permit you to elect the form of consideration you desire for your Lower Salem common shares in the merger. You also may choose to make no election by indicating that choice on the election forms that you receive. The election materials will specify the manner in which they are to be completed, the agent to whom the materials are to be returned and the deadline for submitting the materials to the agent. The agent will count only those elections which are made in accordance with the instructions contained in the election materials and which are received by the indicated deadline. Peoples will mail the election materials only if the merger is closed following adoption of the merger agreement and ratification of the related plan of merger by the Lower Salem shareholders.

Q.       What happens if I make no election?

A. Peoples will convert all Lower Salem common shares, with respect to which no election has been made, in accordance with formulas specified in the merger agreement. Those formulas give priority to converting Lower Salem common shares with respect to which an election has been made in accordance with the election.

Q. What will happen if the shareholders of Lower Salem do not adopt the merger agreement and ratify the related plan of merger?

A. If the shareholders of Lower Salem do not adopt the merger agreement and ratify the related plan of merger, management and the board of directors will continue to operate Lower Salem as before, and may consider other strategic alternatives. If, however, the merger agreement is terminated for reasons specified in the merger agreement, including the failure of the shareholders to adopt the merger agreement and ratify the related plan of merger, then Lower Salem will have to pay Peoples a termination fee in the amount of $100,000.

Q.       What do I need to do now?

A. After you have carefully read this document, please indicate on your proxy card how you want to vote. Sign and date the proxy card and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so your Lower Salem common shares may be represented and voted at the Lower Salem special meeting.

         In order for the merger to be completed, the holders of at least two-thirds of the issued and outstanding Lower Salem common shares must vote to adopt the merger agreement and to ratify the related plan of merger. The board of directors of Lower Salem unanimously recommends voting "for" the adoption of the merger agreement and ratification of the related plan of merger

Q. What happens if I do not send in my proxy card, if I do not instruct my broker to vote my common shares, or if I abstain from voting?

A. If you do not send in your proxy card, if you do not instruct your broker to vote your common shares, or if you abstain from voting, it will have the same effect as a vote "against" adoption of the merger agreement and ratification of the related plan of merger.

Q. If my broker holds my common shares in "street name," will my broker vote my common shares for me?

A. Your broker cannot vote your common shares without specific instructions from you. Unless you follow the directions your broker provides to you regarding how to instruct your broker to vote your common shares, your common shares will not be voted.

Q.       Can I change my vote after I have mailed my signed proxy card?

A. Yes. You can change your vote at any time before your proxy is voted at the Lower Salem special meeting. Just send in a later-dated, signed proxy card or a written notice of revocation to J. Daniel Johnson, the Secretary of Lower Salem, before the special meeting or attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy. If you have instructed your broker to vote your common shares, you must follow the directions received from your broker to change those instructions.

Q.       When do you expect to complete the merger?

A. The targeted completion date of the merger is during the first quarter of 2001. All parties are working toward completing the merger as quickly as possible.

Q. Where can I find more information about the filings Peoples makes with the SEC?

A. Peoples files reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site the SEC maintains at www.sec.gov. You can also request copies of these documents from Peoples.

Q.       Who can answer any other questions I may have?

A.       If you have questions, you may contact Peoples and Lower Salem at:

      Peoples Bancorp Inc.                     The Lower Salem Commercial Bank
      138 Putnam Street                        Main Street
      P.O. Box 738                             P.O. Box 36
      Marietta, Ohio 45750-0738                Lower Salem, Ohio 45745-0036
      Attention:  Charles R. Hunsaker, Esq.,   Attention: Kenneth N. Koher,
                  General Counsel                         President and Chief
      (740) 374-6109                                      Executive Officer
                                               (740) 585-2387


                                     Summary
                                     -------

         This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that you may consider important. We urge you to read carefully the entire document and the other documents referred to in this document to fully understand the proposed merger.

         If the holders of at least two-thirds of the issued and outstanding Lower Salem common shares adopt the merger agreement and ratify the related plan of merger, and if all other conditions to the consummation of the merger are satisfied, Lower Salem will merge into Peoples Bank, a wholly-owned subsidiary of Peoples. Following the merger, Peoples Bank will continue its existence under the laws of the United States as the surviving entity of the merger.


Parties to the Merger
---------------------

Peoples Bancorp Inc. and
Peoples Bank, National Association (See page 48)
138 Putnam Street
P.O. Box 738
Marietta, Ohio 45750-0738
(740) 373-3155

         Peoples was organized as a bank holding company in 1980. On March 10, 2000, Peoples' banking and thrift subsidiaries, The Peoples Banking and Trust Company and Peoples Bank FSB, merged with Peoples' national banking subsidiary, The First National Bank of Southeastern Ohio. The resulting single banking subsidiary was renamed "Peoples Bank, National Association". This banking subsidiary currently operates under the trade name "Peoples Bank". On March 31, 2000, Peoples Bank's insurance agency holding company and Peoples Bank's life and health insurance agency merged into Peoples Bank's property and casualty insurance agency. The resulting insurance subsidiary was renamed "Peoples Insurance Agency, Inc." This insurance subsidiary currently operates under the trade name "Peoples Insurance".


The Lower Salem Commercial Bank (See page 53)
Main Street
P.O. Box 36
Lower Salem, Ohio 45745-0036
(740) 585-2387

         Lower Salem is a state banking corporation chartered under the laws of the State of Ohio with its main and only office located at Main Street, State Route #821, Lower Salem, Ohio 45745. Lower Salem was initially chartered by the State of Ohio in 1911 and has been in continuous operation for 89 years.

         The principal business of Lower Salem consists of attracting retail deposits from the general public and investing those funds in one-to-four family residential mortgage loans and consumer loans primarily in Washington County, Ohio. Lower Salem also invests in U.S. Treasury Notes as well as state and municipal securities.

         Lower Salem's revenues are derived primarily from interest on loans, interest on investments and income service charges on deposit accounts.

         As a state-chartered bank, Lower Salem is subject to regulation by the Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation (FDIC). In October 1999, Lower Salem entered into an informal Memorandum of Understanding with the Ohio Division of Financial Institutions and the FDIC. This Memorandum required Lower Salem to make significant changes to its lending practices involving application processing and credit granting requirements, loan review and its loan loss reserves. On May 9, 2000, Lower Salem entered into a formal Written Agreement with the Ohio Division of Financial Institutions which required Lower Salem to make certain significant corporate decisions and take actions conducive to operating Lower Salem in a safe and sound manner.

Lower Salem Special Meeting (See page 16)
-----------------------------------------

     Lower Salem will hold a special meeting of shareholders on Tuesday, February 13, 2001, at 6:30 p.m., local time, in the Community Room of the Lower Salem Village Hall, locatd on State Route in Lower Salem, Ohio. Only the holders of record of the issued and outstanding Lower Salem common shares at the close of business on January 3, 2001 will be entitled to notice of, and to vote at, the special meeting and any adjournment of the special meeting. As of the record date, there were 28,000 common shares issued and outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the shareholders at the Lower Salem special meeting.

         At the Lower Salem special meeting, Lower Salem will ask you to consider and vote upon:

         o a proposal to adopt the merger agreement and ratify the related plan of merger; and

         o the transaction of any other business that properly comes before the special meeting or any adjournment.

        The affirmative vote of the holders of at least two-thirds of the issued and outstanding Lower Salem common shares, voting in person or by proxy, is required to adopt the merger agreement and ratify the related plan of merger. If you abstain from voting or fail to return your properly executed proxy card, the effect will be a vote "against" adoption of the merger agreement and ratification of the related plan of merger. As of November 30, 2000, the directors and executive officers of Lower Salem (8 persons) and their respective affiliates in the aggregate beneficially owned 4,635, or 16.6%, of the outstanding Lower Salem common shares.

         If you return your properly executed proxy card prior to the special meeting and do not revoke it prior to its use, the Lower Salem common shares represented by that proxy card will be voted at the special meeting, or any adjournment of the special meeting. The Lower Salem common shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted "for" adoption of the merger agreement and ratification of the related plan of merger.

         If you return a proxy card which has been voted "against" adoption of the merger agreement and ratification of the related plan of merger, your proxy will not be used to vote to adjourn the special meeting so that Lower Salem may solicit further support for adoption of the merger agreement and ratification of the related plan of merger.





The Merger (See page 21)
========================
Reasons for the Merger (See page 23)
------------------------------------

         The board of directors of Lower Salem believes that the merger with Peoples Bank, as the wholly-owned subsidiary of Peoples, is fair and in the best interests of Lower Salem and its shareholders. In reaching its determination to approve the merger agreement and the merger, to adopt the related plan of merger and to recommend the adoption of the merger agreement and ratification of the related plan of merger by the Lower Salem shareholders, the Lower Salem board of directors consulted with Lower Salem management, legal consultants and industry and financial consultants including the accounting firm of Dixon, Francis, Davis & Company of Granville, Ohio (formerly Robb, Dixon, Francis, Davis & Company), and the financial industry consulting firm of Young & Associates, Inc. of Kent, Ohio. The Lower Salem board of directors considered the following material factors, among others, in its decision to approve the merger agreement and the merger:

o Lower Salem's business, operations, earnings, prospects, financial condition and market for its common shares;

o the business, operations, earnings, prospects and financial condition of Peoples as determined from the business review conducted by bank management, Dixon, Francis and Young & Associates. Also considered were the enhanced opportunities for operating efficiencies that could result from the merger and the enhanced opportunities for growth that the merger would make possible;

o the commitment of Peoples to maintain a banking facility in the Lower Salem community, and that the merger may provide the opportunity for continued employment to Lower Salem employees;


o Peoples' record of successful acquisitions and their apparently s successful assimilation;

o       Peoples' small business lending capabilities;

o       Peoples' trust department;

o the process conducted by Lower Salem with the assistance of Dixon, Francis and Young & Associates and advice of Lower Salem's legal counsel in soliciting offers, the resulting bids and the negotiated merger agreement;

o alternatives to the merger, including remaining independent and growing internally or remaining independent for a period of time and then selling; and the competitive problems and execution risks that Lower Salem was likely to encounter as an independent bank;

o the market prices at which Peoples common shares have been trading in recent periods and the substantially more liquid market available for Peoples common shares compared to the market for Lower Salem common shares;

o       the terms of the merger agreement;

o the expectation that the merger will be a tax-free transaction to Lower Salem and will generally be a tax-free transaction to its shareholders proportionate to the consideration received in the form of Peoples common shares;

o the apparent absence of any significant problems in obtaining regulatory approvals for the merger and the fact that the pro forma capital position of the combined companies would be well in excess of all applicable regulatory capital requirements;

o Peoples' apparent ability to participate successfully in the existing consolidation environment; and

o the opinion of Young & Associates that as of October 24, 2000, the value of the transaction was fair to Lower Salem shareholders from a financial point of view.

o Peoples' interest in acquiring Lower Salem is based on the opportunity to:

o obtain a banking service center and additional customer base in the northern part of Washington County,
        Ohio and its contiguous communities;

o       offer additional products and services to the Lower Salem customers;

o provide another banking service location for Peoples Bank's customer base in both Washington County, Ohio and Noble County, Ohio; and

o       acquire and expand the deposit and funding base provided by Lower Salem.

o The boards of directors of Peoples, Peoples Bank and Lower Salem each believe that the operating results of Peoples will improve as a result of the merger thereby providing a benefit to shareholders.

Opinion of Young & Associates, Inc.  (See page 24)
--------------------------------------------------

        Young & Associates delivered a written opinion to the Lower Salem board of directors that, as of October 24, 2000, the merger consideration was fair to Lower Salem shareholders from a financial point of view. The opinion is not a recommendation to any Lower Salem shareholder as to how to vote. Lower Salem has included the complete opinion as Appendix C to this proxy statement/prospectus.

Exchange of Common Shares (See page 27)
---------------------------------------

o Value of Merger Consideration. At the effective time of the merger, all Lower Salem common shares,

o       owned by Lower Salem as treasury shares,

o owned directly or indirectly by Peoples, except for Lower Salem common shares held directly or indirectly by Peoples in a fiduciary capacity or in satisfaction of a debt previously contracted, and

o as to which the holder is entitled to payment as a result of a proper exercise of the holder's right to dissent to the merger,

will be canceled and retired and no Peoples common shares or other consideration will be delivered in exchange for those Lower Salem common shares. The consideration to be received in exchange for all other issued and outstanding Lower Salem common shares will be converted into cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement, up to a maximum value of $85.72 per Lower Salem common share.

         The merger agreement provides that the aggregate value of the merger consideration to be received in the merger, up to $85.72 per Lower Salem common share, is to be calculated by multiplying the market value of the Peoples common shares by an exchange ratio for the merger, calculated in one of the following two ways:

o If the market value for the Peoples common shares is less than or equal to $14.625, then the exchange ratio for the merger will be the quotient of $33.80 divided by the market value for the Peoples common shares, plus 3.550.

o If the market value for the Peoples common shares is greater than $14.625, then the exchange ratio will be the quotient of $85.72 divided by the market value for the Peoples common shares.

         The market value for the Peoples common shares will equal the average of the mean between the closing high bid and low asked prices of Peoples common shares for the twenty consecutive trading days immediately preceding a valuation date, as reported on The Nasdaq Stock Market. The valuation date will be the latest of the day on which the last required regulatory approval is obtained, the day on which the last waiting period for all required regulatory approvals in connection with the merger have expired or the day on which the Lower Salem shareholders vote to adopt the merger agreement and ratify the related plan of merger.

         ELECTION PROCEDURE. Lower Salem shareholders will have the opportunity to make an election as to whether they wish to receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as consideration for their Lower Salem common shares. The Lower Salem shareholders also may choose to make no election with respect to the form of merger consideration. An election form and other appropriate transmittal materials will be mailed by Peoples within three business days after the closing of the merger to each Lower Salem shareholder of record on the effective date of the merger. The election materials will specify the manner in which they are to be completed, the agent to whom the materials are to be returned and the deadline for submitting the materials to the agent. Peoples will designate the agent who will receive the election materials. The deadline for receiving the election materials will be at 5:00 p.m., Eastern Time, on the 10th business day following, but not including, the date of mailing of the election materials, or on some other date as to which the parties mutually agree. The agent will count only those elections which are made in accordance with the instructions contained in the election materials and which are received by the indicated deadline. The election materials will be mailed only if the merger is closed following adoption of the merger agreement and ratification of the related plan of merger by the Lower Salem shareholders.

         Lower Salem and Peoples make no recommendation as to whether Lower Salem shareholders should elect to receive cash, Peoples common shares, or a combination of cash and Peoples common shares. In addition, neither Lower Salem nor Peoples can guarantee that the election of any Lower Salem shareholder will be fully honored. Rather, the form of merger consideration ultimately received by a Lower Salem shareholder will depend upon the election of the shareholder, the election of other Lower Salem shareholders and the allocation procedures described below. Accordingly, Lower Salem shareholders may not receive their requested form of merger consideration.

         ALLOCATION OF MERGER CONSIDERATION. Once the elections are received, the parties will allocate the merger consideration, according to the following formulas:

o Under the merger agreement, at least 52% of the Lower Salem common shares must be converted into Peoples common shares. For this purpose, all dissenting Lower Salem shareholders will be treated as having made a cash election. The exact percentage may exceed 52% and will be calculated by subtracting from 100%, the percentage which is determined by dividing $33.80 by the value of the merger consideration to be received in the merger.

o        If Lower  Salem  shareholders  elect to convert  more Lower  Salem
         common   shares  into  cash  than  is  allowed  under  the  merger
         agreement, all Lower Salem common shares with respect to which a cash election has been made (excluding for this purpose Lower Salem common shares held by dissenting shareholders) will be converted into the right to receive both of the following:

         (1)     An amount in cash, without interest, equal to the product,
                 rounded  to  the  nearest  one  cent,   of  (a)  the  cash
                 consideration for the merger, and (b) a cash fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into cash (less dissenters' shares) and the denominator of which will be the total number of Lower Salem common shares that Lower Salem shareholders actually elected to convert into cash (less dissenters' shares) and

         (2)     A number of Peoples  common  shares  equal to the product,
                 rounded  to  four  decimal   points,   of  (a)  the  stock
                 consideration for the merger as determined by the exchange ratio for the merger, and (b) a number equal to one minus a cash fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into cash (less dissenters' shares) and the denominator of which will be the total number of Lower Salem common shares that Lower Salem shareholders actually elected to convert into cash (less dissenters' shares).

                 In addition, all Lower Salem common shares with respect to which an election to convert into Peoples common shares has been made and all Lower Salem common shares with respect to which no election has been made will be converted into the right to receive Peoples common shares at a rate equal to the exchange ratio for the merger. Dissenting shareholders will receive the cash payment to which they are entitled under Ohio law.

o If Lower Salem shareholders elect to convert more Lower Salem common shares into Peoples common shares than is allowed under the merger agreement, all Lower Salem common shares with respect to which a stock election has been made will be converted into the right to receive both of the following:

         (1) A number of Peoples common shares equal to the product, rounded to four decimal places, of (a) the stock consideration for the merger as determined by the exchange ratio for the merger and (b) a stock fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into Peoples common shares, and the denominator of which will be the total number of Lower Salem common shares that shareholders actually elected to convert into Peoples common shares; and

         (2) An amount in cash, without interest, equal to the product, rounded to the nearest one cent, of (a) the cash consideration for the merger and (b) a number equal to one minus a stock fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into Peoples common shares, and the denominator of which will be the total number of Lower Salem common shares that shareholders actually elected to convert into Peoples common shares.

                 In addition, all Lower Salem common shares with respect to which an election to convert into cash has been made (excluding for this purpose Lower Salem common shares held by dissenting shareholders) and all Lower Salem common shares with respect to which no election has been made will be converted into the right to receive the cash consideration for those Lower Salem common shares. Dissenting shareholders will receive the cash payment to which they are entitled under Ohio law.

o If the number of Lower Salem common shares as to which a stock election has been made does not exceed the number required by the merger agreement and the number of Lower Salem common shares as to which a cash election has been made does not exceed the number required by the merger agreement, then all dissenting shareholders will receive the cash payment to which they are entitled under Ohio law, all other cash election Lower Salem common shares will be converted into the right to receive cash and all stock election Lower Salem common shares will be converted into the right to receive Peoples common shares, at a rate equal to the exchange ratio. All no election Lower Salem common shares will be converted into the right to receive cash or Peoples common shares as determined by random selection. The agent selected by Peoples to account for all elections will conduct the random selection for no election Lower Salem common shares by drawing by lot or by any other process as the agent deems appropriate and equitable to appropriately allocate the Lower Salem common shares in
         accordance   with  the  merger agreement.

         INFORMATION REGARDING THE MARKET PRICES OF COMMON SHARES OF PEOPLES AND LOWER SALEM. The Peoples common shares are listed on The Nasdaq Stock Market, under the symbol "PEBO". There is no established public or other trading market for the Lower Salem common shares.

         The following table sets forth the high and low bid prices on The Nasdaq Stock Market of the Peoples common shares on October 24, 2000, the last trading day prior to the joint public announcement by Peoples, Peoples Bank and Lower Salem of the signing of the merger agreement. The table also shows the implied value of the Lower Salem common shares calculated by assuming an exchange ratio for the merger of 6.1500.

                                                              High         Low
        Bid prices on October 24, 2000
        for Peoples common shares.................          $ 13.00     $ 13.00
        Implied value of Lower Salem common shares           $79.95      $79.95

         OF COURSE, THE MARKET PRICE OF PEOPLES COMMON SHARES WILL FLUCTUATE PRIOR TO THE MERGER. PEOPLES AND LOWER SALEM ENCOURAGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PEOPLES COMMON SHARES.

Fractional Shares (See page 31)
--------------------------------

         Peoples will not issue fractional common shares in the merger. In lieu of fractional shares, Peoples will pay to each holder of Lower Salem common shares who otherwise would be entitled to receive a fraction of a Peoples common share, an amount in cash, rounded to the nearest cent, determined by multiplying the fractional share interest by the market value of the Peoples common shares. The market value for the Peoples common shares will equal the average of the mean between the closing high and low bid prices of Peoples common shares for the twenty consecutive trading days immediately preceding a valuation date, as reported on The Nasdaq Stock Market. The valuation date will be the latest of the day on which the last waiting period for all required regulatory approvals in connection with the merger have expired, the day on which the last required regulatory approval is obtained or the day on which the Lower Salem shareholders vote to adopt the merger agreement and ratify the related plan of merger.

Exchange of Certificates (See page 31)
--------------------------------------

         As soon as practicable after the consummation of the merger, an exchange agent selected by Peoples for the merger will advise each Lower Salem shareholder of the merger by a letter of transmittal accompanied by instructions for surrendering the certificate or certificates evidencing the shareholder's Lower Salem common shares to the exchange agent. Certificates for Lower Salem common shares should not be sent to the exchange agent until after receipt of the letter of transmittal and should not be returned to Lower Salem with the proxy card.

Accounting Treatment (See page 32)
----------------------------------

         It is the intention of Peoples and Lower Salem that the merger will be accounted for as a purchase for accounting purposes.

Federal Income Tax Consequences (See page 32)
---------------------------------------------

         The consummation of the merger is conditioned upon receipt of the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Peoples, to the effect that the merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986. Lower Salem shareholders will not recognize gain or loss upon the receipt of Peoples common shares in exchange for their Lower Salem common shares. Lower Salem shareholders will recognize gain, however, to the extent of any cash consideration received in exchange for their Lower Salem common shares. In addition, a gain will be recognized in respect of cash received upon the exercise of dissenters' rights by Lower Salem shareholders and by Lower Salem shareholders with respect to any cash received in lieu of fractional shares. Neither the opinion of counsel nor the discussion of federal income tax consequences in this proxy statement/prospectus is binding upon either the Internal Revenue Service or the courts. You should consult your own tax advisor for a full understanding of the tax consequences of the merger.

Interests of Persons in the Merger (See page 33)
------------------------------------------------

         Peoples has agreed to indemnify each of the officers, directors and employees of Lower Salem to the full extent Lower Salem would have been required to indemnify that person under Ohio law and the governing documents of Lower Salem. The merger agreement also provides for the continuation of director and officer liability insurance for the directors and officers of Lower Salem for a period of three years. Peoples has agreed to honor all employment agreements, retirement agreements, severance agreements and change in control agreements entered into prior to June 30, 2000, that Lower Salem has with its former and current employees and directors, except to the extent that those agreements have been superseded or terminated at the effective time of the merger or following the effective time of the merger. J. Daniel Johnson currently has an Employment Security Agreement with Lower Salem which becomes operative upon a change in control of Lower Salem.

Resale of Peoples Common Shares (See page 34)
---------------------------------------------

         The Peoples common shares to be issued upon consummation of the merger have been registered with the SEC under the Securities Act and will be freely transferable, except for Peoples common shares received by persons who may be deemed to be affiliates of Lower Salem. The term "affiliate" will generally include executive officers and directors of Lower Salem. Affiliates of Lower
Salem may not sell their Peoples common shares, except under an effective registration statement under the Securities Act covering the Peoples common shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

Regulatory Approvals (See page 35)
----------------------------------

         Consummation of the merger is subject to prior receipt by Peoples and Lower Salem of all necessary regulatory approvals. The principal regulatory approvals required to be obtained are from the Office of the Comptroller of the Currency and the Ohio Division of Financial Institutions. An interagency bank merger application was filed with the Office of the Comptroller of the Currency on November 28, 2000. The required notice filing with the Ohio Division of Financial Institutions will be made in accordance with the Division's regulations prior to consummation of the merger.

The Merger Agreement and Related Plan of Merger (See page 35)
=============================================================
Representations and Warranties; Covenants (See pages 36 and 38)
---------------------------------------------------------------

         In the merger agreement, Lower Salem, Peoples and Peoples Bank each have made representations and warranties to each other. In addition, the parties each have made covenants, including covenants related to the conduct of business between the date of the merger agreement and the effective time of the merger.

Conditions; Effective Time (See pages 43 and 45)
------------------------------------------------

         The consummation of the merger is subject to satisfaction or waiver of a number of conditions. These include, among others:

o adoption of the merger agreement and ratification of the related plan of merger by the Lower Salem shareholders;

o        absence of legal prohibitions against the merger;

o material compliance by Peoples and Lower Salem with their obligations under the merger agreement;

o receipt of all required regulatory approvals and expiration of all applicable waiting periods;

o the truth and correctness of the representations and warranties of Peoples, Peoples Bank and Lower Salem in all material respects; and

o notification by Peoples to The Nasdaq Stock Market of the number of Peoples common shares proposed to be issued in the merger.

         As soon as possible after the satisfaction or waiver of all conditions, Lower Salem will file a certificate of merger executed by Lower Salem and Peoples Bank with the Ohio Division of Financial Institutions, which will in turn file the certificate of merger with the Ohio Secretary of State on behalf of Lower Salem on the date the merger becomes effective. The targeted completion date of the merger is during the first quarter of 2001.

Amendment and Termination  (See page 45)
----------------------------------------

         Peoples and Lower Salem may agree in writing to terminate the merger agreement at any time without completing the merger, even after the Lower Salem shareholders have approved it. In addition, either Peoples or Lower Salem may decide to terminate the merger agreement, at any time:

o after March 31, 2001, if the merger has not been completed on or before that date for reasons other than the breach by the terminating party;

o if the shareholders of Lower Salem do not approve the merger agreement and ratify the related plan of merger at the special meeting or any adjournment of the meeting;

o         if a regulatory authority fails to approve the merger;

o         upon specified breaches of the merger agreement by the other party;
          and

o if a representation and warranty of a material nature by the other party becomes untrue and is not cured within thirty days of notice of the breach.

         Lower Salem also has an exclusive right to terminate the merger agreement if the percentage of Lower Salem common shares to be converted into Peoples common shares as a result of the merger is less than 52%. Similarly, the board of directors of Lower Salem may determine, in good faith, based upon the advice of outside counsel, that termination of the merger agreement is required for it to comply with its fiduciary duties to the shareholders by reason of another acquisition proposal having been made.

         If the Lower Salem board of directors elects to terminate the merger agreement as a result of another acquisition proposal, then Lower Salem must pay a termination fee to Peoples of $100,000. The $100,000 termination fee also applies to any termination by Lower Salem for any reason, other than as a result of a breach by Peoples of the terms of the merger agreement or because the percentage of Lower Salem common shares to be converted into Peoples common shares as a result of the merger does not equal or exceed 52%.

         Prior to the effective time of the merger, Lower Salem, Peoples and Peoples Bank may unanimously amend the merger agreement in writing, if their boards of directors each vote to approve the amendment. If the amendment is made after the special meeting of Lower Salem shareholders to adopt the merger agreement, then the parties may amend the merger agreement only if it the amendment does not:

o change the amount or kind of consideration received by the Lower Salem shareholders in the merger;

o change the articles of Peoples Bank, as the surviving corporation in the merger, in a manner that requires shareholder approval; or

o change any other terms and conditions of the merger agreement if the change would materially and adversely affect the holders of Lower Salem or Peoples common shares.

Recommendation of the Board of Directors (See page 47)
------------------------------------------------------

         The Lower Salem board of directors believes that consummation of the proposed merger is in the best interest of Lower Salem and its shareholders. Accordingly, the Lower Salem board of directors recommends that you vote "for" adoption of the merger agreement and ratification of the related plan of merger.

Rights of Dissenting Shareholders (See page 47)
-----------------------------------------------

         Any shareholder of Lower Salem who does not vote in favor of adoption of the merger agreement and ratification of the related plan of merger and who delivers a written demand for payment of the fair cash value of the shareholder's common shares in the manner provided by Section 1701.85 of the Ohio Revised Code will be entitled, if and when the merger is consummated and upon strict compliance with the procedures described in Section 1701.85, to receive the fair cash value of the shareholder's Lower Salem common shares. The amount of cash you will receive if you exercise your dissenters' rights may be equal to, more than, or less than the value of the Peoples common shares and/or cash you would otherwise receive in the merger. A copy of Section 1701.85 is attached as Appendix D to this document. If you wish to submit a written demand for payment of the fair cash value of your Lower Salem common shares, you must deliver such notice by February 23, 2001 to The Lower Salem Commercial Bank, Main Street, P.O. Box 36, Lower Salem, Ohio 45745-0036, Attention: J. Daniel Johnson, Secretary. Consummation of the merger is subject to the condition that the holders of not more than 10% of the outstanding Lower Salem common shares have perfected dissenters' rights with respect to the merger.

Selected Financial Data
-----------------------

         Peoples is providing the following information to help you analyze the financial aspects of the merger. Peoples derived this information from audited financial statements for the fiscal years ended December 31, 1995 through 1999 and unaudited financial statements for the nine months ended September 30, 2000 and September 30, 1999. This information is only a summary, and you should read it in conjunction with Peoples' historical financial statements (and related notes) contained in the annual and quarterly reports and other documents that Peoples has filed with the SEC along with other information in this document. See "Where You Can Find More Information About Peoples" on page 64. You should not rely on the nine-month information as being indicative of results expected for the entire year or for any future interim period.



                         PEOPLES SELECTED FINANCIAL DATA

(Dollars in Thousands, except Ratios and Per Share Data)

                                                 1999            1998           1997           1996          1995
                                                 ----            ----           ----           ----          ----
OPERATING DATA FOR THE YEAR ENDED:
Total interest income                       $    72,346      $   63,645     $   53,836      $   47,397    $   43,068
Total interest expense                           34,258          30,497         25,216          21,966        20,777
Net interest income                              38,088          33,148         28,620          25,431        22,291
Provision for loan losses                         1,878           2,325          2,589           1,965         1,315
(Losses) gains on securities transactions          (104)            418            (28)             48            24
Other income                                      7,633           6,820          5,966           5,130         4,457
Intangible amortization expense                   2,639           2,093          1,138             625           210
Other expense                                    25,558          21,183         18,127          16,897        16,608
Net income                                  $    10,718      $   10,045     $    8,605      $    7,651    $    6,050
BALANCE SHEET DATA AT YEAR END:
Total assets                                $ 1,075,450      $  880,284     $  758,158      $  616,635    $  543,430
Total intangibles                                20,154          22,117         12,796           6,433         1,158
Investment securities                           328,306         235,569        174,291         147,783       131,762
Net loans                                       649,569         558,408        513,214         415,540       372,800
Total deposits                                  728,207         714,168        611,107         504,692       429,077
Long-term borrowings                            150,338          40,664         28,577          29,200        23,142
Stockholders' equity                             72,874          86,014         78,818          56,193        51,474
Tangible assets (1)                           1,055,296         858,167        745,362         610,202       542,272
Tangible equity (2)                         $    52,720      $   63,897     $   66,022      $   49,760    $   50,316
SIGNIFICANT RATIOS
Cash earnings to:  (3)
         Average tangible assets (4)              1.30%           1.41%          1.42%           1.37%         1.17%
         Average tangible equity (4)              20.96           17.82          18.00           16.58         12.93
Net income to:
         Average total assets                      1.09            1.20           1.29            1.29          1.15
         Average stockholders' equity             13.27           12.21          14.33           14.43         12.33
Average stockholders' equity
         to average total assets                    8.2             9.9            9.0             8.9           9.3
Average loans to average deposits                  85.1            80.9           85.5            84.0          85.2
Risk-based capital                                14.30           11.95          14.34           12.86         13.85
Dividend payout                                   31.8%           30.4%          30.5%           30.5%         32.2%
PER SHARE DATA
Cash earnings:  (3)
         Basic                                $    1.83       $   1.65       $    1.48      $     1.29    $     0.98
         Diluted                                   1.79           1.60            1.44            1.28          0.97
Net income:
         Basic                                     1.57            1.44           1.37            1.23          0.96
         Diluted                                   1.53            1.40           1.32            1.21          0.95
Cash dividends paid                                0.50            0.44           0.41            0.36          0.31
Book value at end of period                   $   11.06        $  12.39       $  11.33          $ 8.99        $ 8.28
Weighted average shares outstanding:
         Basic                                6,846,071       6,975,989      6,303,782       6,239,589     6,318,334
         Diluted                              7,023,921       7,186,616      6,502,386       6,324,294     6,353,501
---------------

(1)      Total assets less goodwill and deposit-base intangibles.
(2)      Total stockholders' equity less goodwill and deposit-base intangibles.
(3)      Excludes after-tax amortization of goodwill and deposit-base intangibles.
(4) Defined as cash earnings as a percentage of average total assets or average stockholders' equity minus average goodwill and deposit-base intangibles.




(Dollars in Thousands, except Ratios and Per Share Data)

                                                     Nine Months Ended    Nine Months Ended
                                                     September 30, 2000   September 30, 1999
                                                     ------------------   ------------------
                                                         (unaudited)          (unaudited)
OPERATING DATA FOR THE PERIOD ENDED:
Total interest income                                     $     62,835         $    52,711
Total interest expense                                          32,511              24,453
Net interest income                                             30,324              28,258
Provision for loan losses                                        1,722               1,431
Gains (losses) on securities transactions                           10                (114)
Other income                                                     6,688               5,565
Intangible amortization expense                                  1,713               1,970
Other expense                                                   21,493              20,626
                                                     -----------------    ----------------
Net income                                                $      8,444         $     7,937

BALANCE SHEET DATA AT PERIOD END:
Total assets                                              $  1,122,605         $ 1,044,097
Total intangibles                                               18,424              20,130
Investment securities                                          329,421             333,434
Net loans                                                      713,122             620,748
Total deposits                                                 754,675             714,027
Long-term borrowings                                           138,518             150,344
Stockholders' equity                                            77,064              75,203
Tangible assets (1)                                          1,104,181           1,023,967
                                                     -----------------    ----------------
Tangible equity (2)                                       $     58,640         $    55,073

SIGNIFICANT RATIOS
Cash earnings to:  (3)
     Average tangible assets (4)                                 1.21%               1.32%
     Average tangible equity (4)                                23.26%              20.04%
Net income to:
     Average total assets                                        1.04%               1.10%
     Average stockholders' equity                               15.33%              12.74%
Average stockholders equity to average total assets              6.78%               8.67%
Average loans to average deposits                               93.46%              83.90%
Risk-based capital                                              14.03%              14.86%
Dividend payout                                                 32.73%              32.28%

PER SHARE DATA
Cash earnings:  (3)
     Basic                                                $       1.48         $      1.35
     Diluted                                              $       1.46         $      1.32
Net income:
     Basic                                                $       1.29         $      1.15
     Diluted                                              $       1.28         $      1.13
Cash dividends paid                                       $       0.42         $      0.37
Book value at end of period                               $      11.86         $     12.37
Weighted average shares outstanding:
     Basic                                                   6,532,434           6,872,698
     Diluted                                                 6,616,546           7,056,986


(1)      Total assets less goodwill and deposit-base intangibles
(2)      Total stockholders' equity less deposit-base intangibles
(3)      Excludes after-tax amortization of goodwill and deposit-base intangibles
(4) Defined as cash earnings as a percentage of average total assets or average stockholders' equity minus average goodwill and deposit-base intangibles.


Comparison of Rights of Holders of Peoples Common Shares and of Lower Salem Common Shares
(See page 53)
---------------------------------------------------------------------------

         After the merger, Lower Salem shareholders may become shareholders of Peoples and the articles and regulations of Peoples will govern their rights as shareholders. Several differences exist between the articles and regulations of Lower Salem and the articles and regulations of Peoples which affect the rights of the shareholders of those two entities. Examples of differences include provisions affecting the qualifications of directors, the election and nomination of directors, indemnification of directors and officers, payment of dividends, assessment of shares, approval of corporate transactions and pre-emptive rights. However, since Lower Salem and Peoples are both Ohio corporations, Ohio law will continue to govern the rights of Lower Salem shareholders after the merger.

                                  RISK FACTORS

         You should consider the following matters in deciding how to vote. You also should consider the other information included or incorporated by reference in this document.

SINCE THE CONSIDERATION TO BE RECEIVED BY LOWER SALEM SHAREHOLDERS IN THE MERGER WILL VARY ACCORDING TO FORMULAS DESCRIBED IN THE MERGER AGREEMENT, AT THE TIME THE LOWER SALEM SHAREHOLDERS VOTE THEIR COMMON SHARES, THEY WILL NOT KNOW WHETHER THEY WILL RECEIVE CASH, PEOPLES COMMON SHARES, OR A COMBINATION OF CASH AND PEOPLES COMMON SHARES AS THE MERGER CONSIDERATION.

o The merger agreement provides that Lower Salem shareholders may elect to receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in the merger agreement, up to a maximum value of $85.72 per Lower Salem common share. The consideration ultimately received by a Lower Salem common shareholder will, however, depend upon the election of the shareholder, the election of other Lower Salem shareholders, and the allocation procedures described in the merger agreement. Accordingly, a Lower Salem shareholder cannot be sure, at the time the shareholder votes on whether to adopt the merger agreement and ratify the related plan of merger, of the form of consideration that the shareholder will receive in exchange for the shareholder's Lower Salem common shares.

SINCE THE MARKET PRICE OF PEOPLES' COMMON SHARES FLUCTUATES, LOWER SALEM SHAREHOLDERS CANNOT BE SURE OF THE MARKET VALUE OF THE PEOPLES COMMON SHARES THEY WILL RECEIVE IN THE MERGER.

o At the time the merger is completed, each Lower Salem common share will be converted into cash, Peoples common shares, or a combination of cash and Peoples common shares. After the completion of the merger, the exchange ratio for converting the Lower Salem common shares into Peoples common shares will not be adjusted in the event of any increase or decrease in the price of the Peoples common shares or the Lower Salem common shares. As a result, the value of the Peoples common shares received by Lower Salem shareholders in the merger may be higher or lower than the market value of the Peoples common shares at the time they vote on the merger.

DIRECTORS AND EXECUTIVE OFFICERS OF LOWER SALEM MAY HAVE INTERESTS THAT ARE DIFFERENT FROM OR IN ADDITION TO YOUR INTERESTS AS A SHAREHOLDER.

o When considering the recommendations of the Lower Salem board of directors, you should be aware that some members of the Lower Salem board of directors and some executive officers of Lower Salem may have interests in the merger that are different from, or in addition to, your interests as shareholders. Some of these interests are described below.

o After the merger, Peoples will indemnify each of the officers, directors and employees of Lower Salem from and against specific liabilities arising out of the fact that the individual is or was an officer, director or employee of Lower Salem at or prior to the effective time of the merger. The merger agreement also provides for the continuation of director and officer liability insurance for Lower Salem's directors and officers for a period of three years.

o Peoples has agreed to honor all employment agreements, retirement agreements, severance agreements and change in control agreements entered into prior to June 30, 2000, that Lower Salem has with its former and current employees and directors, except to the extent that those agreements have been superseded or terminated at the effective time of the merger or following the effective time of the merger. J. Daniel Johnson currently has an Employment Security Agreement with Lower Salem which becomes operative upon a change in control of Lower Salem.

o Section 6.03 of the merger agreement allows Lower Salem to pay designated severance benefits to employees of Lower Salem who satisfy specified eligibility requirements and who do not continue as employees of Peoples, if the benefits are announced to the employees of Lower Salem and accrued by Lower Salem prior to the effective time of the merger.


                         The Lower Salem Special Meeting
                         -------------------------------

         This proxy statement/prospectus is furnished to the shareholders of Lower Salem in connection with the solicitation on behalf of the board of directors of Lower Salem of proxies for use at the Lower Salem special meeting to be held at in the Community Room of the Lower Salem Village Hall, located on State Route 821 in Lower Salem, Ohio, on February 13, 2001, at 6:30 p.m., local time, or any adjournment. This proxy statement/prospectus and the accompanying form of proxy card were first mailed to Lower Salem shareholders on or about Jaunary 12,2001.

Matters to be Considered at the Lower Salem Special Meeting
-----------------------------------------------------------

         At the Lower Salem special meeting, Lower Salem shareholders will be asked to consider and vote upon the adoption of the merger agreement and ratification of the related plan of merger. Lower Salem shareholders also will consider and vote upon any other business which properly comes before the Lower Salem special meeting.

         The Lower Salem board of directors has unanimously approved the merger agreement and adopted the related plan of merger and recommends that you vote "for" adoption of the merger agreement and ratification of the related plan of merger.


Voting at the Lower Salem Special Meeting; Lower Salem Record Date
------------------------------------------------------------------

         Only holders of record of Lower Salem common shares at the close of business on January 3, 2001 will be entitled to notice of, and to vote at, the Lower Salem special meeting. As of that date, there were 28,000 Lower Salem common shares issued and outstanding. Each Lower Salem common share entitles the holder to one vote on each matter to be submitted to the Lower Salem shareholders at the Lower Salem special meeting. A majority of the issued and outstanding Lower Salem common shares constitutes a quorum for the Lower Salem special meeting.


         Lower Salem common shares represented by signed proxy cards or voting instructions that are returned to Lower Salem will be counted toward the quorum in all matters even though they are marked as "abstain" or "against" or they are not marked at all. Broker non-votes also will count toward the establishment of a quorum. BECAUSE THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE ISSUED AND OUTSTANDING LOWER SALEM COMMON SHARES IS REQUIRED TO ADOPT THE MERGER AGREEMENT AND RATIFY THE RELATED PLAN OF MERGER, THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE IS THE SAME AS A "NO" VOTE.

         If you properly sign and return the accompanying proxy card to Lower Salem prior to the Lower Salem special meeting and do not revoke it, your proxy will be voted in accordance with the instructions contained on the card. If you do not give any instructions, the persons designated as proxies in the accompanying proxy card will vote "for" adoption of the merger agreement and ratification of the related plan of merger. In that event, you will not have the right to dissent from the merger and demand payment of the "fair cash value" of your Lower Salem common shares.

         THE PROXIES OF THE LOWER SALEM BOARD OF DIRECTORS MAY NOT VOTE LOWER SALEM COMMON SHARES REPRESENTED BY YOUR PROXY CARD WHICH HAVE BEEN VOTED "AGAINST" ADOPTION OF THE MERGER AGREEMENT AND RATIFICATION OF THE RELATED PLAN OF MERGER TO ADJOURN THE LOWER SALEM SPECIAL MEETING FOR THE PURPOSE OF SOLICITING FURTHER SUPPORT FOR ADOPTION OF THE MERGER AGREEMENT AND RATIFICATION OF THE RELATED PLAN OF MERGER.

         The Lower Salem board of directors is not currently aware of any matters other than those referred to above which will come before the Lower Salem special meeting. If any other matter should be presented at the Lower Salem special meeting for action, the persons named in the accompanying proxy card will vote your common shares in their own discretion.

         You may revoke your proxy at any time before it is actually voted at the Lower Salem special meeting by delivering written notice of revocation to the Secretary of Lower Salem, J. Daniel Johnson, by submitting a later-dated proxy, or by attending the Lower Salem special meeting and voting in person. YOUR ATTENDANCE AT THE LOWER SALEM SPECIAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE A REVOCATION OF YOUR PROXY.

         Lower Salem and Peoples will share the cost of preparing, printing and mailing the proxy materials to the Lower Salem shareholders. Proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of Lower Salem may assist with personal or telephone solicitation and will receive no additional compensation for doing so. Lower Salem will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Lower Salem common shares.

                        PRINCIPAL SHAREHOLDERS OF PEOPLES

         The following table provides information regarding the beneficial ownership of Peoples common shares as of November 30, 2000, for each of the current directors of Peoples, selected executive officers of Peoples, all directors and executive officers of Peoples as a group and each person known by Peoples to beneficially own more than 5% of the outstanding Peoples common shares. As of November 30, 2000, none of the directors or executive officers of Peoples, other than Carl Baker, Jr. (as described in footnote 4 to the following table), held Lower Salem common shares.


                                            Amount and Nature of Beneficial Ownership (1)
                                            ---------------------------------------------

                                                               Peoples Common
                                                            Shares which can be
                                                               Acquired upon
                                             Peoples        Exercise of Options
                                          Common Shares          Exercisable
Name                                     Presently Held        Within 60 Days         Total      Percent of Class (2)
-----                                    --------------        --------------         -----      --------------------
Peoples Bank - Trustee                      930,618 (3)                0             930,618            14.3%
138 Putnam Street
Marietta, Ohio 45750
Carl Baker, Jr.                              30,013 (4)            6,652              36,665             (5)
David B. Baker (6)                           16,389 (7)           21,244              37,633             (5)
George W. Broughton                         130,939 (8)           12,680             143,619             2.2%
Frank L. Christy                             61,783 (9)            1,163              62,946             (5)
Wilford D. Dimit                             23,237 (10)          12,788              36,025             (5)
Robert E. Evans (6)                         125,730 (11)          46,232             171,962             2.6%
Larry E. Holdren (6)                         12,656 (12)          23,059              35,715             (5)
Rex E. Maiden                                   847 (13)           5,342               6,189             (5)
Robert W. Price                                 544                   --                 544             (5)
Paul T. Theisen                              17,809 (14)          12,788              30,597             (5)
Thomas C. Vadakin                               643 (15)           4,176               4,819             (5)
Joseph H. Wesel                              37,163 (16)           8,723              45,886             (5)
All current executive officers and
   directors as a group (16 persons)        493,031 (17)         221,660             714,691            10.6%

------------------------

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Peoples common shares reflected in the table. All fractional Peoples commons shares have been rounded to the nearest whole Peoples common share.

(2) The percent of class is based upon 6,489,204 Peoples common shares outstanding on November 30, 2000 and the number of Peoples common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of that date.

(3) Includes 182,935 Peoples common shares, 574,578 Peoples common shares, 120,473 Peoples common shares and 52,632 Peoples common shares as to which the Investment and Trust Department of Peoples bank has shared investment and sole voting power, shared investment and voting power, sole investment and voting power, and sole investment and shared voting power, respectively. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of these Peoples common shares by reason of their positions. Does not include 253,402 Peoples common shares held by the Investment and Trust Department in its capacity as Trustee under the Peoples Bancorp Inc. retirement Savings Plan with respect to which the Investment and Trust Department has neither voting nor investment power.

(4) Includes 24,049 Peoples common shares held by Mr. Baker as trustee of the Jewell Baker Trust and 5,000 Peoples common shares owned by B&N Coal Company as to which Mr. Baker has the sole voting and investment power and claims beneficial ownership. Does not include 171 Peoples common shares credited to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Baker has no voting or investment power. Does not include Peoples common shares which Mr. Baker may have the right to acquire as merger consideration in the merger upon conversion of the 1,240 Lower Salem common shares held by Mr. Baker as an individual or the 1,179 Lower Salem common shares held by Mr. Baker, as trustee of the Gilbert Baker Trust.

(5) Reflects ownership of less than 1% of the outstanding Peoples common shares.

(6)      Executive officer of Peoples.

(7) Includes 8,165 Peoples common shares held jointly by Mr. Baker and his wife as to which he exercises shared voting and investment power. Includes 8,224 Peoples common shares allocated to the account of Mr. Baker in the Peoples Bancorp. Inc. Retirement Savings Plan with respect to which Mr. Baker has the power to direct the voting and disposition. Does not include 399 Peoples common shares owned by his wife in an Individual Retirement Account as to which Peoples common shares Mr. Baker has no voting or investment power.

(8) Includes 6,174 Peoples common shares held by Mr. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 440 Peoples common shares held by Broughton Commercial Properties LLP, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Also includes 45,241 Peoples common shares in the George W. Broughton and Nancy R. Broughton Retained Annuity Trust U/A dated 12/23/99, as to which Mr. Broughton shares voting and investment power. Does not include 12,857 Peoples common shares held of record and beneficially owned by Mr. Broughton's wife, as to which he has no voting or investment power and disclaims beneficial ownership. Also does not include 2,069 Peoples common shares held in the Carl L. Broughton Trust for George. Peoples Bank is Trustee of this trust and exercises sole voting and investment power with respect to the Peoples common shares held in this trust and these Peoples common shares are included among the Peoples common shares shown as beneficially owned by Peoples Bank. Does not include 848 Peoples common shares credited to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred
         Compensation   Plan  for   Directors   of  Peoples   Bancorp  Inc.  and
         Subsidiaries, as to which Mr. Broughton has no voting or investment power.

(9) Includes 5,215 Peoples common shares held in the Frank L. Christy Investment Account as to which he exercises shared voting and investment power. Also includes 56,348 Peoples common shares held in the Riverbank Restaurants Inc. Agency Account as to which Mr. Christy exercises shared voting and investment power.

(10) Includes 15,120 Peoples common shares held jointly by Mr. Dimit and his wife as to which he exercises shared voting and investment power. Does not include 7,906 Peoples common shares credited to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.

(11) Includes 26,269 Peoples common shares allocated to the account of Mr. Evans in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Evans has the power to direct the voting and disposition. Does not include 16,702 Peoples common shares held of record and owned beneficially by Mr. Evans' wife, nor 3,307 Peoples common shares held jointly by Mr. Evans' wife and son, Douglas B. Evans, as to which Peoples common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership. Does not include 7,829 Peoples common shares credited to Mr. Evans' account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Evans has no voting or investment power.

(12) Includes 10,733 Peoples common shares allocated to the account of Mr. Holdren in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Holdren has the power to direct the voting and disposition. Also includes 1,923 Peoples common shares owned jointly by Mr. Holdren and his wife as to which he exercises shared voting and investment power.

(13) Does not include 925 Peoples common shares credited to Mr. Maiden's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Maiden has no voting or investment power.

(14) Does not include 3,833 Peoples common shares credited to Mr. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.

(15) Includes 6,238 Peoples common shares in the Thomas C. Vadakin Investment Account in Peoples Bank as to which Mr. Vadakin shares investment and voting power.

(16) Does not include 11,854 Peoples common shares held of record and beneficially owned by Mr. Wesel's wife as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 5,232 Peoples common shares credited to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of
         Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Also does not include 30,528 Peoples common shares in the Joseph and Lu Wesel Grandchildren's Trust as to which Peoples Bank has sole investment and voting power. Does not include 22,591 Peoples common shares held of record by the Marietta Ignition, Inc. Pension Plan as to which Mr. Wesel has no voting or investment power and disclaims beneficial ownership. Mr. Wesel serves as a member of the Administrative Committee for the Marietta Ignition, Inc. Pension Plan. Peoples Bank shares voting power with respect to the Peoples common shares held in the Mariette Ignition, Inc. Pension Plan with the Plan Administrator and said Peoples common shares are included among the Peoples common shares shown as beneficially owned by Peoples Bank.

(17) Includes Peoples common shares held jointly by directors, officers and other persons. Also includes 69,852 Peoples commons shares allocated to the respective accounts of executive officers of Peoples in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (4) and (7) through
         (16) above.




                      Principal Shareholders of Lower Salem
                      -------------------------------------

         The following table provides information regarding the beneficial ownership of Lower Salem common shares as of November 30, 2000, for each of the current directors of Lower Salem, each of the executive officers of Lower Salem, all directors and executive officers of Lower Salem as a group, and each person known by Lower Salem to beneficially own more than 5% of the outstanding Lower Salem common shares. As of November 30, 2000, none of the directors or executive officers of Lower Salem held Peoples common shares. Also as of that date, none of the directors or executive officers of Lower Salem had the right to acquire any additional Lower Salem common shares.


                  Amount and Nature of Beneficial Ownership (1)
                  ---------------------------------------------

                                                        Lower Salem Common
Name                                                   Shares Presently Held          Percent of Class (2)
----                                                   ---------------------          --------------------
Carl Baker, Individually and as Trustee of                     2,419                          8.6%
Gilbert Baker Trust
41712 SR 821
Caldwell, OH 43724

Clyde Knoch Trust Account                                      2,400(3)                       8.6%
RR1 Box 61
Whipple, OH 45788-9704

Fay L. Spies                                                   2,227                          8.0%
RR2 Box 186 A
Lower Salem, OH 45745-9727

Genevieve Schofield Trust                                      1,800                          6.4%
2124 Sheringham Road
Columbus, OH 43220-4360

Jewell Baker, Trustee of Jewell Baker Trust                    1,401                          5.0%
719 Cumberland Street
Caldwell, OH 43724-1239

Kenneth N. Koher, President, Chief                              None                           N/A
Executive Officer and a Director

Coy J. Whetstone, Board Chairman                                 600                          2.1%

Clyde H. Knoch, Board Vice Chairman                            2,400(3)                       8.6%

Ralph F. Knowlton, Director                                      200                           (4)

Joan K. Lehr, Director                                         1,110                          4.0%

Maurice E. Ritchie, Director                                     125                           (4)

Lloyd E. Ullman, Director                                        150                           (4)

J. Daniel Johnson, Vice President and                             50                           (4)
Chief Operating Officer

All directors and executive                                    4,635                         16.6%
officers as a group (8 persons)

--------------------------------




(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Lower Salem common shares reflected in the table.

(2) The percent of class is based on 28,000 Lower Salem common shares issued and outstanding on November 30, 2000.

(3) Represents 2,400 Lower Salem common shares held in Clyde Knoch Trust
    Account.
(4) Reflects ownership of less than 1% of the outstanding Lower Salem common shares.



                                   THE MERGER


         This section of the proxy statement/prospectus contains a summary of the material terms of the merger. The following description summarizes all of the material terms of the merger; however, not every provision of the merger agreement or the related plan of merger is addressed here, and the description is qualified by reference to the merger agreement and the related plan of merger. A copy of the agreement and plan of acquisition and merger, and an amendment thereto, is attached to this document as Appendix A and a copy of the related plan of merger is attached as Appendix B. You are urged to read the merger agreement, including the amendment, and the related plan of merger in their entirety.

         Under the terms of the merger agreement, at the effective time of the merger, Lower Salem will merge into Peoples Bank and the separate existence of Lower Salem will end. At that time, each issued and outstanding Lower Salem common share will be converted into cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement, up to a maximum value of $85.72 per Lower Salem common share. All Lower Salem common shares owned by Lower Salem as treasury shares or directly or indirectly by Peoples, other than Lower Salem common shares held directly or indirectly by Peoples in a fiduciary capacity or in satisfaction of a debt previously contracted and all Lower Salem common shares held by dissenting shareholders, will be canceled and retired and no Peoples common shares or other consideration will be delivered in exchange for those Lower Salem common shares. For more information, see "The Merger - Effect on Outstanding Peoples Common Shares and Exchange of Lower Salem Common Shares - Exchange of Lower Salem Common Shares" on page 27. The consideration to be received by the Lower Salem shareholders in the merger was determined by arm's-length negotiations between the management of Peoples and Lower Salem.

         Peoples has provided all information contained in this proxy statement/prospectus relating to Peoples and Peoples Bank. Lower Salem has provided all information relating to Lower Salem. The party providing the information is responsible for the accuracy of that information.

Background
----------

         Members of Lower Salem's board of directors are aware of the extensive and expensive changes in the financial services industry. This ongoing industry transformation, including products and services, electronic data processing, widespread competition from within and outside the immediate market area, and satisfying the expectations of the changing face of Lower Salem's shareholders, prompted the Lower Salem board of directors to make strategic determinations and plan for the future of all Lower Salem's stakeholders. The Lower Salem board of directors also has considered that the cost of doing business has significantly increased due to heightened regulatory demands, some of which have resulted in significant pre-tax expense provisions to the loan reserve account. The Lower Salem board has discussed these interests and concerns in connection with the trends in the financial services industry and the likely nature of the competition that would be faced by Lower Salem in the future. This competition not only includes local institutions and consolidation within the industry, but also the development of electronic delivery of banking services and the effects that those trends could have on Lower Salem's position in the markets it has traditionally served and would likely serve in the future.

o During April and May 2000, the Lower Salem board of directors held strategic planning meetings with the assistance of the accounting firm of Dixon, Francis, Davis & Co. (formerly, Robb, Dixon, Francis, Davis & Co.) and the financial industry consulting firm of Young & Associates, Inc. Lower Salem's board of directors and management arrived at certain determinations with regard to the future prospects of growth in earnings, in assets and in share value -- including the likelihood of resuming dividends. The Lower Salem board of directors also discussed the changing complexity of shareholder needs and expectations.

o During its May 31, 2000 regular meeting, the members of the Lower Salem board of directors discussed their responsibilities including how to maximize shareholder value and liquidity while striving to provide competitive banking services. The Lower Salem board of directors arrived at a unanimous consensus that it would be in the best interests of Lower Salem's shareholders to seek a merger partner. The board of directors unanimously passed a resolution to that effect.

o Also during its May 31, 2000 meeting, the Lower Salem board of directors hired Dixon, Francis and Young & Associates to assist in the merger process. The Lower Salem board of directors authorized Dixon, Francis and Young & Associates to seek a merger partner using a managed process whereby selected banks would be invited to make offers including predetermined financial and non-financial issues of importance. A merger time schedule was then constructed.

o During June 2000, the Lower Salem board of directors began to implement the structured merger process. Dixon, Francis and Young & Associates and Lower Salem management developed a bank merger prospectus package and invited approximately twenty-four financial services companies, including banks and savings associations, to submit confidentiality agreements and letters of interest addressing the selected financial and non-financial considerations.

o During July 2000, the Lower Salem board of directors received five initial informal letters of interest from prospective merger partners, including Peoples. The Lower Salem board of directors, bank management, Dixon, Francis and Young & Associates evaluated the conditional offers.

o During August 2000, the Lower Salem board of directors, with assistance from bank management, Dixon, Francis and Young & Associates, analyzed each offer and, considering that three of the five potential merger partners offered a combination of stock and cash; one offered preferred stock; and the fifth bidder offered cash only; determined that the four bidders offering stock would be invited to further evaluate the business of Lower Salem and submit a firm offer.

o In September 2000, the Lower Salem board of directors received firm offers from three of the four invited potential merger partners. Further analysis was performed by Dixon, Francis and by Young & Associates. The board of directors then set aside the least attractive offer. The two remaining interested merger partners were then invited to submit their best and final offer.

o Later in September 2000, the final offers, including the one from Peoples, were analyzed by the Lower Salem board of directors, bank management, Dixon, Francis and Young & Associates. After much discussion and consideration, the Lower Salem board of directors unanimously approved signing a letter of intent of merger with Peoples.

o On October 4, 2000, the board of directors met to approve the retention of legal services from Dinsmore & Shohl LLP for the purpose of assisting in the development and negotiation of a definitive merger agreement by and among Peoples, Lower Salem and Peoples Bank, as the wholly-owned subsidiary of Peoples.

o During October 2000, bank management, Dixon, Francis Young & Associates and Dinsmore & Shohl LLP developed and negotiated terms and conditions of the definitive merger agreement with Peoples and Peoples Bank and presented a recommended merger agreement to the Lower Salem board of directors for its consideration.

o On October 24, 2000, Lower Salem, Peoples and Peoples Bank executed the merger agreement.

Reasons for the Merger
-----------------------

         The decision of the Peoples board of directors to approve the merger agreement and adopt the related plan of merger and the decision of the Lower Salem board of directors to approve the merger agreement and adopt the related plan of merger and recommend that its shareholders adopt the merger agreement and ratify the related plan of merger are the result of each board of directors' individual assessment of the opportunities to enhance shareholder value as a result of the merger.

         The board of directors of Lower Salem believes that the merger with Peoples is fair and in the best interest of Lower Salem and its shareholders and recommends that its shareholders vote "for" adoption of the merger agreement and ratification of the related plan of merger. In reaching its determination to approve the merger agreement and the merger and to recommend the adoption of the merger agreement by the Lower Salem shareholders, the Lower Salem board of directors consulted with Lower Salem management, legal consultants and industry and financial consultants including the accounting firm of Dixon, Francis, Davis & Company (formerly, Robb, Dixon, Francis, Davis & Co.) of Granville, Ohio, and the financial industry consulting firm of Young & Associates, Inc. of Kent, Ohio. The Lower Salem board of directors considered the following material factors in its decision to approve the merger agreement and the merger:

o Lower Salem's business, operations, earnings, prospects, financial condition and market for its common shares;

o the business, operations, earnings, prospects and financial condition of Peoples as determined from the business review conducted by bank management, Dixon, Francis and Young & Associates. Also considered were the enhanced opportunities for operating efficiencies that could result from the merger and the enhanced opportunities for growth the merger would make possible;

o the commitment of Peoples to maintain a banking facility in the Lower Salem community, and that the merger may provide the opportunity for continued employment to Lower Salem employees;

o Peoples' record of successful acquisitions and their apparently successful assimilation;

o        Peoples' small business lending capabilities;

o        Peoples' trust department;

o the process conducted by Lower Salem with the assistance of Dixon, Francis and Young & Associates and advice of Lower Salem's legal counsel in soliciting offers, the resulting bids and the negotiated merger agreement;

o alternatives to the merger, including remaining independent and growing internally or remaining independent for a period of time and then selling; and the competitive problems and execution risks that Lower Salem was likely to encounter as an independent bank;

o the market prices at which Peoples common shares have been trading in recent periods and the substantially more liquid market available for Peoples common shares compared to the market for Lower Salem common shares;

o        the terms of the merger agreement;

o the expectation that the merger will be a tax-free transaction to Lower Salem and will generally be a tax-free transaction to its shareholders proportionate to the consideration received in the form of Peoples common shares;

o the apparent absence of any significant problems in obtaining regulatory approvals for the merger and the fact that the pro forma capital position of the combined companies would be well in excess of all applicable regulatory capital requirements;

o Peoples' apparent ability to participate successfully in the existing consolidation environment; and

o the opinion of Young & Associates that as of October 24, 2000, the value of the transaction was fair to Lower Salem shareholders from a financial point of view.

Peoples' interest in acquiring Lower Salem is based on the opportunity to:


o obtain a banking service center and additional customer base in the Northern part of Washington County, Ohio and it's contiguous communities;


o        offer additional products and services to the Lower Salem customers;

o provide another banking service location for Peoples' customer base in both Washington County, Ohio and Noble County, Ohio; and

o        acquire and expand the deposit and funding base provided by Lower
         Salem.

         The boards of directors of Peoples, Peoples Bank and Lower Salem each believe that the operating results of Peoples will improve as a result of the merger thereby providing a benefit to shareholders.

Opinion of Young & Associates, Inc.
-----------------------------------

         Young & Associates, Inc. regularly evaluates financial institutions and their securities for a wide range of purposes, including but not limited to, mergers and acquisitions. Lower Salem selected Young & Associates as its financial advisor for this transaction on the basis of Young & Associates' experience, reputation and qualifications in representing financial institutions in mergers and acquisitions.

         Young & Associates has rendered a written opinion to the board of directors of Lower Salem to the effect that the terms of the merger are fair from a financial perspective to the shareholders of Lower Salem. Young & Associates analyzed various public and non-public sources of information, including but not limited to:

o Financial data of Lower Salem from December 31, 1995 through June 30, 2000 from published annual reports and internal bank reports;

o        Financial   data  regarding   Peoples  from  publicly   available
         regulatory reports from December 31, 1995 to June 30, 2000;

o Discussions with senior management of Lower Salem with respect to its past and current financial performance, financial condition and future prospects;

o Comparative financial data of selected peers for Lower Salem and Peoples from public sources;

o Information from various sources regarding transactions similar in nature to that proposed in the merger;

o        The merger agreement; and

o Such other financial studies, analyses and investigations and other information, as Young & Associates deemed appropriate to enable them to render their opinion. In Young & Associates' review, they also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

         Lower Salem, Peoples and Peoples Bank and their representatives determined the terms of the merger agreement after arm's-length negotiations between the parties. Young & Associates participated in the negotiations on behalf of Lower Salem.

         Young & Associates performed several analyses that are common within the banking industry and made certain assumptions that it believed to be reasonable about future performance. As with any projection of future outcomes, actual performance may vary. While the analyses used various analytical techniques and made use of comparative data, the analyses are not mathematical and involve complex considerations and judgments concerning the financial performance of the institutions. Young & Associates believes that you must consider all of its analyses together and that if you select portions of the analyses, you may have an incomplete view of the analyses and the process underlying the Young & Associates opinion.

         The following is a summary of the material financial analysis presented by Young & Associates to Lower Salem's board of directors in connection with rendering its opinion.

Financial Analysis of Lower Salem
---------------------------------

         Young & Associates analyzed the past and present earnings performance of Lower Salem, compared it with peers, and projected earnings ten years into the future based on assumptions developed through interviews with senior management of Lower Salem.

         The earnings of Lower Salem measured by return on average assets (ROA) have been lower than banks sharing similar characteristics from December 31, 1995 through June 30, 2000. During this period, Lower Salem's ROA averaged nearly 0.57 percent. Banks within the peer group, as reported in the Uniform Bank Performance Report, which compares each individual bank's performance with all banks in the country. The average ROA during that same period of those banks sharing similar characteristics to Lower Salem of size, structure and markets, was approximately 1.12 percent. The return on average equity (ROE) for Lower Salem trailed peer banks during that same period, reflecting approximately 5.94 percent for Lower Salem versus average peer ratio of 10.50 percent. Lower
Salem's ROE has been negatively impacted due to the lower level of income compared to peer performance.

         Lower Salem's earnings performance has been affected negatively by higher than average net losses, which result in above average provisions to the loan and lease loss reserve. Net interest margin has been above peer averages, which has contributed positively to the earnings. Additionally, non-interest expense has been near or better than the levels experienced by peer banks. Yield on earning assets is above peer averages indicating stronger earnings contribution from interest earned. However, interest cost to fund earning assets, has traditionally been more expensive for Lower Salem. Non-interest expense control, particularly through the control of personnel expense, has helped curb further pressure on ROA.

Contribution Analysis
---------------------

         Young & Associates reviewed the relative contributions of Lower Salem and Peoples using information available June 30, 2000, to total assets, total net loans, total deposits, total common equity and total earnings. Earnings were reviewed on the basis of the last twelve months of reported earnings for Lower Salem and Peoples through June 30, 2000. On a pro forma basis for the twelve months ended June 30, 2000, the following table shows the percentages contributed by Lower Salem and Peoples for each of those factors considered:

                                       Lower Salem                Peoples
                                       -----------                -------

                 Total Assets             2.33%                   97.67%
                 Total Gross Loans        2.87%                   97.13%
                 Total Deposits           2.62%                   97.38%
                 Common Equity            2.69%                   97.31%
                 Earnings LTM             2.09%                   97.81%


Comparison with Selected Merger Transactions
--------------------------------------------

         At a maximum value of $85.72 per Lower Salem common share merger consideration to be paid by Peoples, the transaction is valued at 1.19 times the adjusted (less merger related expenses) common equity of Lower Salem and 400 times Lower Salem's twelve months earnings through June 30, 2000. Understanding that earnings have been severely impacted by credit quality over the past twelve to eighteen months, a review of historical earnings was conducted to determine the multiple times earnings. Using year-end earnings for 1998, the multiple of earnings would be 18.46 times.

         Young & Associates selected 29 transactions that were announced during the first half of 2000 from the top 100 transactions published by the American Banker on August 2, 2000. The database was reduced to show only those transactions under $15 million in total deal price. All but five transactions within this sample involved acquired banks with $100 million or less in total assets. The median price to book value multiples of the acquired banks and median price to the trailing twelve-month earnings multiples of the acquired banks were calculated. The median price of the sample was 1.78 times book value. The lowest recorded multiple of book value reported was 0.6 times and the highest was 3.57 times. The median price to last twelve months' earnings was
16.79 with a low of 9.97 times and a high of 75.65 times. The maximum value of this transaction as a multiple of book value is below the median but well above the low; however, based on the trailing twelve months' earnings, the maximum value of this transaction is substantially above the transactions selected in the sample. Even when looking at earnings prior to the impact of the aforementioned higher than average net losses, the earnings multiple remains above the sample median. Young & Associates believes that the multiple of book value is fair based on the current financial condition of Lower Salem. The proposed transaction fairly values the common shares of Lower Salem and is within acceptable ranges to Lower Salem and its shareholders.

         No bank in the sample of selected transactions, however, is identical to Lower Salem and no transaction is identical to the merger.

Dilution Analysis
-----------------

         Young & Associates reviewed the pro forma financial effect of the merger of Lower Salem and Peoples Bank. On the basis of financial projections provided by Lower Salem, Young & Associates compared pro forma equivalent per share calculations with respect to earnings, cash dividends, book value and tangible book value to the stand-alone per share projections for Lower Salem.

         In the opinion of Young & Associates, the accretion and/or dilution analysis demonstrated, among other things, that the merger would result in:

o Significant accretion to earnings per share for Lower Salem's shareholders once the transaction is completed, with continued accretion in following years;

o Significantly higher cash dividends per share for Lower Salem's shareholders, assuming Peoples maintains its current dividend policy; and

o Accretion to book value per share and tangible book value per share for Lower Salem's shareholders over the period of analysis.

Discounted Cash Flow Analysis
-----------------------------

         Young & Associates performed a 10-year discounted cash flow analysis with regard to Lower Salem on a stand-alone basis. Utilizing a discount rate ranging from 14.0 percent to 16.0 percent, the analysis resulted in a range of present values between $1.953 million to $2.479 million for Lower Salem on a stand-alone basis. As indicated above, this analysis was based on estimates reviewed by Lower Salem's senior management and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or any time in the future. The discounted cash flow analysis was utilized because it is a widely used valuation methodology; however, it must be stressed that the results of the methodology are highly dependent upon the numerous assumptions, including earnings growth rates, dividend payout rates and terminal values.

         The analysis by Young & Associates was performed independently and without limitations imposed by any of the parties involved in the merger. In conducting its analyses, Young & Associates used information from publicly available financial data resources, financial data from internal bank records of Lower Salem, and the representations of the parties contained in the merger agreement. That information was assumed to be reliable and no attempt was made to verify the information independently. It was further assumed that the merger will be completed as planned and that no other conditions will be imposed which might work to the detriment of either shareholder group.

         Lower Salem will pay Young & Associates a fee of approximately $59,000, plus reasonable out-of pocket expenses, for providing assistance during the negotiations and for the issuance of Young & Associates' opinion of the fairness to the shareholders of Lower Salem.

EFFECT ON OUTSTANDING PEOPLES COMMON SHARES AND EXCHANGE OF LOWER SALEM COMMON SHARES
=======================================================================
Effect on Outstanding Peoples Common Shares
-------------------------------------------

         Each issued and outstanding Peoples common share will continue to be one Peoples common share after consummation of the merger.

Exchange of Lower Salem Common Shares
-------------------------------------

         VALUE OF MERGER CONSIDERATION. At the effective time of the merger, all Lower Salem common shares,

o        owned by Lower Salem as treasury shares,

o owned directly or indirectly by Peoples, except for Lower Salem common shares held directly or indirectly by Peoples in a fiduciary capacity or in satisfaction of a debt previously contracted, and

o as to which the holder is entitled to payment as a result of a proper exercise of the holder's right to dissent to the merger,

will be canceled and retired and no Peoples common shares or other consideration will be delivered in exchange for those Lower Salem common shares. The consideration to be received in exchange for all other issued and outstanding Lower Salem common shares will be converted into cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement, up to a maximum value of $85.72 per Lower Salem common share.

         The merger agreement provides that the aggregate value of the merger consideration to be received in the merger, up to $85.72 per Lower Salem common share, is to be calculated by multiplying the market value of the Peoples common shares by an exchange ratio for the merger, calculated in one of the following two ways:

o If the market value for the Peoples common shares is less than or equal to $14.625, then the exchange ratio for the merger will be the quotient of $33.80 divided by the market value for the Peoples common shares, plus 3.550. For example, if the market value for the Peoples common shares is $13.25 per share, then the exchange ratio for the merger would be 6.1009, calculated as follows:
         ($33.80/$13.25)  +  3.550  =  6.1009.  Accordingly,   the  maximum
         aggregate value of the merger consideration would be $80.84, calculated as follows: $13.25 x 6.1009 = $80.84.

o If the market value for the Peoples common shares is greater than $14.625, then the exchange ratio will be the quotient of $85.72 divided by the market value for the Peoples common shares. For example, if the market value for the Peoples common shares is $15.00 per share, then the exchange ratio would be 5.7147, calculated as follows: $85.72/$15.00 = 5.7147. Accordingly, the maximum aggregate value of the merger consideration would be $85.72, calculated as follows: $15.00 x 5.7147 = $85.72.

         The market value for the Peoples common shares will equal the average of the mean between the closing high bid and low asked prices of Peoples common shares for the twenty consecutive trading days immediately preceding a valuation date, as reported on The Nasdaq Stock Market. The valuation date will be the latest of the day on which the last required regulatory approval is obtained, the day on which the last waiting period for all required regulatory approvals in connection with the merger have expired or the day on which the Lower Salem shareholders vote to adopt the merger agreement and ratify the related plan of merger.

         ELECTION PROCEDURE. Lower Salem shareholders will have the opportunity to make an election as to whether they wish to receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as consideration for their Lower Salem common shares. The Lower Salem shareholders also may choose to make no election with respect to the form of merger consideration. An election form and other appropriate transmittal materials will be mailed by Peoples within three business days after the closing of the merger to each Lower Salem shareholder of record on the effective date of the merger. The election materials will specify the manner in which they are to be completed, the agent to whom the materials should be returned and the deadline for submitting the materials to the agent. Peoples will designate the agent who will receive the election materials. The deadline for receiving the election materials will be at 5:00 p.m., Eastern Time, on the 10th business day following, but not including, the date of mailing of the election materials, or on some other date as to which the parties mutually agree. The agent will count only those elections which are made in accordance with the instructions contained in the election materials and which are received by the indicated deadline. The election materials will be mailed only if the merger is closed following adoption of the merger agreement and ratification of the related plan of merger by the Lower Salem shareholders.

         LOWER SALEM AND PEOPLES MAKE NO RECOMMENDATION AS TO WHETHER LOWER SALEM SHAREHOLDERS SHOULD ELECT TO RECEIVE CASH, PEOPLES COMMON SHARES, OR A COMBINATION OF CASH AND PEOPLES COMMON SHARES. IN ADDITION, NEITHER LOWER SALEM NOR PEOPLES CAN GUARANTEE THAT THE ELECTION OF ANY LOWER SALEM SHAREHOLDER WILL BE FULLY HONORED. RATHER, THE FORM OF MERGER CONSIDERATION ULTIMATELY RECEIVED BY A LOWER SALEM SHAREHOLDER WILL DEPEND UPON THE ELECTION OF THE SHAREHOLDER, THE ELECTION OF OTHER LOWER SALEM SHAREHOLDERS, AND THE ALLOCATION PROCEDURES DESCRIBED BELOW. ACCORDINGLY, LOWER SALEM SHAREHOLDERS MAY NOT RECEIVE THEIR REQUESTED FORM OF MERGER CONSIDERATION.

         ALLOCATION OF MERGER CONSIDERATION. Once the elections are received, the parties will allocate the merger consideration, according to the following formulas:

o Under the merger agreement, at least 52% of the Lower Salem common shares must be converted into Peoples common shares. For this purpose, all dissenting Lower Salem shareholders will be treated as having made a cash election. The exact percentage may exceed 52% and will be calculated by subtracting from 100%, the percentage which is determined by dividing $33.80 by the value of the merger consideration to be received in the merger. For example, if the value of the merger consideration equals $80.84, based on a market value for the Peoples common shares of $13.25, then the percentage of Lower Salem common shares to be converted into Peoples common shares would be calculated, as follows:

         $33.80 / $80.84 = 41.81%.
         100% - 41.81% = 58.19%

         As a result, 41.81% of the Lower Salem common shares would be converted into cash and 58.19% of the Lower Salem common shares would be converted into Peoples common shares. As of November 30, 2000, Lower Salem had 28,000 common shares issued and outstanding. Based on that number and assuming application of the foregoing percentages, 11,707 Lower Salem common shares would be converted into cash and 16,293 Lower Salem common shares would be converted into Peoples common shares.

         Similarly, if the value of the merger consideration equals the maximum value of $85.72, based on a market value for the Peoples common shares of $15.00, then the percentage of Lower Salem common shares to be converted into Peoples common shares would be calculated, as follows:

         $33.80 / $85.72 = 39.43%
         100% - 39.43% = 60.57%

         As a result, 39.43% of the Lower Salem common shares would be converted into cash and 60.57% of the Lower Salem common shares would be converted into Peoples common shares. Based on 28,000 Lower Salem common shares issued and outstanding on November 30, 2000, 11,040 Lower Salem common shares would be converted into cash and 16,960 Lower Salem common shares would be converted into Peoples common shares.

o        If Lower  Salem  shareholders  elect to convert  more Lower  Salem
         common   shares  into  cash  than  is  allowed  under  the  merger
         agreement, all Lower Salem common shares with respect to which a cash election has been made (excluding for this purpose Lower Salem common shares held by dissenting shareholders) will be converted into the right to receive both of the following:

         (1)     An amount in cash, without interest, equal to the product,
                 rounded  to  the  nearest  one  cent,   of  (a)  the  cash
                 consideration for the merger, and (b) a cash fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into cash (less dissenter's shares) and the denominator of which will be the total number of Lower Salem common shares that Lower Salem shareholders actually elected to convert into cash (less dissenters' shares); and

         (2)     A number of Peoples  common  shares  equal to the product,
                 rounded  to  four  decimal   points,   of  (a)  the  stock
                 consideration for the merger as determined by the exchange ratio for the merger, and (b) a number equal to one minus a cash fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into cash (less dissenter's shares) and the denominator of which will be the total number of Lower Salem common shares that Lower Salem shareholders actually elected to convert into cash (less dissenters' shares).

                 In addition, all Lower Salem common shares with respect to which an election to convert into Peoples common shares has been made and all Lower Salem common shares with respect to which no election has been made will be converted into the right to receive Peoples common shares at a rate equal to the exchange ratio for the merger. Dissenting shareholders will receive the cash payment to which they are entitled under Ohio law.

o If Lower Salem shareholders elect to convert more Lower Salem common shares into Peoples common shares than is allowed under the merger agreement, all Lower Salem common shares with respect to which a stock election has been made will be converted into the right to receive both of the following:

         (1) A number of Peoples common shares equal to the product, rounded to four decimal places, of (a) the stock consideration for the merger as determined by the exchange ratio for the merger and (b) a stock fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into Peoples common shares, and the denominator of which will be the total number of Lower Salem common shares that shareholders actually elected to convert into Peoples common shares; and

         (2) An amount in cash, without interest, equal to the product, rounded to the nearest one cent, of (a) the cash consideration for the merger and (b) a number equal to one minus a stock fraction, the numerator of which will be the number of Lower Salem common shares that must be converted into Peoples common shares, and the denominator of which will be the total number of Lower Salem common shares that shareholders actually elected to convert into Peoples common shares.

                 In addition, all Lower Salem common shares with respect to which an election to convert into cash has been made (excluding for this purpose Lower Salem common shares held by dissenting shareholders) and all Lower Salem common shares with respect to which no election has been made will be converted into the right to receive the cash consideration for those Lower Salem common shares. Dissenting shareholders will receive the cash payment to which they are entitled under Ohio law.

o If the number of Lower Salem common shares as to which a stock election has been made does not exceed the number required by the merger agreement and the number of Lower Salem common shares as to which a cash election has been made does not exceed the number
         required  by  the  merger  agreement,   then  all dissenting
         shareholders will receive the cash payment to which they are entitled under Ohio law, all other cash election Lower Salem common shares will be converted into the right to receive cash and all stock election Lower Salem common shares will be converted into the right to receive Peoples common shares, at a rate equal to the exchange ratio. All no election Lower Salem common shares will be converted into the right to receive cash or Peoples common shares as determined by random selection. The agent selected by
         Peoples to account  for all  elections  will   conduct  the  random
         Selection for no election  Lower Salem common  shares by drawing
         by lot or by any  other  process  as the agent deems   appropriate
         and  equitable  to   appropriately allocate  the  Lower Salem common
         shares in  accordance with the merger agreement.

         EXAMPLES OF MERGER CONSIDERATION. The following tables set forth examples of how 100 Lower Salem common shares will be converted and the merger consideration that the Lower Salem shareholder will receive based upon various election results. Share numbers are rounded down to the nearest whole share for demonstration purposes. Upon actual conversion in the merger, Peoples will issue cash in lieu of fractional share interests. Cash amounts are rounded to the nearest cent.

         The following table assumes the following values:

o the value of the merger consideration is $80.84 per Lower Salem common share, based on a market value for the Peoples common shares of $13.25;

o        the exchange ratio for the merger is 6.1009;


o there are a total of 28,000 issued and outstanding Lower Salem common shares at the effective time of the merger and no dissenting shareholders; and


o 41.81%, or 11,707, of the Lower Salem common shares must be converted into cash and 58.19% or 16,293 of the Lower Salem common shares must be converted into Peoples common shares.


                                           If Lower Salem Common Shareholder     If Lower Salem Common Shareholder
        Election Results of All                         Elects                                Elects
    Lower Salem Common Shareholders            100% Stock Consideration               100% Cash Consideration
    -------------------------------            ------------------------               -----------------------

                                                             Peoples Common                         Peoples Common
      Percent              Percent           Cash to be       Shares to be        Cash to be        Shares to be
    Elect Stock          Elect Cash           Received          Received           Received            Received
    -----------          ----------           --------          --------           --------            --------

         75%                  25%             $1,812.00             473             $8,084.00             None
      58.19%               41.81%                None               610             $8,084.00             None
         50%                  50%                None               610             $6,760.00               99
      41.81%               58.19%                None               610             $5,809.00              171
         25%                  75%                None               610             $4,507.00              269

         The following table assumes the following values:

o the value of the merger consideration is the maximum value of $85.72 per Lower Salem common share, based on a market value for the Peoples common shares of $15.00;

o        the exchange ratio for the merger is 5.7147;


o there are a total of 28,000 issued and outstanding Lower Salem common shares at the effective time of the merger and no dissenting shareholders; and


o 39.43%, or 11,040, of the Lower Salem common shares must be converted into cash and 60.57% or 16,960 of the Lower Salem common shares must be converted into Peoples common shares.



                                           If Lower Salem Common Shareholder     If Lower Salem Common Shareholder
        Election Results of All                         Elects                                Elects
    Lower Salem Common Shareholders            100% Stock Consideration               100% Cash Consideration
    -------------------------------            ------------------------               -----------------------
                                                             Peoples Common                         Peoples Common
      Percent              Percent           Cash to be       Shares to be        Cash to be        Shares to be
    Elect Stock          Elect Cash           Received          Received           Received            Received
    -----------          ----------           --------          --------           --------            --------
         75%                  25%             $1,649.00             461             $8,572.00             None
      60.57%               39.43%                None               571             $8,572.00             None
         50%                  50%                None               571             $6,760.00              120
      39.43%               60.57%                None               571             $5,580.00              199
         25%                  75%                None               571             $4,506.00              271

No Fractional Peoples Common Shares to Be Issued
------------------------------------------------

         Peoples will not issue scrip or fractional interests in Peoples common shares in the merger. In lieu of fractional interests, Peoples will pay the cash value of the fraction to each holder of Lower Salem common shares who otherwise would have been entitled to a fraction of a Peoples common share, upon surrender of the holder's certificates representing Lower Salem common shares. The shareholder will receive an amount of cash, rounded to the nearest cent, determined by multiplying the fractional share interest by the market value of the Peoples common shares. The market value for the Peoples common shares will equal the average of the mean between the closing high bid and low asked prices of Peoples common shares for the twenty consecutive trading days immediately preceding a valuation date, as reported on The Nasdaq Stock Market. The valuation date will be the latest of the day on which the last required regulatory approval for the merger is obtained, the day on which the last waiting period for all required regulatory approvals in connection with the merger have expired or the day on which the Lower Salem shareholders vote to adopt the merger agreement and ratify the related plan of merger.

Closing of Lower Salem Share Transfer Books; Exchange of Certificates Evidencing Lower Salem Common Shares
--------------------------------------------------------------------------------

         Lower Salem will close its share transfer books in respect of the Lower Salem common shares at the effective time of the merger.

         As soon as practicable after the effective time of the merger, each Lower Salem shareholder will be advised of the effectiveness of the merger by letter accompanied by a letter of transmittal and election form and instructions for use to surrender the certificate or certificates representing Lower Salem common shares to an exchange agent designated by Peoples.

         The letter of transmittal and election form will be used to exchange Lower Salem certificates for cash and/or Peoples common shares, including cash in lieu of any fractional share interest, and to elect the form of merger consideration you wish to receive. If any certificate representing Peoples common shares is to be issued in a name other than that in which the Lower Salem certificate surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise in proper form for transfer and the person requesting the exchange must pay to Peoples or its designated exchange agent, any applicable transfer or other taxes required by reason of the issuance of the Peoples certificate. You should not forward certificates for Lower Salem common shares to Peoples or to its designated exchange agent until after receipt of the letter of transmittal and election form. You also should not return the certificates to Lower Salem with the proxy card.

Rights of Holders of Lower Salem Share Certificates Prior to Surrender
----------------------------------------------------------------------

         Upon surrender to Peoples' designated exchange agent of Lower Salem certificates and a properly completed letter of transmittal and election form, the holder of the Lower Salem certificates will receive cash and/or certificates representing Peoples common shares in exchange for the Lower Salem certificates, and cash in lieu of any resulting fractional share interest, to which the holder is entitled. Unless and until the shareholder surrenders the Lower Salem certificates together with a properly completed letter of transmittal and election form, no dividend payable to holders of record of Peoples common shares as of any time after the effective time of the merger will be paid to that holder. Upon surrender of the holder's outstanding Lower Salem certificates to Peoples' designated exchange agent, together with a properly completed letter of transmittal and election form, the former Lower Salem shareholder will receive the dividends, without interest, that have become payable as of that time with respect to any Peoples common shares to be issued upon surrender and conversion.

Lost Share Certificates
-----------------------

         Any Lower Salem shareholder who has lost or misplaced a certificate for any of the holder's Lower Salem common shares should immediately call J. Daniel Johnson, Secretary of Lower Salem, at (740) 585-2387 for information regarding the procedures to be followed to exchange your Lower Salem common shares.

ACCOUNTING TREATMENT OF THE MERGER
==================================
         The merger will be accounted for as a purchase for financial reporting purposes. Under this method of accounting, Peoples' purchase price will include the cash paid in the merger, the fair value of the Peoples common shares issued in the merger and all direct acquisition costs. The purchase price will be allocated to the identifiable tangible and intangible assets and assumed liabilities of Lower Salem based upon their estimated fair values at the effective time of the merger in accordance with generally accepted accounting principles. The excess of the purchase price over the estimated fair values of the identifiable net assets acquired will be recorded as goodwill and amortized over a period of up to 20 years for financial accounting purposes. The reported income of Peoples will include the operations of Lower Salem after the effective time of the merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
=============================================

         Peoples and Lower Salem will receive an opinion of Vorys, Sater, Seymour and Pease LLP as of the closing date of the merger to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code and Peoples, Peoples Bank and Lower Salem each will be parties to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Accordingly, for federal income tax purposes:

o none of Peoples, Peoples Bank or Lower Salem will recognize any gain or loss as a result of the merger;

o shareholders of Lower Salem, who receive solely Peoples common shares in exchange for their Lower Salem common shares in the merger, will not recognize any gain or loss, except to the extent that those shareholders receive cash in lieu of a fractional share;

o shareholders of Lower Salem receiving cash in the merger, other than in lieu of fractional Peoples common shares, in exchange for their Lower Salem common shares will recognize gain or loss in an amount equal to the fair market value of the merger consideration received by the shareholders minus their respective tax bases in the Lower Salem common shares exchanged, but not in excess of the amount of cash received by the shareholders;

o payment of cash to a Lower Salem shareholder in lieu of fractional Peoples common shares should be treated as having been received by the shareholder as a distribution subject to Section 302 of the Internal Revenue Code;

o the tax basis of Peoples common shares received by shareholders of Lower Salem will be the same as the tax basis of the Lower Salem common shares surrendered in exchange, decreased by the amount of cash received and increased by the amount of gain, if any, recognized in the exchange; and

o the holding period of the Peoples common shares received in the merger will include the holding period of Lower Salem common shares surrendered in exchange, provided the Lower Salem common shares were held as capital assets at the effective time of the merger.

         Vorys, Sater, Seymour and Pease LLP will base its opinion on facts, representations and assumptions set forth in the opinion, the merger agreement and certificates of officers of Peoples, Peoples Bank and Lower Salem, which will not have been independently investigated or verified.



         THE FOREGOING DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE MERGER TO LOWER SALEM SHAREHOLDERS WHO PERFECT DISSENTERS' RIGHTS. FOR MORE INFORMATION, SEE "RIGHTS OF DISSENTING SHAREHOLDERS" ON PAGE 47.

         THIS DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR THE TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS WHO MAY BE SUBJECT TO SPECIAL RULES, INCLUDING, FOR EXAMPLE, FOREIGN SHAREHOLDERS. THIS DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE INTERNAL REVENUE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS UNDER THE INTERNAL REVENUE CODE AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. THE OPINION OF COUNSEL DESCRIBED ABOVE IS NOT BINDING UPON THE INTERNAL REVENUE SERVICE, AND THE PARTIES WILL NOT SEEK OR OBTAIN ANY RULINGS OF THE INTERNAL REVENUE SERVICE. WE CAN PROVIDE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH THE TAX CONSEQUENCES OF THE MERGER DESCRIBED ABOVE. ALL OF THE FOREGOING IS SUBJECT TO CHANGE AND ANY CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO A LOWER SALEM SHAREHOLDER WHO ACQUIRED LOWER SALEM COMMON SHARES UPON EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN THOSE TAX LAWS.

INTERESTS OF PERSONS IN THE MERGER
==================================

         Peoples has agreed to indemnify each of the officers, directors and employees of Lower Salem to the full extent Lower Salem would have been required to indemnify that person under Ohio law and the governing documents of Lower Salem. Any determination required to be made with respect to whether an indemnified person's conduct complies with the standards of Ohio law and Lower Salem's governing documents will be made by the court in which the action is brought or by independent counsel selected by Peoples and reasonably acceptable to the indemnified person. The merger agreement also provides for the continuation of director and officer liability insurance for the directors and officers of Lower Salem for a period of three years. For more information, see "The Merger Agreement and Related Plan of Merger - Costs and Expenses; Indemnification" on page 46 and "Comparison of Rights of Holders of Peoples Common Shares and Holders of Lower Salem Common Shares - Director and Officer Liability and Indemnification" on page 60.

         Lower Salem has obtained written agreements from all directors of Lower Salem to vote their Lower Salem common shares in favor of adopting the merger agreement.

         Existing employees of Lower Salem may have the opportunity to continue as employees of Peoples or one of its subsidiaries on an at will basis. Peoples also has agreed to honor all employment agreements, retirement agreements, severance agreements and change in control agreements entered into by Lower Salem prior to June 30, 2000, that Lower Salem has with its former and current employees and directors, except to the extent that those agreements have been superseded or terminated at the effective time of the merger or following the effective time of the merger.

         Lower Salem entered into an Employment Security Agreement with J. Daniel Johnson as of June 28, 2000, which becomes operative upon a change in control of Lower Salem. The term of the agreement will continue for 24 months after the change in control date, during which period Mr. Johnson is to remain employed in his then-present capacity, with no diminution in his responsibilities or duties, and receive an annual base salary at least equal to his base salary on the change in control date and employee benefits at least equal to those he was receiving or entitled to immediately prior to the change in control date. Mr. Johnson will receive no benefits under the employment security agreement if his employment is terminated due to his death, permanent disability or voluntary resignation or by Lower Salem for cause. The employment security agreement provides that if within 24 months following the date of a change in control of Lower Salem, (a) Mr. Johnson's employment is terminated without cause; or (b) Mr. Johnson resigns from his employment following the assignment of duties inconsistent with his position, duties, responsibility and status with Lower Salem at the change in control date without his written consent, a reduction in his compensation, benefits or perquisites or the failure to increase the same commensurate with other executives of Lower Salem of comparable status, or a forced relocation or excessive increase in his travel demands, then Mr. Johnson is entitled to receive the greater of one year's compensation (defined in the agreement as base salary at the time of the breach or termination plus the pro rata amount of any bonuses, incentive compensation and any other compensation paid to Mr. Johnson during the 18-month period immediately preceding the date of termination) or compensation for the remaining term of the employment security agreement, either in the form of periodic payments or in a lump sum at his election. Mr. Johnson is also entitled to receive the same or equivalent insurance as he was covered by prior to the breach or termination, together with all further insurance benefits or service credits and retirement benefits that would otherwise have accrued had he remained employed through the term of the employment security agreement. In the event that any of the payments described above result in Mr. Johnson being subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code, the employment security agreement provides for an additional payment to Mr. Johnson in the amount necessary for him to retain the same amount that he would have retained had the excise tax not applied.

         Employees continuing as employees of Peoples or one of its subsidiaries will continue to participate in Lower Salem's compensation and benefit plans in effect at the time of the merger, unless and until Peoples determines that those employees will participate in employee benefit plans of Peoples and that it will terminate some or all of the Lower Salem compensation and benefit plans or merge them into employee benefit plans of Peoples. Pursuant to the merger agreement, Peoples will credit Lower Salem employees with years of service with Lower Salem, for purposes of eligibility and vesting though not for benefit accrual purposes, in the employee benefit plans of Peoples. Peoples also will not subject those employees to any exclusion or penalty for pre-existing conditions that Lower Salem's compensation and benefit plans covered immediately prior to the merger, or to any waiting period for coverage. If Peoples adopts a new plan or program for its employees or executives, then Peoples will give similarly-situated employees and executives of Lower Salem the same past service credits that Lower Salem would have credited them with.

         Employees of Lower Salem, satisfying specified eligibility criteria, who do not continue as employees of Peoples or one of its subsidiaries may receive from Lower Salem, if announced by Lower Salem and accrued by Lower Salem prior to the merger, severance benefits, described in Section 6.03 of the merger agreement.

RESALE OF PEOPLES COMMON SHARES RECEIVED IN THE MERGER
======================================================

         The Peoples common shares that Peoples will issue in the merger have been registered under the Securities Act and will be freely transferable, except for Peoples common shares received by persons, including directors and executive officers of Lower Salem, who may be deemed to be "affiliates" of Lower Salem, as that term is used in Rule 145 under the Securities Act. Affiliates of Lower Salem may not sell their Peoples common shares acquired in the merger, except under an effective registration statement under the Securities Act or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Under Rule 145, an affiliate may resell Peoples common shares received in the merger as long as Peoples complies with specific reporting requirements and the affiliate complies with volume and manner of sale requirements.

         IF YOU ARE OR MIGHT BE DEEMED AN AFFILIATE OF LOWER SALEM, YOU SHOULD CONSULT WITH YOUR LEGAL ADVISORS PRIOR TO MAKING ANY OFFER OR SALE OF PEOPLES COMMON SHARES RECEIVED IN THE MERGER.

REGULATORY APPROVALS
====================

         Consummation of the merger is subject to prior receipt by Peoples and Lower Salem of all necessary regulatory approvals. The principal regulatory approvals that that must be obtained are from the Office of the Comptroller of the Currency and the Ohio Division of Financial Institutions. An interagency bank merger application was filed with the Office of the Comptroller of the Currency on November 28, 2000. The required notice filing with the Ohio Division of Financial Institutions will be made in accordance with the Division's regulations prior to consummation of the merger.

         Peoples will file a notification form for listing of additional shares with The Nasdaq Stock Market to notify Nasdaq as to the common shares that Peoples will issue in the merger.

         The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by Lower Salem shareholders is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

         The merger will not be completed before all requisite regulatory approvals are received, all applicable waiting periods have expired, and any conditions imposed in the regulatory approvals have been complied with. There can be no guarantee that all approvals will be obtained or that those approvals will not impose conditions which would have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples subsidiaries taken as a whole or otherwise materially impair the value to Peoples of Lower Salem. If any regulatory approval or any other statute, rule or order, imposes this type of condition, as determined by Peoples, the merger agreement permits Peoples or Lower Salem to abandon the merger.


         There is no assurance when, or if, necessary regulatory approvals will be obtained. If the merger is not completed by March 31, 2001, either Peoples or Lower Salem may terminate the merger agreement. For more information, see "The Merger Agreement and Related Plan of Merger - Amendment and Termination" on page 45.


EXISTING RELATIONSHIP BETWEEN PEOPLES AND LOWER SALEM
=====================================================

         Except in connection with the merger agreement and the transactions contemplated by the merger agreement, Lower Salem has not conducted business with, nor has it had any material business relationship with, Peoples prior to the transactions described in the merger agreement. As of November 30, 2000, neither Peoples nor any of its affiliates, other than Carl Baker, Jr., owned any Lower Salem common shares. As of November 30, 2000, Carl Baker, Jr. owned 1,240 Lower Salem common shares as an individual and held 1,179 Lower Salem common shares as trustee of the Gilbert Baker Trust. Peoples Bank serves as a correspondent bank for Lower Salem.

                 THE MERGER AGREEMENT AND RELATED PLAN OF MERGER
                 ===============================================

The Merger
----------

         The merger agreement and related plan of merger provide that, subject to the adoption of the merger agreement and ratification of the related plan of merger by the shareholders of Lower Salem and the satisfaction or waiver of the other conditions to the merger, Lower Salem will merge into Peoples Bank, the wholly-owned subsidiary of Peoples. Following completion of the merger, Lower Salem will no longer exist as a separate corporation.

         The material provisions of the merger agreement and related plan of merger are briefly summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement and related plan of merger which are reprinted as Appendices A and B to this proxy statement/prospectus and incorporated in this proxy statement/prospectus by this reference. Peoples and Lower Salem urge you to read the merger agreement and related plan of merger in their entirety for a more complete description of the merger.

Conversion of Shares
--------------------


         At the effective time of the merger, each Lower Salem common share outstanding immediately prior to the effective time of the merger, will be converted into cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement, up to a maximum value of $85.72 per Lower Salem common share. Lower Salem shareholders will have the opportunity to elect, subject to adjustment under the merger agreement, whether they wish to receive cash, Peoples common shares, or a combination of cash and Peoples common shares. All Lower Salem common shares that are owned by Lower Salem as treasury shares will be canceled and retired, and no Peoples common shares or other consideration will be delivered in exchange for those Lower Salem common shares. For more information, see "The Merger - Effect on Outstanding Peoples Common Shares and Exchange of Lower Salem Common Shares" on page 27.


Representations and Warranties
------------------------------

         In the merger agreement, Lower Salem has made representations and warranties concerning the following items:

o due organization, good standing and authority to carry on the business of Lower Salem and to enter into and perform the merger agreement;

o        capital structure of Lower Salem;

o corporate power and authority to enter into the merger agreement and to consummate the merger;

o        enforceability of the merger agreement;

o financial statements and reports of Lower Salem and absence of undisclosed liabilities;

o        absence of any material adverse change to Lower Salem;

o        loans and allowance for loan losses;

o        regulatory reports and records filed by Lower Salem;

o        taxes of Lower Salem;

o        property of Lower Salem;

o        legal proceedings involving Lower Salem;

o        absence of regulatory proceedings involving Lower Salem;

o absence of conflicts of the merger agreement with applicable laws, governmental orders, contracts, licenses or permits and corporate documents of Lower Salem;

o commissions, finder's fees or similar payments payable only to Dixon, Francis and Young & Associates;

o employment agreements, compliance with employment laws and absence of collective bargaining agreements and union representation;

o employee benefit plans and compliance with provisions of applicable laws, including, among others, the Internal Revenue Code, the Securities Act and the Employee Retirement Income Security Act of 1974;

o        compliance with laws;

o accuracy and completeness of information supplied by Lower Salem for inclusion in the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part and in the proxy statement mailed to Lower Salem shareholders;

o        insurance;

o        required governmental proceedings in connection with the merger;

o        material contracts, absence of defaults;

o        environmental matters;

o        compliance with takeover laws;

o        risk management instruments;

o        complete and accurate books and records;

o        repurchase agreements;

o        good and marketable title to investment securities held by Lower Salem;
         and

o        accuracy of representations and warranties.

Peoples  has  made   representations  and  warranties   concerning  the
following items:

o Peoples' due organization, good standing and authority to carry on business and to enter into and perform the merger agreement;

o corporate power and authority to enter into the merger agreement and to consummate the merger;

o capitalization of Peoples and due authorization and issuance of Peoples common shares in the merger;

o        enforceability of the merger agreement;

o absence of conflicts of the merger agreement with applicable laws, governmental orders, contracts, licenses or permits and corporate documents of Peoples;

o        financial statements and reports;

o        absence of any material adverse change as to Peoples;

o        reports and records filed by Peoples with the SEC;

o        no commissions, finder's fees or similar payments;

o        required governmental proceedings in connection with the merger;

o accuracy and completeness of information supplied by Peoples in the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part; and

o        accuracy of representations and warranties.

Peoples Bank has made representations and warranties concerning the following items:

o its due organization, good standing and authority to carry on business and to enter into and perform the merger agreement, as well as its status as a wholly owned subsidiary of Peoples;

o corporate power and authority to enter into the merger agreement and to consummate the merger;

o        enforceability of the merger agreement;

o        required governmental proceedings in connection with the merger;

o        deposit insurance; and

o        accuracy of representations and warranties.


         Peoples, Peoples Bank and Lower Salem believe that the representations and warranties contained in the merger agreement are customary in transactions similar in nature to the merger. For more information, see Articles Three and Four of the agreement and plan of acquisition and merger, which is attached as Appendix A to this document.


Conduct of Business Pending the Merger
--------------------------------------

         The merger agreement requires Lower Salem to conduct its business in the ordinary and usual course consistent with past practice. Under this covenant, the merger agreement specifically prohibits Lower Salem from:

o taking any action which would be inconsistent with any representation or warranty of Lower Salem in the merger agreement; and

o engaging in any lending activities other than in the ordinary course of business consistent with past practice.

         The merger agreement also requires Lower Salem to send to Peoples a copy of all loan presentations made to the board of directors of Lower Salem at the same time that those presentations are transmitted to the board of directors and all other proposals for each secured loan in excess of $10,000, and each unsecured loan in excess of $2,500. Lower Salem also is required to consult with Peoples prior to hiring any full-time officer, other than replacement employees for positions then existing, and prior to purchasing any investment securities.

         The merger agreement prohibits Lower Salem from taking any of the following actions, without the consent of Peoples:

o selling, transferring, mortgaging, pledging, encumbering or subjecting to any lien, any of the assets of Lower Salem, except in the ordinary course of business for full and fair consideration. This prohibition is reinforced in the plan of merger;

o making any capital expenditure or capital additions or improvements which, in the aggregate, exceed $5,000;

o becoming bound by, entering into or performing any material contract, commitment or transaction which is other than in the ordinary course of its business or which would cause or result in Lower Salem being unable to perform its obligations under the merger agreement;

o declaring, paying or setting aside for payment any dividends or making any distributions on its capital shares. This prohibition is reinforced in the plan of merger;

o purchasing, redeeming, retiring or otherwise acquiring any of its capital shares;

o issuing or granting any option or right to acquire any of its capital shares or effecting any split, recapitalization, combination, exchange of shares, readjustment or other share reclassification;

o        amending its governing documents;

o merging or consolidating with any other person or otherwise reorganizing, except for the merger;

o acquiring all or any portion of the assets, business, deposits or properties of any other entity, except by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in the ordinary course of business and consistent with past practices;

o entering into, establishing, adopting or amending any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement, or similar arrangement, related to the plan or arrangement, in respect of any director, officer or employee, or taking any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable under those plans or arrangements. Lower Salem, however, may:

        o take any of these actions in order to satisfy either applicable law or previously disclosed contractual obligations existing as of October 24, 2000 or regular annual renewals of insurance contracts; and

        o terminate its defined contribution retirement plan at any time before the effective time of the merger, with benefit distributions deferred until the Internal Revenue Service issues a favorable determination with respect to the terminating plan's tax-qualified status upon termination. In this event, Lower Salem and Peoples will cooperate in good faith to apply for approval and to agree upon associated plan termination amendments that will, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits, but also to transfer those benefits to the Peoples Retirement Savings Plan maintained for its employees and employees of its subsidiaries;

o paying any general wage or salary increase, other than normal pay increases consistent with past practices, or entering into or amending or renewing any employment, consulting, severance or similar agreements or arrangements with any officer, director or employee, except, in each case, for changes required by law or to satisfy previously disclosed contractual obligations existing as of October 24, 2000;

o entering into or terminating any contract requiring the payment or receipt of $5,000 or more or amending or modifying in any material respect any of its existing material contracts;

o incurring any indebtedness for money borrowed or incurring any material obligation or liability other than in the ordinary course of business;

o implementing or adopting any change in its accounting principles, practices or methods, other than as required by generally accepted accounting principles;

o waiving or canceling any right of material value or material debts, except in the ordinary course of business consistent with past practices;

o        taking any action that would result in:

        o any of its representations and warranties in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger;

        o  any of the conditions to the merger not being satisfied; or

        o a violation of any provision of the merger agreement except as required by law or regulation;

o causing any material adverse change in the amount or general composition of deposit liabilities;

o making any material investment, except in the ordinary course of business; or

o        entering into any agreement to do any of the foregoing.

         The merger agreement also requires Lower Salem:

o to use commercially reasonable efforts to maintain its property and facilities in their present condition and working order, ordinary wear and tear excepted;

o to perform all of its obligations under all agreements relating to or affecting their properties, rights and business, except where nonperformance would not have a material adverse effect;

o to use commercially reasonable efforts to maintain and preserve its business organization intact, retain present key employees and maintain the respective relationships of customers, suppliers and others having business relationships with it;

o to not take any action or omit to take any action which would terminate or enable any employee of Lower Salem to terminate his or her employment or employment agreement without cause and thereafter to receive compensation;

o to maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained as of June 30, 2000 and upon the renewal or termination of that insurance, use commercially reasonable best efforts to renew or replace that insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured were maintained as of June 30, 2000;

o to provide reasonable access by Peoples to information of Lower Salem and to provide Peoples with copies of all monthly and other interim financial statements produced in the ordinary course of business, as they become available, until the effective time of the merger;

o to timely file all tax returns and pay any tax shown on those tax returns as due;

o to not implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices;

o to notify Peoples in writing if Lower Salem becomes aware of any fact, condition or occurrence that,

        o would cause or constitute a breach of any representation, warranty or covenant in the merger agreement;

        o would make the satisfaction of the conditions in the agreement unlikely or impossible;

        o would result in a material adverse effect with respect to Lower Salem; or

        o would be required to be set forth in an amendment to the Registration Statement on Form S-4 filed with the SEC in connection with this merger or in a supplement to this proxy statement/prospectus;

o to cause its board of directors to recommend the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement to the shareholders of Lower Salem, subject to the board's fiduciary obligations under Ohio law;

o to call a meeting of its shareholders to consider and vote upon the adoption of the merger agreement, to use its best efforts to effect the adoption of the merger agreement and to prepare
         appropriate  proxy  solicitation   materials  in  respect  of  the
         meeting;

o to not solicit, initiate or encourage any proposals, offers or inquiries related to the acquisition of 20% or more of the outstanding Lower Salem common shares or 20% or more of the assets or deposits of Lower Salem or any merger, tender or exchange offer, consolidation or business combination involving Lower Salem and to notify Peoples of any such proposal, offer or inquiry;

o to furnish to Peoples all information required for inclusion in the Registration Statement on Form S-4 filed with the SEC in connection with this merger;

o to deliver to Peoples a list of those persons whom Lower Salem believes are affiliates of Lower Salem within the meaning of Rule 145 under the Securities Act and to cause those affiliates to execute an agreement which restricts the resale of securities held by those affiliates in violation of the securities laws;

o to take all necessary steps to exempt, or to cause the continued exemption of, the merger agreement from the requirements of any takeover law and from any provisions under Lower Salem's governing documents, as applicable, and to assist in any challenge by Peoples to the validity or applicability of any takeover law;

o        to take any  actions  reasonably  requested  by  Peoples to assist
         Peoples in securing all required regulatory approvals to the merger and to take all required corporate actions as are necessary or desirable to implement the merger;

o        following shareholder adoption of the merger agreement, to promptly,

        o establish and take reserves and accruals to conform Lower Salem's loan, accrual and reserve policies to the policies of Peoples Bank;

        o establish and take accruals, reserves and charges in order to implement the foregoing policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write down of various assets and other appropriate accounting adjustments; and

        o recognize for financial accounting purposes expenses of the merger and restructuring charges related to or to be incurred in connection with the merger, to the extent permitted by law and consistent with generally accepted accounting policies and with the fiduciary duties of the officers and directors of Lower Salem; and

o to deliver to Peoples, at Peoples' expense, a title insurance commitment or leasehold owner's title insurance policy, as appropriate, in an amount equal to the carrying cost of the premises or leasehold interest to be insured, with respect to each parcel of Lower Salem real property as to which Peoples may request.

         The merger agreement also requires Peoples to take the following actions following execution of the merger agreement:

o to furnish Lower Salem promptly after they become available, all reports, proxy statements or other communications by Peoples to its shareholders generally and all press releases relating to any transactions;

o to file a notification form for listing of additional shares with The Nasdaq Stock Market covering the Peoples common shares that Peoples will issue in the merger and to use its best efforts to maintain the designation of the Peoples common shares as Nasdaq national market securities;

o to take all necessary steps to exempt, or to cause the continued exemption of, the merger agreement from the requirements of any takeover law and from any provisions under Peoples' governing documents, as applicable, and to assist in any challenge by Lower Salem to the validity or applicability of any takeover law;

o to notify Lower Salem in writing if Peoples becomes aware of any fact, condition or occurrence that would cause or constitute a breach of any representation, warranty or covenant in the merger agreement or would make the satisfaction of the conditions in the agreement unlikely or impossible; and

o to indemnify the officers, directors and employees of Lower Salem and to provide specified employee benefits, as described below.

         Finally, the merger agreement requires each of Peoples, Peoples Bank and Lower Salem to:

o        use their reasonable best efforts to take or cause to be taken all
         necessary  actions  and  to  execute  all  additional   documents,
         agreements and instruments required to consummate the merger;

o use their reasonable best efforts to take or to cause to be taken all further actions and to execute all additional documents, agreements and instruments which may be necessary to satisfy applicable Ohio and federal law, so that the merger can be consummated;

o use their reasonable best efforts to satisfy all conditions to the merger agreement and to cause the merger to be completed, including making all governmental applications and obtaining all governmental consents required to consummate the merger;

o maintain the confidentiality of information obtained in connection with the merger and to use confidential information only for purposes related to the merger;

o not make any press release or other public announcement concerning the merger without the consent of the other parties to the merger agreement, except as otherwise required by law;

o take specified steps for preparing and filing a Registration Statement on Form S-4 with the SEC in connection with the merger and to obtain any necessary state securities law approvals of the merger; and

o cooperate with each other and to use their reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents approvals and authorizations of all third parties and governmental authorities necessary to consummate the merger.

Conditions to the Consummation of the Merger
--------------------------------------------

         The obligation of each of Peoples, Peoples Bank and Lower Salem to consummate the merger is subject to a number of conditions, including the following:

o the adoption of the merger agreement by the requisite vote of Lower Salem shareholders;

o all necessary regulatory approvals have been obtained in connection with the merger and all statutory waiting periods have expired;

o no regulatory approvals or any statute, rule or order contain any conditions, restrictions or requirements which Peoples reasonably determines would either before or after the effective time, have a material adverse effect on Peoples and its subsidiaries or prevent Peoples from realizing the economic benefits of the merger and related transactions;

o no governmental authority has enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to, or entered, any statute, rule, regulation, judgment, decree, injunction or other order prohibiting or delaying consummation of the transactions contemplated by the merger agreement;

o the Form S-4 Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued or no proceedings for that purpose initiated or threatened by the SEC;

o all permits and other authorizations required under state securities laws to consummate the transactions contemplated by the merger agreement and issue the common shares of Peoples to be issued in the merger have been received and no order restraining the ability of Peoples to issue Peoples common shares has been issued and no proceedings for that purpose have been initiated or threatened; and

o the merger agreement has been signed and delivered by each of the parties.

         The obligation of Peoples to cause Peoples Bank to consummate the merger is also subject to a number of additional conditions, including the following:

o the undertaking of Lower Salem for the benefit of C.J. Whetstone, the Chairman of Lower Salem, with respect to salary, and supplemental medical insurance has been terminated;

o the representations and warranties of Lower Salem contained in the merger agreement are true and correct in all material respects as of the closing of the merger, or in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of that date, and Lower Salem has delivered a certificate to Peoples to that effect;

o Lower Salem has performed in all material respects all obligations required by Lower Salem under the merger agreement and Lower Salem has delivered a certificate to Peoples to that effect;

o Peoples has received the opinion of Vorys, Sater, Seymour and Pease LLP stating that the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

o Peoples has received the opinion of Dinsmore & Shohl, LLP, legal counsel to Lower Salem, stating that:

        o Lower Salem is a banking corporation duly organized and in good standing under the laws of the State of Ohio,

        o the merger agreement was duly approved by the Lower Salem board of directors and duly adopted by the Lower Salem shareholders,

        o the merger agreement was duly executed by Lower Salem and, with stated exceptions, constitutes the binding obligation of Lower Salem and is enforceable in accordance with its terms against Lower Salem, and

        o upon the filing of the certificate of merger with the Secretary of State of Ohio, the merger will become effective;


o the holders of not more than 10% of the outstanding Lower Salem common shares have perfected dissenters' rights with respect to the merger;


o        Peoples has received a statement issued by Lower Salem pursuant to
         Section 1.897-2(h) of the regulations issued under the Internal Revenue Code certifying that the Lower Salem common shares are not a U.S. real property interest; and

o Each of the directors of Lower Salem has delivered an agreement to vote as shareholders in favor of adopting the merger agreement at the special meeting of Lower Salem shareholders or any adjournment of the special meeting.

         The obligation of Lower Salem to consummate the merger is also subject to a number of additional conditions, including the following:

o the representations and warranties of Peoples contained in the merger agreement are true and correct in all material respects as of the closing of the merger, or in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of that date, and Peoples has delivered a certificate to Lower Salem to that effect;

o Peoples has performed all obligations required by Peoples under the merger agreement and Peoples has delivered a certificate to Lower Salem to that effect;

o Lower Salem has received the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Peoples, stating that the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by shareholders of Lower Salem who receive Peoples common shares in exchange for Lower Salem common shares;

o Lower Salem has received the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Peoples, stating that:

        o Peoples is a corporation in good standing under the laws of the State of Ohio,

        o the merger agreement was duly executed by Peoples and with stated exceptions, constitutes the binding obligation of Peoples and is enforceable in accordance with its terms against Peoples,

        o the common shares of Peoples to be issued as consideration in the merger, when issued, will be duly authorized, fully paid and non-assessable, and

        o upon the filing of the certificate of merger with the Secretary of State of Ohio, the merger will become effective; and

        o Lower Salem has received a fairness opinion from Young & Associates, dated as of the date of the proxy statement/prospectus, stating that the consideration to be issued in the merger is fair to the shareholders of Lower Salem from a financial point of view.

         Where the law permits, Peoples or Lower Salem could decide to complete the merger even though one or more conditions was not satisfied. By law, neither Peoples nor Lower Salem can waive (1) the condition of adoption of the merger agreement by Lower Salem's shareholders or (2) any court order or law having the effect of making illegal or otherwise prohibiting the consummation of the merger. Whether either party would waive any of the conditions would depend upon the facts and circumstances as determined by the reasonable business judgment of the board of directors of Peoples or Lower Salem.

Effective Time of the Merger
----------------------------

         As soon as possible after the satisfaction or waiver of all conditions to the merger, Lower Salem will file a certificate of merger executed by Lower Salem and Peoples Bank with the Ohio Division of Financial Institutions, which will in turn file the certificate of merger with the Ohio Secretary of State on behalf of Lower Salem on the effective date of the merger. The targeted completion date of the merger is during the first quarter of 2001.

         The closing of the transactions contemplated by the merger agreement will take place on a day designated by Peoples which is not (1) earlier than the third business day after the last of the conditions described in the merger agreement has been satisfied or waived in accordance with the terms of the merger agreement, or (2) later than the last business day of the month in which that third business day occurs. However, the date chosen by Peoples may not fall after March 31, 2001 or after the date or dates on which any regulatory authority approval or extension expires. Peoples and Lower Salem may also agree to close the transactions on a different date.

Amendment and Termination
-------------------------

         Upon mutual consent of Peoples, Peoples Bank and Lower Salem, the merger agreement may be amended at any time before or after the Lower Salem special meeting. However, after approval of the matters to be considered at the special meeting, there can be no amendment which by law requires further approval by the Lower Salem shareholders, unless that further approval is obtained.

         Peoples and Lower Salem may agree in writing to terminate the merger agreement and related plan of merger at any time before completion of the merger, even if the Lower Salem shareholders have adopted it.

         Either Lower Salem or Peoples may decide to terminate the merger agreement and related plan of merger if:

o the merger is not completed by March 31, 2001, unless the failure to complete the merger arises out of or results from the breach of the merger agreement by the party seeking to terminate;

o the shareholders of Lower Salem fail to adopt the merger agreement and ratify the related plan of merger by the requisite vote at the special meeting or adjournment of the special meeting of shareholders; or

o        a governmental authority fails to approve the merger.

         Peoples may decide to terminate the merger agreement and related plan of merger if:

o Lower Salem breaches any representation and warranty in the merger agreement and does not cure the breach within 30 days following receipt of written notice of the breach or cannot cure the breach within that time, except that the breach individually or in the aggregate, must have or be reasonably likely to have a materially adverse effect; or

o Lower Salem fails to comply in any material respect with any covenant or agreement in the merger agreement within 30 days following receipt by Lower Salem of written notice of the breach or cannot cure the breach during that time.

         Lower Salem may decide to terminate the merger agreement and related plan of merger if:

o Peoples breaches any representation and warranty in the merger agreement and does not cure the breach within 30 days following receipt of written notice of the breach, or cannot cure the breach within that time, except that the breach, individually or in the aggregate, must have or be reasonably likely to have a materially adverse effect;

o Peoples fails to comply in any material respect with any covenant or agreement in the merger agreement within 30 days following receipt by Peoples of written notice of the breach or cannot cure the breach during that time;

o Lower Salem determines, based on advice of its counsel, that termination is required in order for its board of directors to comply with its fiduciary duties to shareholders by reason of another acquisition proposal having been made; or

o        the percentage of stock consideration in the merger is less than 52%.

         In the event of  termination,  the merger  agreement  will  become void except that provisions regarding acquisition proposals of Lower Salem, confidentiality, press releases, payment of fees and expenses and the effect of the termination of the merger agreement will survive termination. The parties also will remain liable for willful breach of the representations, warranties and covenants in the merger agreement. If Lower Salem terminates the merger agreement for any reason other than (1) because of a material breach of representations, warranties, or covenants by Peoples or (2) because the percentage of stock consideration to be received in the merger is less than 52%, then Lower Salem must pay a termination fee of $100,000.

Costs and Expenses; Indemnification
-----------------------------------

         Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those costs and expenses, except that Peoples and Lower Salem will share all expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus equally and Peoples will pay all fees due to regulatory authorities and the SEC in connection with the transactions contemplated by the merger agreement.

         Peoples has agreed to indemnify the present officers, directors and employees of Lower Salem to the full extent that Lower Salem would have been required to indemnify that person under Ohio law and the governing documents of Lower Salem. In addition, for a period of three years after the effective time of the merger, Peoples will provide director's and officer's liability insurance on terms no less favorable than those in effect as of October 24, 2000, to indemnify the present and former officers and directors of Lower Salem with respect to claims against those persons arising from facts or events which occurred prior to the effective time of the merger. Peoples will not be required to pay more than 10% of the current amount spent by Peoples in order to maintain or procure directors' or officers' liability insurance coverage, but if that limit is met, Peoples must use its reasonable best efforts to maintain or obtain as much comparable insurance as can be obtained up to the 10% limit. The officers and directors of Lower Salem may be required to make application and provide customary representations and warranties to Peoples' insurance carrier for the purpose of obtaining insurance.

Recommendation and Vote
-----------------------

         The board of directors of Lower Salem believes that the consummation of the proposed merger is in the best interest of Lower Salem and its shareholders. The affirmative vote of the holders of two-thirds of the outstanding Lower Salem common shares is required for the merger agreement to be adopted and the related plan of merger ratified. THE LOWER SALEM BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND RATIFICATION OF THE RELATED PLAN OF MERGER.

                        RIGHTS OF DISSENTING SHAREHOLDERS
                        =================================

         The following is a description of the steps you must take to perfect dissenters' rights with respect to the merger. The description is not intended to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code, a copy of which is included as Appendix D to this proxy statement/prospectus. You should consult with your own counsel if you have questions with respect to your rights under the statute.

         "Dissenters' rights" is your right to dissent from the merger and to have the "fair cash value" of your Lower Salem common shares determined by a court and paid in cash. The "fair cash value" of a Lower Salem common share is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay. Fair cash value is determined as of the day prior to the day on which the vote of the Lower Salem shareholders to adopt the merger agreement and ratify the related plan of merger is taken. When determining fair cash value, any appreciation or depreciation in market value resulting from the proposed merger is excluded. In no event can the fair cash value of a Lower Salem common share exceed the amount specified in the demand of the particular shareholder discussed in numbered paragraph 3 below.

         To perfect your dissenters' rights, you must satisfy each of the following conditions:

         1. YOU MUST BE A SHAREHOLDER OF LOWER SALEM ON THE RECORD DATE. To be entitled to dissenters' rights, you must be the record holder of the dissenting shares on January 3, 2001. If you have a beneficial interest in Lower Salem common shares held of record in the name of any other person for which you desire to perfect dissenters' rights, you must cause the shareholder of record to timely and properly act to perfect those rights.

         2. YOU MUST NOT VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. Only a shareholder whose Lower Salem common shares are not voted in favor of adoption of the merger agreement is entitled, if the merger is completed, to be paid the fair cash value of the Lower Salem common shares held of record by the shareholder on February 12, 2001. If you vote for adoption of the merger agreement, your vote will constitute a waiver of your dissenters' rights.

         3. YOU MUST SERVE A WRITTEN DEMAND. On or before the tenth day after the date of the Lower Salem special meeting, you must serve a written demand for payment of the fair cash value of your common shares to Lower Salem. Your written demand must state your name, address, the number of common shares as to which you seek relief and the amount claimed by you as the fair cash value of the common shares.

         4. YOU MUST DELIVER YOUR SHARE CERTIFICATES FOR LEGENDING, IF REQUESTED BY LOWER SALEM. If requested by Lower Salem, you must submit your share certificates for dissenting shares to Lower Salem within fifteen days after Lower Salem sends its request. Lower Salem will then endorse the share certificates with a legend that demand for fair cash value has been made.

         5. YOU MUST FILE A PETITION IN COURT, IF YOU AND LOWER SALEM CANNOT AGREE ON THE FAIR CASH VALUE OF YOUR DISSENTING SHARES. If Lower Salem and any dissenting shareholder cannot agree on the fair cash value of the dissenting shares, either Lower
                  Salem or the shareholder must, within three months after service of the written demand by the shareholder, file or join in a petition in the Court of Common Pleas of Washington County, Ohio, for a determination of the fair cash value of the dissenting shares.


         You must mail or deliver any written demand for payment to The Lower Salem Commercial Bank, Main Street, P.O. Box 36, Lower Salem, Ohio 45745-0036,
Attention: J. Daniel Johnson, Secretary. Because you must deliver the written demand within the ten-day period following the Lower Salem special meeting, if you use the mails, you might wish to consider using certified or registered mail, return receipt requested, to confirm that you have made a timely delivery.


         If you dissent from the merger, your right to be paid the fair cash value of your Lower Salem common shares will terminate:

o        if, for any reason, the merger is not completed;

o if you fail to serve a timely and appropriate written demand upon Lower Salem;

o if you do not, upon request of Lower Salem, make timely and appropriate surrender of the share certificates evidencing your dissenting shares for endorsement of a legend that you have made a demand for the fair cash value of your common shares;

o if you withdraw your demand with the consent of the Lower Salem board of directors;

o if you and Lower Salem do not agree upon the fair cash value per share of your Lower Salem common shares and you have not timely filed or joined in an appropriate petition in the Court of Common Pleas of Washington County, Ohio; or

o if you otherwise fail to comply with the requirements of Section 1701.85 of the Ohio Revised Code.

         A dissenting shareholder of Lower Salem who receives payment for shares in cash will recognize capital gain or loss, if the shares were held as a capital asset at the effective time of the merger, equal to the difference between the cash received and the holder's basis in the shares, provided the payment is not essentially equivalent to a dividend within the meaning of
Section 302 of the Internal Revenue Code. A sale of shares pursuant to an exercise of dissenters' rights will not constitute a "dividend" if, as a result of the exercise, the shareholder owns no common shares of Peoples, either actually or constructively within the meaning of Section 318 of the Internal Revenue Code.

         If you are not in favor of the merger but do not wish to exercise dissenters' rights, you may, in the alternative, attempt to sell your Lower Salem common shares in the open market at the then current market price.


         Peoples may decide to cause Peoples Bank not to complete the merger if the holders of more than 10% of the outstanding Lower Salem common shares perfect dissenters' rights with respect to the merger.


                               BUSINESS OF PEOPLES
                               ===================

 General
 -------

         Peoples was organized as a bank holding company in 1980. On March 10, 2000, Peoples' banking and thrift subsidiaries, The Peoples Banking and Trust Company and Peoples Bank FSB, merged with Peoples' national banking subsidiary, The First National Bank of Southeastern Ohio. The resulting single banking subsidiary was renamed "Peoples Bank, National Association". This banking subsidiary currently operates under the trade name "Peoples Bank". On March 31, 2000, Peoples Bank's insurance agency holding company and Peoples Bank's life and health insurance agency merged into Peoples Bank's property and casualty insurance agency. The resulting insurance subsidiary was renamed "Peoples Insurance Agency, Inc." This insurance subsidiary currently operates under the trade name "Peoples Insurance".

         Peoples Bank provides an array of financial products and services to its customers, including:

       o        checking accounts;
       o        NOW and Super NOW accounts;
       o        money market deposit accounts;
       o        savings accounts;
       o        time certificates of deposit;
       o commercial, installment and commercial and residential real estate mortgage loans;
       o        credit and debit cards;
       o        lease  financing and corporate and personal trust services; and
       o        safe deposit rental facilities.

         Peoples Bank also sells travelers checks, money orders and cashier's checks. Services are provided through ordinary walk-in offices, automated teller machines called "ATMs," automobile drive-in facilities called "Motor Banks," banking by phone, and internet-based banking. In addition, Peoples Bank offers a full line of investment products through Raymond James Financial Services, member NASD/SIPC, an unaffiliated registered broker dealer.

         Peoples Bank originates various types of loans, including commercial and commercial real estate loans, residential real estate loans, home equity lines of credit, real estate construction loans and consumer loans, including loans to individuals, credit card loans and indirect loans. In general, Peoples Bank retains most of its originated loans and, therefore, secondary market activity has been minimal. Loans are spread over a broad range of industrial classifications. Management believes that Peoples Bank has no significant concentrations of loans to borrowers engaged in the same or similar industries. Peoples Bank also has no loans to foreign entities. The lending market areas served are primarily concentrated in southeastern Ohio and neighboring areas of Kentucky and West Virginia. In addition, loan production offices in central Ohio provide opportunities to serve customers in that economic region.

         Peoples Bank's service area has a diverse economic structure. Principal industries in the area include metals, plastics and petrochemical manufacturing; oil, gas and coal production; and related support industries. In addition, tourism, education and other service-related industries are important and growing industries. Consequently, Peoples Bank is not dependent upon any one industry segment for its business opportunities.

         Peoples Insurance offers a complete line of life and health, property and casualty insurance products and services.

         At September 30, 2000, Peoples operated 38 sales offices in the states of Ohio, West Virginia and Kentucky, and had 383 full-time equivalent employees, including 27 full-time equivalent employees at the parent company level. The principal executive office of Peoples is located at 138 Putnam Street, Marietta, Ohio 45750, and its telephone number is (740) 373-3155. Peoples maintains an Internet site at www.peoplesbancorp.com.

         Peoples is subject to regulation by the Federal Reserve Board. As a national bank, Peoples Bank is supervised and regulated by the Office of the Comptroller of the Currency. In addition, as insurer of its deposits, the FDIC has regulatory authority over Peoples Bank. The Ohio Department of Insurance also has regulatory authority over Peoples Insurance.

Additional Information
----------------------


         For additional information concerning Peoples, see "Where You Can Find More Information about Peoples" on page 64.

                              MANAGEMENT OF PEOPLES
                              =====================

Board of Directors
------------------

         The following table gives information concerning the individuals who are and will remain the members of the board of directors of Peoples, as of November 30, 2000. Unless the table indicates otherwise, each person has held his or her principal occupation for more than five years.


                                                                                  Director of Peoples         Term
Name                        Age       Principal Occupations                       Continuously Since       Expires In
----                        ---       ---------------------                       ------------------       ----------
Carl Baker, Jr.             37        President and CEO, B & N Coal, Inc., a             2000                 2003
                                      mining, reclamation construction concern
                                      in Southeastern Ohio; Co-Owner of Sharon
                                      Stone Company, a limestone and slag
                                      producer in Noble and Washington
                                      Counties, Ohio; Owner of Dexter
                                      Hardwoods, Inc., a hardwood sawmill
                                      located in Noble County, Ohio

George W. Broughton         42        President, GWB Sales, Inc., Marietta,              1994                 2003
                                      Ohio, a business development company,
                                      September 1999 to present; Director and
                                      Executive Vice President/Sales and
                                      Marketing, Broughton Foods Co., a
                                      processor and distributor of dairy
                                      products December 1981 to August 1999;
                                      Director of SBR, Inc., maker of
                                      replacement windows and owner of
                                      "Woodcraft" catalog and stores (1)

Frank L. Christy            52        President/Owner of Christy & Associates,            1999              2002
                                      Marietta, OH, business development
                                      company located in Marietta, Ohio

Wilford D. Dimit            65        President of First Settlement, Inc.,                1993              2003
                                      Marietta, Ohio, a retail clothing store,
                                      shore store and restaurant

Robert E. Evans             59        President and Chief Executive Officer of            1980              2001
                                      Peoples and of Peoples Bank; Chairman of
                                      the Board of Northwest Territory Life
                                      Insurance Company (1)

Rex E. Maiden               64        Chairman of the Board of Maiden &                   1996              2002
                                      Jenkins Construction Co., Nelsonville,
                                      Ohio, highway and bridge contractor and
                                      contractor of commercial, industrial and
                                      educational buildings; Treasurer and
                                      Director of Sunday Creek Coal Co.,
                                      Nelsonville, Ohio, holding company for
                                      land and minerals (coal and oil);
                                      President and Chairman of the Board of
                                      Nelsonville  Consulting  and  Construction
                                      Co., Nelsonville,  Ohio, design consulting
                                      firm;  Chairman  of the  Board,  Black Top
                                      Contracting,   Nelsonville,  Ohio,  paving
                                      contractor;  Chairman  of the  Board,  B T
                                      Materials,  Nelsonville,  Ohio,  sand  and
                                      gravel  mining   operation  and  ready-mix
                                      concrete plant (1)

Robert W. Price             37        President of Smith Concrete, Marietta,              2000              2001
                                      Ohio, since 1992; President of
                                      Chesterhill Stone Company,
                                      McConnelsville, Ohio, since August 1994;
                                      President of Price Inland Terminal
                                      Company, Belpre, Ohio, since August 1994

Paul T. Theisen             69        Of counsel with firm of Theisen, Brock,             1980              2001
                                      Frye, Erb & Leeper Co., L.P.A.,
                                      Attorneys at Law, Marietta, Ohio (1)

Thomas C. Vadakin           69        Director, The Airolite Company,                     1989              2002
                                      Marietta, Ohio, a manufacturer of
                                      ventilating louvers. 100% Owner of
                                      Conclude, Inc., an Ohio corporation, as
                                      of now, a dormant corporation (1)

Joseph H. Wesel             71        Chairman and Chief Executive Officer of             1980              2002
                                      Marietta Automotive Warehouse, Inc.,
                                      Marietta, Ohio, an automotive parts
                                      wholesaler; President of Auto Paints
                                      Works Inc., Marietta, Ohio, a
                                      wholesaler/retailer of auto paint and
                                      body shop supplies; President of W.D.A.,
                                      Inc., Marietta, Ohio, a real estate
                                      holding company; Director, Marietta
                                      Ignition, Inc., a wholesaler/retailer of
                                      automotive parts and industrial
                                      supplies; Chairman of the Board of the
                                      Company since 1991 (1)
--------------------

(1) Mr. Broughton, Mr. Evans, Mr. Maiden, Mr. Theisen, Mr. Vadakin and Mr. Wesel are also directors of Peoples Bank.

         Thomas C. Vadakin and Paul T. Theisen are brothers-in-law.


Executive Officers
------------------

     The following list provides the names and ages of the executive officers of Peoples as of November 30, 2000, the positions presently held by those individuals and their individual business experience during the past five years. The board of directors may remove any of the executive officers at any time.

     DAVID B. BAKER (54). Mr. Baker became Executive Vice President of Peoples in February 1999. In February 2000, Mr. Baker was appointed President of Peoples Bank's Investment and Insurance Services, as Peoples reorganized its sales management structure to enhance financial product and service delivery. Prior thereto, he was President of Peoples Bank's Investment and Business Division since January 1998, and was President of the Investment and Trust Division of Peoples Bank, a position he held since 1991. Mr. Baker has held various positions in the Investment and Trust Division for Peoples Bank since 1974.

     JOHN W. CONLON (55). Mr. Conlon has been Chief Financial Officer of Peoples since April 1991. He became Treasurer of Peoples in April 1999. He has also been Chief Financial Officer and Treasurer of Peoples Bank for more than five years.

     ROBERT E. EVANS (60). Mr. Evans is President and Chief Executive Officer of Peoples and of Peoples Bank and has served in those capacities since 1980. Mr. Evans also has been a director of Peoples since 1980.

     LARRY E. HOLDREN (53). Mr. Holdren became Executive Vice President of Peoples in April 1999. He has also been President of the Retail and Banking Division for Peoples Bank since January 1998. Prior thereto, he was Executive Vice President of Human Resources for Peoples Bank since 1987.

      CAROL A. SCHNEEBERGER (44). Ms. Schneeberger became Executive Vice President/Operations of Peoples in April 1999. Prior thereto, she was Vice President/Operations of Peoples since October 1988. Prior thereto, she was Auditor of Peoples from August 1987 to October 1988, and Auditor of Peoples Bank from January 1986 to October 1988.

     JOSEPH S. YAZOMBEK (46). Mr. Yazombek was appointed Executive Vice President/Chief Lending Officer of Peoples in February 2000. Mr. Yazombek has also held the position of Executive Vice President and Chief Lending Officer of Peoples Bank since October 1998. He was an Executive Vice President of Peoples Bank's Consumer and Mortgage Lending areas from May 1996 to October 1998, where he also directly managed Peoples Bank's collections efforts. Mr. Yazombek joined Peoples Bank in 1983 and served as a real estate lender until May 1996.

     MARK F. BRADLEY (31). Mr. Bradley became Controller of Peoples in April 1998. Prior thereto, he was Manager of Accounting and External Reporting for Peoples from February 1995 to January 1997. He has been Controller for Peoples Bank since March 1997. He was Manager of Accounting and External Reporting for Peoples Bank from February 1995 to January 1997. Prior to February 1995, Mr. Bradley served as a staff accountant of Peoples beginning in 1991.

Additional Information
----------------------


         For additional information concerning the directors and executive officers of Peoples, see "Where You Can Find More Information about Peoples" on page 64.


                             BUSINESS OF LOWER SALEM
                             =======================

         Lower Salem is a state banking corporation chartered under the laws of the State of Ohio with its main and only office located at Main Street, State Route #821, Lower Salem, Ohio 45745. Lower Salem was initially chartered by the State of Ohio in 1911 and has been in continuous operation for 89 years.

         The principal business of Lower Salem consists of attracting retail deposits from the general public and investing those funds in one-to-four family residential mortgage loans and consumer loans primarily in Washington County, Ohio. Lower Salem also invests in U.S. Treasury Notes as well as state and municipal securities.

         Lower Salem's revenues are derived primarily from interest on loans, interest on investments and income service charges on deposit accounts.

         As a state-chartered bank, Lower Salem is subject to regulation by the Ohio Division of Financial Institutions and the FDIC. In October 1999, Lower Salem entered into an informal Memorandum of Understanding with the Ohio Division of Financial Institutions and the FDIC. This Memorandum required Lower Salem to make significant changes to its lending practices involving application processing and credit granting requirements, loan review and its loan loss reserves. On May 9, 2000, Lower Salem entered into a formal Written Agreement with the Ohio Division of Financial Institutions which required Lower Salem to make certain significant corporate decisions and take actions conducive to operating Lower Salem in a safe and sound manner.

            COMPARISON OF RIGHTS OF HOLDERS OF PEOPLES COMMON SHARES
                    AND HOLDERS OF LOWER SALEM COMMON SHARES
            ========================================================

         As a result of the merger, holders of Lower Salem common shares may become holders of Peoples common shares. Following the merger, the Peoples articles and regulations will govern the rights of those shareholders. Peoples is incorporated in Ohio, so the Ohio general corporation law will continue to govern the rights of former Lower Salem shareholders after the merger. Lower Salem is an Ohio banking corporation that is governed by the Ohio banking laws and, to the extent not inconsistent with the Ohio banking laws, the Ohio general corporation law.

         Differences exist between the rights of holders of Peoples common shares and the rights of holders of Lower Salem common shares. The significant differences are addressed below.

Authorized Capital Stock
------------------------

         Peoples' authorized capital shares consist of 12,000,000 common shares of which 6,489,204 were outstanding on November 30, 2000. An additional 592,401 Peoples common shares are subject to options outstanding as of November 30, 2000. The Peoples common shares are listed on The Nasdaq Stock Market under the symbol "PEBO".

         Lower Salem's authorized capital shares consist of 28,000 common shares, all of which were outstanding as of November 30, 2000.

Board of Directors
------------------

         The regulations of Peoples provide for a classified board of directors consisting of twelve directors, divided into three classes and elected for three year terms. The number of directors may be fixed or changed at a meeting of the shareholders upon the approval of a majority of the voting power of Peoples unless the proposal is affirmatively voted against by three members of the Peoples board of directors. In that case, the holders of 75% of the voting power of Peoples would have to vote in favor of the proposal to change the number of directors. The Peoples board of directors also may fix or change the number of directors by the affirmative vote of a majority of the authorized number of directors. In any event, the Peoples board may not increase the number of directors to more than fifteen or reduce the number to fewer than nine. The authorized number of directors is currently fixed at ten.

         Classification of directors makes it more difficult for shareholders to change the composition of the board of directors. Generally, two annual meetings, instead of one, are required to change the composition of more than one-half of the board of directors. Should a shareholder attempt to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, this classification and extra time period would allow the board sufficient time to review the proposal as well as any available alternatives in order to act in what it believes to be the best interests of the shareholders. The classification provisions, however, also may discourage a third party from starting a proxy contest, making a tender offer or otherwise attempting to obtain control of Peoples. As a result, Peoples may miss an opportunity to enter into a transaction that could be beneficial to Peoples or its shareholders.

         The regulations of Lower Salem provide for a board of directors consisting of at least five directors and no more than nine directors. The shareholders determine the exact number of directors at the time of election of the directors each year. In the absence of a determination by the shareholders, the number of directors remains consistent with the prior year. The current number of members of the Lower Salem board of directors is 7. All directors hold office for a period of one year and until their successors are elected and qualified. The shareholders may authorize a majority of the board of directors to increase the number of directors by appointing up to two additional members to the board in any one year, subject at all times to the maximum limit of nine directors.

Nominations
-----------

         The Peoples regulations provide that a shareholder wishing to make a nomination to the Peoples board of directors must make the nomination in writing and deliver or mail the nomination to the Secretary of Peoples not less than fourteen days, nor more than fifty days, prior to any meeting of shareholders called for the election of directors. In any case, if Peoples gives less than twenty-one days' notice of the meeting to the shareholders, then the shareholder must deliver or mail the nomination to the Secretary of Peoples not later than the close of business on the seventh day following the day on which Peoples mailed the notice of the meeting. The notification must contain the following information to the extent known by the notifying shareholder:

o the name, age, business address and residence address of each proposed nominee;

o        the principal occupation or employment of each proposed nominee;

o the total number of Peoples common shares beneficially owned by each proposed nominee and the notifying shareholder; and

o any other information required to be disclosed with respect to a nominee for election as a director of Peoples in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934.

         A written consent of the proposed nominee to serve, if elected, must accompany the notification.

         Peoples may disregard nominations which the chairman of the meeting determines are not made in accordance with the Peoples regulations.

         Neither the Lower Salem articles nor the Lower Salem regulations provide for a nomination procedure similar to that described for Peoples.

Mandatory Retirement and Qualifications

         No person will be eligible to be elected as a Peoples director unless he or she is a shareholder of Peoples and,

o is in the position of chief executive officer or active leadership within his or her business or professional interest which must be located within the geographic area in which Peoples or any of its subsidiaries operate or do business; or

o        serves as an executive officer of Peoples or one of its subsidiaries.

         A director will not be eligible for nomination and re-election as a director of Peoples following the fifth anniversary of the termination of that person's qualifying executive or leadership position. The five-year limitation, however, is not applicable to a person who retires as chairman of the board or chief executive officer of Peoples. When a person's eligibility to serve as a director of Peoples terminates, the person must submit his or her resignation as a director effective at the pleasure of the board and may not be nominated and re-elected as Peoples director.

         Neither the Lower Salem articles nor the Lower Salem regulations provide for a retirement provision similar to that described for Peoples. The Lower Salem regulations, however, provide that the directors of Lower Salem must satisfy the qualification requirements of Ohio Revised Code Section 1105.02 governing Ohio banking corporations. That section states, that of the directors on the board of directors of an Ohio bank,

o a majority of the directors must be outside directors, except that, if 80% or more of any class of the bank's voting shares are owned by a company, a majority of the directors may be officers or directors of one or more affiliates of the bank; and

o a majority of the directors must be residents of Ohio or live within 100 miles of Ohio.

         In addition to the above listed requirements, Ohio Revised Code Section 1105.02 prohibits any person who has been convicted of, or who has pled guilty to, a felony involving dishonesty or breach of trust from serving as a director of an Ohio bank.

Removal and Filling of Vacancies
--------------------------------

         A director or directors of Peoples may be removed from office, only for cause, by the affirmative vote of the holders of at least 75% of the voting power of Peoples entitling them to elect directors in place of those to be removed. The shareholders may vote to elect a new director at the time of removal for the unexpired term of each director removed. If the shareholders fail to elect a new director at that time, then a vacancy will exist on the board.

         The Peoples board of directors, acting by a majority vote of the directors then in office, though less than a majority of the whole authorized number of directors, may fill any vacancy in the board of directors for the unexpired term. A vacancy exists if the shareholders increase the authorized number of directors, but fail at the time of the increase to elect the additional directors provided for, or if the shareholders fail, at any time, to elect the whole authorized number of directors.

         The Lower Salem articles and regulations do not include provisions limiting the removal of directors. As a result, Ohio statutory law exclusively governs the removal of a director from the board of Lower Salem. Under Ohio Revised Code Section 1105.10 governing Ohio banking corporations, either the board of directors of Lower Salem or the Ohio superintendent of financial institutions may remove a director, if the director has filed for relief or is a debtor in a case filed under Title XI of the United States Code or if a court has determined that the director is incompetent.

         Pursuant to Ohio Revised Code Section 1105.10, the shareholders of Lower Salem also may remove all the directors or any individual director from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed. The shareholders may elect a new director at the same meeting at which a director is removed for the unexpired term of each director removed. Failure of the shareholders to elect a director to fill the unexpired term of any director removed is deemed to create a vacancy in the board.

         Under the Lower Salem regulations and Section 1105.10, the remaining directors of Lower Salem, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy exists if the shareholders increase the authorized number of directors but fail at the meeting at which the increase is authorized, or an adjournment of the meeting, to elect the additional directors provided for, or if the shareholders fail at any time to elect the whole authorized number of directors. The office of a member of the board of directors also becomes vacant if the director dies or resigns. A resignation takes effect immediately unless the director specifies another time.

Voting Rights
-------------

         Each Peoples common share entitles the holder of that share to one vote for the election of directors and for all other matters submitted to the shareholders of Peoples for their consideration. Peoples' shareholders are not entitled to exercise cumulative voting in the election of directors. Holders of Lower Salem common shares have identical voting rights.

Payment of Dividends
--------------------

         Peoples can pay dividends on its outstanding common shares in accordance with the terms of the Ohio general corporation law. The Ohio general corporation law generally provides that Peoples may declare and pay dividends to its shareholders, provided that the dividend does not exceed the combination of the surplus of Peoples, defined generally as the excess of Peoples' assets plus stated capital over its liabilities, and is not in violation of the rights of the holders of shares of any other class. In addition, Peoples may not pay any dividend when Peoples is insolvent or there is reasonable ground to believe that by payment of the dividend Peoples would be rendered insolvent.

         The ability of Peoples to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends which its subsidiaries may declare. In addition, the Federal Reserve Board expects Peoples to serve as a source of strength to its subsidiary banks which may require it to retain capital for further investments in its subsidiary banks rather than for dividends for its shareholders.

         Lower Salem is currently restricted from the payment of any and all dividends without the prior approval of regulatory authorities. In addition, under the terms of the merger agreement, Lower Salem has agreed not to declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding without the prior approval of Peoples.

Assessment of Shares
--------------------

         Under the Ohio general corporation law, a corporation may assess a shareholder for the debts of the corporation only to the extent that the shareholder has not fully paid for his or her shares. The shareholders of Peoples are protected from assessment by these provisions of Ohio law. By contrast, under Ohio Revised Code Section 1121.52, the board of directors of an Ohio bank may assess the shareholders of the bank for specified impairments to the bank's capital. As an Ohio bank, the shareholders of Lower Salem are subject to these assessment provisions.

Special Meetings of Shareholders
--------------------------------

         The Peoples regulations contain a provision pursuant to which special meetings of shareholders may only be called by the chairman of the board, the president or, in the case of the president's absence, death or disability, the vice president authorized to exercise the authority of the president, the secretary, the directors by action in a meeting, or a majority of the directors acting without a meeting or the holders of at least a majority of all shares outstanding and entitled to vote at the meeting.

         The Lower Salem regulations contain a provision pursuant to which special meetings of shareholders may be called by the board of directors, the executive committee, the chairman of the board, the president or, upon written request filed with the secretary of the board, the holders of record of not less than one-fourth of the outstanding common shares entitled to vote at the meeting.

Pre-emptive Rights
------------------

         Shareholders of Peoples do not have pre-emptive rights. Lower Salem shareholders do have pre-emptive rights. A preemptive right allows a shareholder to maintain a proportionate share of ownership by purchasing shares of any new share issuance. The purpose of the right is to protect shareholders from dilution of value and control when new shares are issued.

Mergers and Consolidations
--------------------------

         Under the Ohio general corporate law, the directors of each Ohio corporation in a merger or consolidation must approve a merger agreement. The agreement of merger also must be adopted by the shareholders of an Ohio corporation, if that corporation does not survive the merger, by the vote of at least two-thirds of the corporation's voting power, or a different proportion, but not less than a majority, as provided in the articles of the corporation. The merger also must be approved by the shareholders and directors of any foreign corporation in the merger, as required by the laws of the state of its incorporation. The Peoples articles provide that a majority of the voting power of Peoples may adopt a merger agreement, unless the proposal is voted against by three members of the board of directors, in which case the merger agreement must be adopted by 75% of the voting power of Peoples.

         Under the Ohio general corporate law, in the case of a merger, the shareholders of a surviving Ohio corporation also must adopt the merger agreement by a similar vote as that described in the preceding paragraph, if one or more of the following conditions exist:

o the articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation;

o the agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation;

o the merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of a number of shares of the surviving corporation as will entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of the corporation in the election of directors; or

o the agreement of merger makes a change in the directors of the surviving corporation as otherwise would require action by the shareholders or the holders of a particular class of that corporation.

         Under Ohio banking law, a state bank may consolidate or merge with another state bank, a bank doing business under authority granted by the bank regulatory authority of another state, a national bank, savings bank or savings association, only with the approval of,

o        the directors of both constituent corporations;

o the shareholders of each constituent state bank, by the affirmative vote or written consent of the holders of two-thirds of the voting power of the state bank, or another proportion as provided by the articles of the bank which cannot be less than a majority;

o the shareholders of the other constituent bank, savings bank or savings association as required by any applicable state or federal law; and

o any appropriate regulatory authorities, including, where the resulting corporation will be a national bank, the Office of the Comptroller of the Currency.

The Lower Salem articles do not alter the two-thirds voting requirements for approval of a merger or consolidation.

Other Corporate Transactions
----------------------------

         Subject to specified exceptions, the approval of two-thirds of the voting power of an Ohio corporation, or a different proportion, but not less than a majority, as provided in the articles of the corporation, is required by the Ohio general corporate law for an Ohio corporation to take any of the following actions:

o the consummation of combinations and majority share acquisitions involving the transfer or issuance of a number of shares that would entitle the holders of those shares to exercise at least one-sixth of the voting power of the corporation in the election of directors immediately after the consummation of the transaction;

o the disposition of all or substantially all of the corporation's assets other than in the regular course of business; and

o        voluntary dissolutions.

         The Peoples articles provide that a majority of the voting power of Peoples may approve the foregoing listed transactions except where three members of the board of directors of Peoples have voted against the proposal, in which case 75% of the voting power of Peoples must approve the proposal.

         The articles of Lower Salem do not alter any voting rights required to approve any actions, as may be applicable to the bank under Ohio banking and corporate laws.

Amendment of Articles and Regulations
-------------------------------------

         Under Ohio corporate and banking laws, the holders of shares entitling them to exercise two-thirds of the voting power of the corporation or bank is required to adopt an amendment to the articles of the corporation or bank, unless the articles provide for a different proportion which cannot be less than a majority. The Peoples articles provide that a majority of the voting power of Peoples may approve a proposal to amend the Peoples articles, unless three members of the board of directors vote against the proposed amendment, in which case 75% of the voting power of Peoples must approve the amendment. The Lower Salem articles do not alter the two-thirds voting requirement for amending its articles.

         Under Ohio corporate and banking laws, an amendment to the regulations of the corporation or bank may be adopted by the holders of a majority of the voting power of the corporation or bank or by an action in writing, without a meeting, by the holders of two-thirds of the voting power of the corporation or bank, unless the articles or regulations provide for a different proportion which cannot be less than a majority. The Peoples articles provide that a majority of the voting power of Peoples may approve a proposal to amend the Peoples regulations, unless three members of the board of directors vote against the proposed amendment, in which case 75% of the voting power of Peoples must approve the amendment. The Lower Salem articles do not alter the two-thirds voting requirement for amending its regulations.

ANTI-TAKEOVER STATUTES
======================

Ohio Control Share Acquisition Act
----------------------------------

         Section 1701.831 of the Ohio Revised Code or the "Ohio Control Share Acquisition Act" provides that notice and informational filings and special shareholder meetings and voting procedures must occur prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of shares of an "issuing public corporation" that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

o        one-fifth or more but less than one-third of the voting power;

o        one-third or more but less than a majority of the voting power; or

o        a majority or more of the voting power.

         An "issuing public corporation" is an Ohio corporation with fifty or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio, and as to which no valid close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Act, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders at which at least a majority of the voting power in the election of directors is represented in person or by proxy, the acquisition is approved by both:

o a majority of the voting power of the corporation in the election of directors represented in person or by proxy at the meeting, and

o a majority of the voting power represented at the meeting exercised by shareholders, excluding:

        o  the acquiring shareholder,

        o officers of the corporation elected or appointed by the directors of the corporation;

        o employees of the corporation who are also directors of the corporation, and

        o  persons  who  acquire  specified  amounts of shares  after the
           first  public   disclosure  of  the  proposed   control  share
           acquisition.

         The Ohio Control Share Acquisition Act does not apply to a corporation whose articles or regulations so provide. The Ohio Control Share Acquisition Act applies to both Peoples and Lower Salem because neither corporation has taken any action to opt out of the act.

Ohio Merger Moratorium Statute
------------------------------

         Chapter 1704 of the Ohio Revised Code or the "Ohio Merger Moratorium Statute" prohibits certain business combinations and transactions between an "issuing public corporation" and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors, an "interested shareholder," for at least three years after the interested shareholder becomes such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation's shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.

         For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder or persons related to the shareholder are prohibited:

o a sale or acquisition of an interest in assets meeting thresholds specified in the statute,

o        mergers and similar transactions,

o        a voluntary dissolution,

o the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation's outstanding shares,

o a transaction that increases the interested shareholder's proportionate ownership of the corporation, and

o any other benefit that is not shared proportionately by all shareholders.

         After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

o the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors, or a different proportion specified in the corporation's articles, including at least a majority of disinterested shares, or

o the business combination results in shareholders, other than the interested shareholder, receiving a "fair market value" for their shares determined by the method described in the statute.

         A corporation may elect not to be covered by the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles. The Ohio Merger Moratorium Statute applies to both Lower Salem and Peoples because neither has taken any action to opt out of the Statute.

Director and Officer Liability and Indemnification
--------------------------------------------------

         The regulations of Peoples provide that Peoples will indemnify its directors or officers against expenses, including, without limitation, attorneys' fees, filing fees, court reporter's fees and transcript costs, judgments, fines and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of Peoples or, at the request of Peoples, were serving another entity in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Peoples. With regard to criminal matters, directors and officers will be similarly indemnified by Peoples if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Peoples and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

         Peoples will not indemnify any officer or director of Peoples who was a party to any completed action or suit instituted by or in the right of Peoples for any matter asserted in an action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the interests of People or misconduct, other than negligence, in the performance of his or her duty to Peoples. However, should the court in which the action was brought determine that the officer or director is fairly and reasonably entitled to indemnity, Peoples must indemnify the officer or director to the extent permitted by the court.

         Peoples will make any indemnification not precluded by Peoples' regulations only upon a determination that the director or officer has met the applicable standard of conduct. That determination may be made only:

o        by a majority vote of a quorum of disinterested directors,

o if a quorum, as described above, is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel,

o        by the shareholders, or

o        by the court, if any, in which the action was brought.

         Peoples will pay expenses incurred in defending any action, suit or proceeding in advance upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if the director or officer is not entitled to that indemnification.

         Peoples' regulations state that the indemnification provided by the regulations is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the Peoples regulations provide that Peoples may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at the request of Peoples, against any liability asserted against him or her and incurred by him or her in that capacity whether or not Peoples would have the obligation or power to indemnify him or her under the Peoples regulations.

         Ohio has codified the directors' common law duty of care and, in part, their common law duty of loyalty. Under Ohio corporate law, a director must perform his or her duties as a director, including his or her duties as a member of any committee of the directors upon which he or she serves, in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This higher standard of proof must be met in any action brought against a director for breach of his or her duties, including any action involving or affecting

o        a change or potential change in control of the corporation,

o a termination or potential termination of a director's service to the corporation as a director, or

o a director's service in any other position or relationship with the corporation.

         The higher standard of proof, however, does not affect the liability of directors for unlawful loans, dividends or distributions under Section 1701.95 of the Ohio Revised Code.

         Consistent with Ohio law, the Peoples articles provide that members of the Peoples board of directors, when evaluating any offer of another party to
(a) make a tender or exchange offer for any shares of Peoples, (b) merge or consolidate Peoples with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of Peoples, in connection with the exercise of their judgment in determining what they reasonably believe to be in the best interest of Peoples, must consider the interests of Peoples' shareholders and, in their discretion, may consider any of the following:

o the interests of Peoples' employees, suppliers, creditors and customers;

o        the economy of Ohio and the nation;

o        community and societal considerations; and

o the long-term as well as the short-term interests of Peoples and its shareholders, including the possibility that those interests may be best served by the continued independence of Peoples.

         The Lower Salem regulations do not address the indemnification rights of the bank's directors and officers. Accordingly, those rights are governed exclusively by the Ohio banking and general corporate laws.

         Ohio Revised Code Section 1105.11, governing Ohio banking corporations, provides that any director of a bank who knowingly violates or knowingly permits any of the officers, agents or employees of the bank to violate any provision of the Ohio banking laws will be liable personally and individually for all damages the bank, its shareholders or any other person sustains in consequence of the violation.

         Ohio Revised Code Section 1701.13, governing Ohio corporations generally, permits a corporation to indemnify its directors, officers, employees and agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in specified civil and criminal proceedings. The indemnified party must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnified party must have had no reasonable cause to believe that his or her conduct was unlawful. An Ohio corporation is also required to make indemnification, if the party to be indemnified has been successful on the merits or otherwise in defense of any action, suit or proceeding.

         An Ohio corporation may not indemnify any officer, director, employee or agent pursuant to Ohio law, in an action brought by or in the right of the corporation, if (1) the officer, director, employee or agent is found liable for negligence or misconduct in the performance of his or her duties to the corporation, unless and only to the extent that the court in which the action is brought determines that the person is entitled to indemnification, or (2) the only liability asserted against the officer, director, employee or agent is for the making of unlawful loans, dividends or distributions of the corporation's assets under Section 1701.95 of the Ohio Revised Code.

         Pursuant to Ohio law, any indemnification, unless ordered by a court, must be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the indemnified party is proper in the circumstances because he or she has met the applicable standard of conduct required for indemnification. That determination must be made:

o by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action;

o if the quorum described above is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

o        by the shareholders; or

o by the court of common pleas or the court in which the action is brought.

         Ohio law requires a corporation, with specified exceptions, to pay the expenses of a director as they are incurred, in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

o repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless disregard for the best interests of the corporation; and

o reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         Ohio law further allows a corporation to purchase liability insurance for any director, officer, employee or agent and states that the indemnification provided for by Ohio law is not exclusive of other forms of indemnification that the corporation may provide.

         Peoples has agreed to indemnify each of the officers, directors and employees of Lower Salem to the full extent that Lower Salem would have been required to indemnify that person under Ohio law and the governing documents of Lower Salem. Any determination required to be made with respect to whether an indemnified person's conduct complies with the standards of Ohio law and Lower Salem's governing documents will be made by the court in which the action is brought or by independent counsel selected by Peoples and reasonably acceptable to the indemnified person. The merger agreement also provides for the continuation of director and officer liability insurance for the directors and officers of Lower Salem for a period of three years.


         For more information, see "The Merger Agreement and Related Plan of Merger - Costs and Expenses; Indemnification" on page 46.


                                  LEGAL MATTERS
                                  =============

         The federal income tax consequences of the merger, along with other legal matters in connection with the merger and the issuance of cash, Peoples common shares, or a combination of cash and Peoples common shares to former Lower Salem shareholders, will be passed upon for Peoples by Vorys, Sater, Seymour and Pease LLP.

                                     EXPERTS
                                     =======

         The consolidated financial statements of Peoples incorporated by reference in this proxy statement/prospectus from Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein. Those consolidated financial statements are incorporated in this proxy statement/prospectus by reference in reliance upon Ernst & Young LLP's report given upon the authority of that firm as an expert in accounting and auditing.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
           ==========================================================

         This document contains forward-looking statements about the merger and about Peoples' financial condition, results of operations, plans, objectives, future performance and business. This includes information relating to:

o        benefits, revenues and earnings estimated to result from the merger;
         and

o        estimated costs of integrating Lower Salem.

         It also includes statements using words like "believes," "expects," "intends," "anticipates" or "estimates" or similar expressions.

         These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those discussed under "Risk Factors" above and the following:

o income, interest and non-interest, following the merger is lower than expected;

o the costs of providing compensation and benefits to Peoples' employees increase;

o        competition increases in the banking industry or Peoples' markets;

o costs or difficulties related to the integration of Lower Salem's business or other acquired businesses are greater than expected;

o there are adverse changes in general economic conditions or in competitive forces;

o technological changes are more difficult or expensive to implement than anticipated;

o        there are adverse changes in the securities markets; and

o        Peoples suffers the loss of key personnel.

         Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You should not place undue weight on these statements. These statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document.

         All subsequent written and oral forward-looking statements attributable to Peoples or Lower Salem or any person acting on behalf of Peoples or Lower Salem are qualified by the cautionary statements in this section. Peoples and Lower Salem have no obligation to revise these forward-looking statements.

                WHERE YOU CAN FIND MORE INFORMATION ABOUT PEOPLES
                =================================================

SEC Filings
-----------

         Peoples files annual, quarterly and current reports, proxy statements and other information with the SEC. Peoples' SEC filings are available to the public at the Internet site maintained by the SEC at www.sec.gov and at the Internet site maintained by Peoples at www.peoplesbancorp.com. You can also read and copy any document filed by Peoples with the SEC at the SEC's public reference rooms located at:

450 Fifth Street, N.W.      New York Regional Office    Chicago Regional Office
Room 1024                   7 World Trade Center        500 West Madison Street
Washington, D.C.  20549     Suite 1300                  Suite 1400
                            New York, New York  10048   Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of Peoples' SEC filings by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

Registration Statement
----------------------

         Peoples has filed with the SEC a registration statement on Form S-4 to register the Peoples common shares to be issued to Lower Salem shareholders in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Peoples and Lower Salem. This proxy statement/prospectus is part of that registration statement. The rules and regulations of the SEC allow Peoples to omit some information included in the registration statement from this document.

Peoples Documents Incorporated by Reference
-------------------------------------------

         The SEC allows Peoples to "incorporate by reference" information into this proxy statement/prospectus. This means that Peoples can disclose important information to you by referring you to another document filed as an appendix to this proxy statement/prospectus or to documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

         This proxy statement/prospectus incorporates by reference the Peoples SEC documents described below. All of these documents were or will be filed under SEC File No. 0-16772.

o        Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

o Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

o Current Reports on Form 8-K dated December 5, 2000, November 13, 2000, October 23, 2000, October 11, 2000, September 5, 2000, July
         26, 2000,  July 14, 2000,  June 29, 2000,  May 4, 2000,  April 17,
         2000, April 6, 2000, March 29, 2000,  February 15, 2000,  February
         7, 2000,  February 3, 2000, January 20, 2000, January 18, 2000 and
         January 14, 2000;

o The description of the Peoples common shares contained in Peoples' Registration Statement on Form 8-B, filed on July 20, 1993; and

o All reports and definitive proxy or information statements of Peoples filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before completion of the merger and the exchange of Lower Salem common shares for Peoples common shares.

         Peoples will provide, without charge, copies of any report incorporated by reference in this proxy statement/prospectus, excluding exhibits other than those that are specifically incorporated by reference in this proxy statement/prospectus. You may obtain a copy of any document incorporated by reference by writing or calling Peoples at:

                              Peoples Bancorp Inc.
                                138 Putnam Street
                                  P.O. Box 738
                            Marietta, Ohio 45750-0738
                                 (740) 373-3155

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY 6, 2001 TO ASSURE THAT YOU WILL RECEIVE THEM BEFORE THE SPECIAL MEETING. If you request any incorporated documents, Peoples will mail them to you by first class mail, or another equally prompt means, within one business day after Peoples receives your request.

         Peoples and Lower Salem have not authorized anyone to give any information or make any representation about the merger or the corporations party to the merger that differs from, or adds to, the information in this proxy statement/prospectus or in the reports that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

         This proxy statement/prospectus is dated JANUARY 5, 2001. The information contained in this proxy statement/prospectus speaks only as of that date, unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to you nor the issuance to you of Peoples common shares will create any implication to the contrary.

                                   Appendix A


                  AGREEMENT AND PLAN OF ACQUISITION AND MERGER

                                   dated as of

                                October 24, 2000

                                 by and between

                              PEOPLES BANCORP INC.

                                       and

                         THE LOWER SALEM COMMERCIAL BANK

                                       and

                       PEOPLES BANK, NATIONAL ASSOCIATION

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE

ARTICLE ONE      THE MERGER..................................................1
      1.01.      Merger; Surviving Corporation...............................1
      1.02.      Effective Time..............................................1
      1.03.      Effects of the Merger.......................................2

ARTICLE TWO      CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES..............2
      2.01.      Effect on Outstanding LSCB Shares...........................2
      2.02.      Fractional Shares...........................................2
      2.03.      Elections...................................................3
      2.04.      Allocations of Merger Consideration.........................3

ARTICLE THREE    REPRESENTATIONS AND WARRANTIES OF LSCB......................4
     3.01.       Representations and Warranties of LSCB......................4

ARTICLE FOUR     REPRESENTATIONS AND WARRANTIES OF PEOPLES..................14
      4.01.      Representations and Warranties of Acquiror.................14
      4.02.      Representations and Warranties of Peoples Bank.............16

ARTICLE FIVE     FURTHER COVENANTS OF LSCB..................................17
      5.01.      Operation of Business......................................17
      5.02.      Notification...............................................20
      5.03.      Shareholder Approval.......................................20
      5.04.      Acquisition Proposals......................................20
      5.05.      Delivery of Information....................................21
      5.06.      Affiliates Compliance with the Securities Act..............21
      5.07.      Takeover Laws..............................................21
      5.08.      Cooperation In Merger......................................21
      5.09.      Accounting Policies........................................21
      5.10.      Title Insurance............................................21

ARTICLE SIX      FURTHER COVENANTS OF PEOPLES...............................22
      6.01.      Current Information........................................22
      6.02.      Opportunity of Employment; Employee Benefits...............22
      6.03.      Severance Benefit..........................................22
      6.04.      NASDAQ Listing.............................................23
      6.05.      Takeover Laws..............................................23
      6.06.      Notification...............................................23
      6.07       Officers' and Directors' Indemnification...................23

ARTICLE SEVEN    FURTHER OBLIGATIONS OF THE PARTIES.........................24
      7.01.      Necessary Further Action...................................24
      7.02.      Cooperative Action.........................................24
      7.03.      Satisfaction of Conditions.................................24
      7.04.      Confidentiality............................................24
      7.05.      Press Releases.............................................25
      7.06.      Registration Statement.....................................25
      7.07.      Regulatory Applications....................................26
      7.08.      Supplemental Assurances....................................26

ARTICLE EIGHT    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.....26
      8.01.      Conditions to the Obligations of Peoples...................26
      8.02.      Conditions to the Obligations of LSCB......................27
      8.03.      Mutual Conditions..........................................28

ARTICLE NINE     CLOSING....................................................29
      9.01.      Closing....................................................29
      9.02.      Closing Transactions Required of Peoples...................29
      9.03.      Closing Transactions Required of LSCB......................29

ARTICLE TEN      NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                 COVENANTS..................................................30
      10.01.     Non-Survival of Representations, Warranties and Covenants..30

ARTICLE ELEVEN   TERMINATION................................................30
      11.01.     Termination................................................30
      11.02.     Effect of Termination......................................31

ARTICLE TWELVE   MISCELLANEOUS..............................................32
      12.01.     Notices....................................................32
      12.02.     Counterparts...............................................32
      12.03.     Entire Agreement...........................................33
      12.04.     Successors and Assigns.....................................33
      12.05.     Captions...................................................33
      12.06.     Governing Law..............................................33
      12.07.     Payment of Fees and Expenses...............................33
      12.08.     Amendment..................................................33
      12.09.     Waiver.....................................................33
      12.10.     Disclosure Schedules.......................................33
      12.11.     No Third-Party Rights......................................34
      12.12.     Waiver of Jury Trial.......................................34
      12.13.     Severability...............................................34

                  AGREEMENT AND PLAN OF ACQUISITION AND MERGER
                  --------------------------------------------


         THIS AGREEMENT AND PLAN OF ACQUISITION AND MERGER ("Agreement"), dated as of October 24, 2000, is made and entered into by and between Peoples Bancorp Inc., a bank holding company organized under the laws of the State of Ohio ("Peoples"), Peoples Bank, National Association, a national banking association organized under the laws of the United States ("Peoples Bank") and Lower Salem Commercial Bank, a banking corporation organized under the laws of the State of Ohio ("LSCB") (Peoples, Peoples Bank and LSCB are sometimes hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of LSCB, Peoples Bank and Peoples have each determined that it is in the best interests of their respective corporations and shareholders for LSCB to merge with and into Peoples Bank (the "Merger"), upon the terms and subject to the conditions set forth in and pursuant to the terms of this Agreement and a related Plan of Merger by and between Peoples Bank and LSCB to be signed at a future date ("Merger Agreement"), substantially in the form attached hereto and marked Exhibit A; and

         WHEREAS, the Boards of Directors of LSCB, Peoples, and Peoples Bank have each approved this Agreement and the consummation of the transactions contemplated hereby; and

         WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, LSCB will cease to have a separate corporate existence, and shareholders of LSCB will receive from Peoples in exchange for each common share, $10.00 par value, of LSCB (the "LSCB Shares"), (A) a certain amount of cash, or (B) a number of common shares, without par value, of Peoples ("Peoples Shares"), or (C) a combination of cash and Peoples Shares, as calculated in accordance with the terms of this Agreement; and

         WHEREAS, it is the intention of the Constituent Corporations that the Merger contemplated by this Agreement be accounted for as a purchase; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, LSCB, Peoples Bank and Peoples, intending to be legally bound hereby, agree as follows:

                                   ARTICLE ONE
                                   THE MERGER

1.01.    Merger; Surviving Corporation
-----    -----------------------------

         Upon the terms and subject to the conditions of this Agreement and the Merger Agreement, at the Effective Time (as defined in Section 1.02 of this Agreement), LSCB shall merge with and into Peoples Bank in accordance with the General Corporation Law of the State of Ohio (the "OGCL") and the laws of the United States (the "National Bank Act"). Peoples Bank shall be the continuing and surviving banking association in the Merger, shall continue to exist under the laws of the United States, and shall be the only one of Peoples Bank and LSCB to continue its separate corporate existence after the Effective Time.

1.02.    Effective Time
-----    --------------

         The Merger shall become effective upon the date provided in the Merger Agreement. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

1.03.    Effects of the Merger
-----    ---------------------

         At the Effective Time, the Merger Agreement shall determine the effects of the Merger.

                                   ARTICLE TWO
                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

2.01.    Effect on Outstanding LSCB Shares
-----    ---------------------------------

(a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each LSCB Share issued and outstanding at the Effective Time (other than (A) shares the holder of which (the "Dissenting Stockholder") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"), (B) shares held directly or indirectly by Peoples (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (C) shares held as treasury stock of LSCB (collectively, the "Excluded Shares") shall become and be converted into, at the election of the holder thereof (subject to the provisions of this Article), the right to receive cash ("Cash Consideration"), a number of Peoples Shares ("Stock Consideration"), or a combination of both, the value of which (the "Merger Consideration") shall be determined, up to a maximum value of $85.72 (the "Maximum Value") by multiplying the Peoples Market Value, as defined below, by an Exchange Ratio, which shall be determined as follows: (1) If the Peoples Market Value is less than or equal to $14.625, then the quotient of $33.80 (the "Cash Portion") divided by the Peoples Market Value, plus 3.5500, or, (2) if the Peoples Market Value is greater than $14.625, then the quotient Maximum Value divided by the Peoples Market Value.

                  (i) If between the date of this Agreement and the Effective Time, the outstanding Peoples Shares shall have been changed into a different number of shares or into a different class, by reason of any stock
                           dividend,       subdivision,        reclassification,
                           recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Exchange Ratio shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

                  (ii) As used herein, "Peoples Market Value" shall be the average of the mean between the closing high bid and low asked prices of Peoples Shares as reported on the NASDAQ Stock Market (the "NASDAQ"), for the 20 consecutive trading days immediately preceding the day (the "Valuation Date") which is the day that is the latest of (A) the day of expiration of the last waiting period with respect to any of the required regulatory approvals as contemplated in
                           Section 7.06, hereof, (B) the day on which the last of the required regulatory approvals as contemplated in Section 7.07 hereof, is obtained or (C) the day on which the last of the required stockholder approvals have been received.

                  As of the Effective Time, each Excluded Share shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

(b) As of the Effective Time, all LSCB Shares other than Excluded Shares shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such LSCB Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of LSCB.

2.02.    Fractional Shares
-----    -----------------

         Notwithstanding any other provision hereof, no fraction of a whole share of Peoples Shares and no certificates or scrip therefore will be issued in the Merger; instead, Peoples shall pay to each holder of LSCB Shares who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Peoples Market Value.

2.03.    Elections
-----    ---------

(a) Subject to the allocation procedures set forth in this Article, each holder of LSCB Shares will be entitled, with respect to the Merger Consideration to be received for each LSCB Share held by such holder, to (A) elect to receive the Stock Consideration (a "Stock Election") with respect to such holder's LSCB Shares ("Stock Election Shares"), (B) elect to receive the Cash Consideration (a "Cash Election") with respect to such holder's LSCB Shares ("Cash Election Shares"), (C) make no election (a "No-Election") with respect to such holder's LSCB Shares ("No-Election Shares"), or (D) elect to make a Stock Election with respect to some of such holder's LSCB Shares and a Cash Election with respect to the remaining LSCB Shares held by such holder (a "Split Election"). Any Dissenting Shares shall be deemed to be No-Election Shares.

(b) An election form and other appropriate transmittal materials (the "Letter of Transmittal and Election Form") will be mailed within three business days after the Closing to each holder of record of LSCB Shares as of the Effective Time permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a (A) Stock Election, (B) Cash Election, (C) No-Election or (D) Split Election. Holders who hold in a variety of capacities may make a separate election in each capacity. Any election shall have been properly made only if a bank or trust company designated by Peoples (the "Exchange Agent") shall have actually received a properly completed Letter of Transmittal and Election Form by the Election Deadline, described below. A Letter of Transmittal and Election Form will be properly completed only if accompanied by certificates representing all LSCB Shares converted thereby. Any LSCB Shares with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent of an effective, properly completed Letter of Transmittal and Election Form shall be deemed to be No-Election Shares. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

(c) The Election Deadline shall be 5:00 p.m., Eastern Time, on the 10th business day following but not including the date of mailing of the Letter of Transmittal and Election Form or such other date as Peoples and LSCB shall mutually agree upon.

2.04.    Allocations of Merger Consideration
-----    -----------------------------------

(a) As provided below, the percentage of the LSCB Shares which will be converted into the right to receive the Stock Consideration shall be that percentage determined by subtracting from 100% the percentage determined in Subsection (b) of this Section 2.04, but in no event less than 52%. The Exchange Agent shall effectuate the allocations of the Merger Consideration described below among the holders of LSCB Shares within five business days after the Election Deadline.

(b) If the aggregate number of Cash Election Shares exceeds the number of LSCB Shares equal to the percentage, as determined by dividing the Cash Portion by the Merger Consideration, of the LSCB Shares outstanding at the Effective Time (excluding such shares which are to be canceled and retired in accordance with Subsection (b) of Section 2.01) (the "Cash Election Number"), all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

            each Cash Election Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product, rounded to the nearest 1 cent ($.01), of (1) the Cash Consideration and (2) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (B) a number of Peoples Shares equal to the product, rounded to four decimal places, of (1) the Stock Consideration and
            (2) a number equal to one minus the Cash Fraction.

(c) If the aggregate number of Stock Election Shares exceeds the number of LSCB Shares equal to the percentage determined in Subsection (a) of this
     Section 2.04 of the LSCB Shares outstanding at the Effective Time (excluding such shares which are to be canceled and retired in accordance with Subsection (b) of Section 2.01) (the "Stock Election Number"), all Cash Election Shares and all No-Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

            each Stock Election Share shall be converted into the right to receive (A) a number of Peoples Shares equal to the product, rounded to four decimal places, of
            (1) the Stock Consideration and (2) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (B) an amount of cash, without interest, equal to the product, rounded to the nearest 1
            (cent), of (1) the Cash Consideration and (2) a number equal to one minus the Stock Fraction.

(d) In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the No-Election Shares shall be converted into either the right to receive the Stock Consideration or the Cash Consideration as determined by random selection so that the result provided for in Section 2.04(a) is achieved.

(e) The random selection process to be used by the Exchange Agent pursuant to Section 2.04(d) will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described in this Section 2.04.

                                  ARTICLE THREE
                     REPRESENTATIONS AND WARRANTIES OF LSCB

3.01.    Representations and Warranties of LSCB
-----    --------------------------------------

(a) CORPORATE STATUS. LSCB is an Ohio banking corporation, is duly organized and validly existing and in good standing under the laws of Ohio, and has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of the Agreement by the LCSB shareholders and the obtaining of appropriate regulatory approvals, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. Copies of the articles of incorporation and regulations of LSCB and all amendments thereto have been delivered to Peoples by LSCB. LSCB is not qualified to do business in any other jurisdiction or is required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on LSCB. As used in this Agreement, any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole or on the ability of such entity to perform without material delay its obligations under this Agreement or consummate the Merger and other material transactions contemplated by this Agreement.

(b)  CAPITALIZATION OF LSCB

                  (i) The authorized capital of LSCB consists solely of 28,000 common shares, par value of $10.00, all of which are LSCB Shares, of which 28,000 LSCB Shares are issued and outstanding and no LSCB Shares are held in treasury by LSCB. All outstanding LSCB Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All LSCB Shares issued have been issued in compliance with all applicable federal and state securities laws.

                  (ii) As of the date of this Agreement, except for this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which LSCB is a party or by which it is bound obligating LSCB to issue, deliver or sell, or cause to be issued, delivered or sold, any additional LSCB Shares or obligating LSCB to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of LSCB to repurchase, redeem or otherwise acquire any LSCB Shares.

                 (iii) Except as disclosed in Section 3.01(b) of the LSCB Disclosure Schedule, since December 31, 1999, LSCB has not (A) issued or permitted to be issued any LSCB Shares, or securities exercisable for or convertible into LSCB Shares; (B) repurchased, redeemed or otherwise acquired, directly or indirectly, any LSCB Shares; or (C) declared, set
                           aside, made or paid to the   shareholders  of  LSCB
                           dividends  or  other   distributions  on  the
                           outstanding LSCB Shares, other than regular quarterly cash dividends on the LSCB Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by LSCB prior to the date of this Agreement.

(c) CORPORATE PROCEEDINGS. All corporate proceedings of LSCB necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by LSCB have been duly and validly taken, except for the adoption of this Agreement by the holders of a minimum of two-thirds of the outstanding LSCB Shares entitled to vote thereon (which is the only required shareholder vote thereon).

(d) AUTHORIZED AND EFFECTIVE AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of LSCB, enforceable against LSCB in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. LSCB has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the LSCB shareholders, the obtaining of appropriate regulatory approvals and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

(e) FINANCIAL STATEMENTS OF LSCB. LSCB has furnished to Peoples accurate and complete financial statements based upon publicly available information of LSCB from periodic and annual filings with regulatory authorities, and the unaudited June 30, 2000 (the "Balance Sheet Date"), Balance Sheet and Income Statement of LSCB as well as an unaudited Internal General Ledger statement dated June 30, 2000, (the "LSCB Financial Statements"). The LSCB Financial Statements represent, fairly and accurately in all material respects, the consolidated financial condition of LSCB at the dates, and the consolidated results of operations and cash flows for the periods, stated therein; subject, in the case of the interim statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to LSCB.

(f) ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Section 3.01(f) of the LSCB Disclosure Schedule, LSCB has no debt, obligation, guarantee or liability, whether absolute, accrued, contingent or otherwise that would be required to be reflected on and reserved against in the LSCB Financial Statements or in the notes thereto except for debts, obligations, guarantees or liabilities which, individually or in the aggregate, do not exceed $10,000. Except as disclosed in Section 3.01(f) of the LSCB Disclosure Schedule, all debts, liabilities, guarantees and obligations of LSCB incurred since June 30, 2000, have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Except as disclosed in Section 3.01(f) of the LSCB Disclosure Schedule, LSCB is not in material default or breach of any material agreement to which LSCB is a party.

(g)  ABSENCE  OF  CHANGES.  Except as set forth in  Section  3.01(g) of the LSCB
     Disclosure Schedule, since June 30, 2000: (A) there has not been any material adverse change in the business, operations, assets or financial condition of LSCB and, to the knowledge of LSCB, no fact or condition exists which LSCB believes will cause such a material adverse change in the future; and (B) LSCB has not taken or permitted any of the actions described in Section 5.01(b) of this Agreement.

(h) LOAN DOCUMENTATION. To the knowledge of LSCB, the documentation ("Loan Documentation") governing or relating to the loan and credit-related assets ("Loan Assets") representing the loan portfolio of LSCB is legally sufficient for the purposes intended thereby and creates enforceable rights of LSCB in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. All loans and extensions of credit that have been made by LSCB and that are subject either to Sections 22(g) or 22(h) of the Federal Reserve Act, as amended, or to 12 C.F.R. Part 215 (Regulation O), comply therewith.

(i) ALLOWANCE FOR LOAN LOSSES. Except as set forth in Section 3.01(i) of the LSCB Disclosure Schedule, there is no loan which was made by LSCB which is reflected as an asset of LSCB on the LSCB Financial Statements that (A) is 90 days or more delinquent or (B) has been classified by examiners (regulatory or internal) as "Substandard", "Doubtful" or "Loss." The allowance for loan losses reflected on the LSCB Financial Statements has been determined fairly and accurately and in accordance with all rules and regulations applicable to LSCB and is adequate in all material respects. LSCB has considered all potential losses known to LSCB to the best of its knowledge in establishing the current allowance for loan losses, other than such losses that if incurred would not have a material adverse effect on LSCB.

(j) REPORTS AND RECORDS. The LSCB Shares are issued in accordance with OGCL. LSCB has filed all reports and maintained all records required to be filed or maintained by it under the rules and regulations of the Ohio Division of Financial Institutions ("ODFI") and the Federal Deposit Insurance Corporation ("FDIC"), except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on LSCB. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) TAXES. Except as set forth in Section 3.01(k) of the LSCB Disclosure Schedule, LSCB has timely filed all returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a "Tax" and, collectively, "Taxes") required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are and will be true, correct and complete in all material respects. LSCB has paid and discharged all Taxes due, other than such Taxes that are adequately reserved as shown on the LSCB Financial Statements or have arisen in the ordinary course of business since the LSCB Balance Sheet Date. Neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of LSCB, is threatening to assert against LSCB any deficiency or claim for additional Taxes. There are no unexpired waivers by LSCB of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the LSCB Financial Statements are adequate for the periods covered. LSCB has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of LSCB, other than liens for current Taxes not yet due and payable. LSCB has not agreed to make, and is not required to make, any adjustment under Section 481(a) of the Code. Except as set forth in Section 3.01(k) of the LSCB Disclosure Schedule, or as may be caused by any agreement entered into by Peoples, LSCB is not a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. LSCB has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(l) PROPERTY AND TITLE. Section 3.01(l) of the LSCB Disclosure Schedule, lists and describes all real property, and any leasehold interest in real property, owned or held by LSCB and used in the businesses of LSCB (collectively, the "LSCB Real Properties"). The LSCB Real Properties constitute all of the real property and interests in real property used in the businesses of LSCB. Copies of all leases of real property to which LSCB is a party have been provided to Peoples in Section 3.01(l) of the LSCB Disclosure Schedule. Such leasehold interests have not been assigned or subleased. All LSCB Real Properties which are owned by LSCB are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (A) those set forth in the LSCB Financial Statements or Section 3.01(l) of the LSCB Disclosure Schedule; (B) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (C) the lien of current taxes not yet due and payable. LSCB owns, and is in rightful possession of, and has good title to, all of the other assets indicated in the LSCB Financial Statements as being owned by LSCB, free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except those described in the LSCB Financial Statements or Section 3.01(l) of the LSCB Disclosure Schedule, and except for those assets disposed of in the ordinary course of business consistent with past practices. All of the assets of LSCB are in operating condition, except for normal maintenance and routine repairs, and are adequate to continue to conduct the business of LSCB as such business is presently being conducted.

(m) LEGAL PROCEEDINGS. Except as set forth in Section 3.01(m) of the LSCB Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of LSCB, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (A) against or by LSCB; or (B) against or by LSCB which would prevent the consummation of this Agreement or of any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

(n) REGULATORY MATTERS. Except as disclosed in Section 3.01(n) of the LSCB Disclosure Schedule, neither LSCB nor the properties of LSCB are parties to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies or affiliates) or issuers of securities or engaged in the insurance of deposit (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve, the SEC, the ODFI and the FDIC, or the supervision or regulation of LSCB (collectively, the "Regulatory Authorities"); nor has LSCB been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(o) NO CONFLICT. Subject to the required adoption of this Agreement by the shareholders of LSCB, receipt of the required regulatory approvals, expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, LSCB's execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (A) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (1) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a "Governmental Authority") applicable to LSCB or any of its properties, (2) the articles of incorporation or regulations of LSCB, (3) any material agreement, indenture or instrument to which LSCB is a party or by which it or its properties or assets may be bound, or (4) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to LSCB or its governing documents; (B) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon any property of LSCB; or (C) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by LSCB.

(p) BROKERS, FINDERS AND OTHERS. Except for the fee paid or payable to Dixon, Francis, Davis & Company and Young & Associates, Inc., there are no fees or commissions of any sort whatsoever claimed by or payable by LSCB to any broker, finder, intermediary, attorney, accountant, or any other person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(q) EMPLOYMENT AGREEMENTS. Except as disclosed in Section 3.01(q) of the LSCB Disclosure Schedule, LSCB is not a party to any employment, change in control, severance or consulting agreement not terminable at will. LSCB is not a party to, bound by or negotiating, any collective bargaining agreement, nor are any of its employees represented by any labor union or similar organization. LSCB is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and LSCB has not engaged in any unfair labor practice.

(r)  EMPLOYEE BENEFIT PLANS.

     (i) Section 3.01(r)(i) of the LSCB Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans defined below), retirement, profit-sharing, thrift, savings, retiree medical benefit plans or practices, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3 (1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) LSCB and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants"), officer or former officer (the "Officers"), or director or former director (the "Directors") of LSCB participates or to which any such Employees, Consultants, Officers or Directors either participate or are a party or (B) any ERISA Affiliate (as defined below)(collectively, the "Compensation and Benefit Plans"). LSCB has no commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 6.03 of this Agreement.

     (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 3.01(t)), the Exchange Act (as defined in Section 4.01(i)), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and LSCB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of LSCB, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. LSCB has not engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject LSCB to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

     (iii)No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC") which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or any single-employer plan of any entity (an "ERISA Affiliate Plan") which is considered one employer with LSCB under Section 4001(a)(14) of ERISA or
Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate"). LSCB has not contributed, nor has it been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to LSCB's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL"), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which LSCB is a party have been timely made or have been reflected on the LSCB Financial Statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. Neither LSCB or any ERISA Affiliate (A) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and
(B) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA.

     (v) Except as disclosed in Section 3.01(r)(v) of the LSCB Disclosure Schedule, LSCB has no obligation to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as disclosed in Section 3.01(r)(v) of the LSCB Disclosure Schedule, there has been no communication to Employees by LSCB that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

     (vi) LSCB does not maintain any Compensation and Benefit Plans covering foreign Employees.

     (vii)Except as disclosed on Section 3.01(r)(vii) of the LSCB Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     (viii) Except as disclosed on Section 3.01(r)(viii) of the LSCB Disclosure Schedule, LSCB maintains no compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     (ix) Except as disclosed on Section 3.01(r)(ix) of the LSCB Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Peoples, LSCB or Peoples Bank, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of LSCB on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(s)  COMPLIANCE WITH LAWS.  To its knowledge, LSCB has:

     (i) been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on LSCB;

     (ii) all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on LSCB; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to LSCB's knowledge, no suspension or cancellation of any of them is threatened; and

     (iii)has received no notification or communication from any Governmental Authority (A) asserting that LSCB is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to LSCB's knowledge, do any reasonable grounds for any of the foregoing exist), which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication.

(t) LSCB INFORMATION. None of the information relating to LSCB to be contained in (A) the Registration Statement (as that term is defined in Section 7.06 below) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the LSCB Proxy Statement (as that term is defined in Section 5.03(b) below), as of the date such LSCB Proxy Statement is mailed to shareholders of LSCB and up to and including the date of the meeting of shareholders to which such LSCB Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in each case, information as of a later date shall be deemed to modify information as of an earlier date. All information about LSCB included in the Registration Statement and the LSCB Proxy Statement will be deemed to have been supplied by LSCB.

(u)  INSURANCE.

     (i) Section 3.01(u) of the LSCB Disclosure Schedule sets forth all of the insurance policies, binders or bonds maintained by LSCB and a description of all material claims filed by LSCB against the insurers of LSCB Subsidiaries since June 30, 2000. LSCB is insured with reputable insurers against such risks and in such amounts as the management of LSCB reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; LSCB is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (ii) The deposits of LSCB are insured by the FDIC in accordance with the Federal Deposit Insurance Act, and LSCB has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

(v) GOVERNMENTAL PROCEEDINGS. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by LSCB in connection with the execution, delivery or performance by LSCB of this Agreement or the consummation by LSCB of the transactions contemplated hereby, except for (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities and (C) the filing of the appropriate certificate of merger with the Secretary of State pursuant to the OGCL. As of the date hereof, LSCB is not aware of any reason why the approvals set forth in Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.07.

(w) CONTRACTS. Section 3.01(w) of the LSCB Disclosure Schedule sets forth a list, identifying by dates, subject matter and parties, all contracts, agreements and instruments to which LSCB is a party or by which it is bound, and which involve the payment by or to LSCB of more than $5,000 in connection with the purchase of property or goods or the performance of services and which are not in the ordinary course business. True, complete and correct copies of all such contracts, agreements and instruments have been delivered to Peoples. LSCB is not in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its assets, business or operations may be bound or affected in any way, or under which it or its assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(x) ENVIRONMENTAL MATTERS. Except as otherwise disclosed in Section 3.01(x) of the LSCB Disclosure Schedule, (A) LSCB is and has been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(x)), and, to LSCB's knowledge it has not engaged in any activity in violation of any applicable Environmental Law; (B)(1) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the knowledge of LSCB, threatened in connection with any of LSCB's activities or any LSCB Real Properties or improvements thereon, and (2) to the knowledge of LSCB, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which LSCB holds a mortgage or mortgages (hereinafter referred to as the "LSCB Real Estate Collateral");
     (C) no claims at any time have been made or threatened by any third party against LSCB, or with respect to the LSCB Real Properties or improvements thereon, or, to the knowledge of LSCB, the LSCB Real Estate Collateral, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(x)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on LSCB; (D) no Hazardous Substances have been integrated into the LSCB Real Properties or improvements thereon, or, to the knowledge of LSCB, the LSCB Real Estate Collateral or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; (E) to LSCB's knowledge, no portion of the LSCB Real Properties or improvements thereon, or the LSCB Real Estate Collateral is located within 500 feet of (1) a release of Hazardous Substance which has been reported or is required to be reported under any Environmental Law or
     (2) the location of any site used, in the past or presently, for the disposal of any Hazardous Substances; and (F) LSCB has no knowledge, based upon commercially reasonable inquiry, that (1) any of the LSCB Real Properties or improvements thereon, or the LSCB Real Estate Collateral has been used for the storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (2) any of its business operations have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (3) any of the LSCB Real Properties or improvements thereon, or the LSCB Real Estate Collateral have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment.

     For  purposes  of  this  Agreement,   (A)  "Environmental  Law"  means  the
     Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1802 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the Clean Water Act, 33 U.S.C. ss.1321 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement, and (B) "Hazardous Substances" means, at any time: (1) any "hazardous substance" as defined inss.101(14) of CERCLA or regulations promulgated thereunder; (2) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and (3) friable asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemical, materials or substances listed or identified in, or regulated by, any Environmental Law.

(y) TAKEOVER LAWS. To its best ability, the Board of LSCB has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws or regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, those of the State of Ohio.

(z) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, mortgage backed securities, futures and forward contracts and other similar risk management arrangements, whether entered into for LSCB's own account, or for the account of one or more of its customers (all of which are listed on the LSCB Disclosure Schedule), or entered into (A) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (B) with counter-parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of LSCB, enforceable in accordance with its terms, and is in full force and effect. LSCB is not, nor to LSCB's knowledge is any other party thereto, in breach of any of its obligations under any such agreement or arrangement.

(aa) BOOKS AND RECORDS. The books and records of LSCB have been fully, properly and accurately maintained in accordance with sound business practices. Such books and records fairly reflect the substance of events and transactions included therein.

(bb) REPURCHASE AGREEMENTS. With respect to any agreement pursuant to which LSCB has purchased securities subject to an agreement to repurchase, LSCB has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(cc) DISCLOSURE. No representation or warranty by LSCB contained in this Agreement and no statement contained in any certificate or other document (including the LSCB Disclosure Schedule) furnished by LSCB to Peoples pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading, in the light of the circumstances under which they were made.

(dd) LSCB DISCLOSURE SCHEDULE. For purposes of this Section and other reference thereto, the phrase "LSCB Disclosure Schedule" is a schedule, as further described, part of which has been provided by LSCB in connection with the due diligence and pre-acquisition inspection and the entirety of which is provided simultaneously with the signing of, and shall become a schedule to, this Agreement.

(ee) INVESTMENT SECURITIES. LSCB has good and marketable title to all securities held by it (except securities sold under repurchase agreement or held in any fiduciary or agency capacity), free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any person or persons whatsoever, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of LSCB. Such securities are valued on the books of LSCB according to market value, fairly and accurately determined.

                                  ARTICLE FOUR
                    REPRESENTATIONS AND WARRANTIES OF PEOPLES

4.01.    Representations and Warranties of Peoples
-----    -----------------------------------------

         Peoples hereby warrants and represents to LSCB that:

(a) CORPORATE STATUS. Peoples is an Ohio corporation and a bank holding company registered under the BHC Act; is duly organized, validly existing and in good standing under the laws of the State of Ohio; and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement.

(b) CORPORATE PROCEEDINGS. All corporate proceedings of Peoples necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by Peoples have been duly and validly taken. This Agreement has been validly executed and delivered by duly authorized officers of Peoples.

(c)  CAPITALIZATION OF PEOPLES.

     (i) As of the date of this Agreement, the authorized capital stock of Peoples consists only of 12,000,000 common shares, without par value, of which 6,666,859 shares are issued, 6,527,092 shares are outstanding, 139,767 shares are held in treasury by Peoples; with 592,264 shares subject to options previously granted and 909,523 subject to grants of future grants of options. The outstanding Peoples Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of the date of this Agreement, except pursuant to this Agreement and as disclosed in Section 4.01(c) of the schedule disclosing additional information about Peoples which shall be provided to LSCB on or before twenty-one (21) days from the date of this Agreement, in connection with due diligence by LSCB and shall be considered a schedule to this Agreement (the "Peoples Disclosure Schedule"), Peoples has no commitment or obligation to issue, deliver or sell any Peoples Shares.

     (ii) The Peoples Shares to be issued in exchange for LSCB Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

(d) AUTHORIZED AND EFFECTIVE AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of Peoples, enforceable against Peoples in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' right generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Peoples has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to satisfaction of the requirements referred to in Section 4.01(j), the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement.

(e) NO CONFLICT. Subject to the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by Peoples do not and will not (A) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under any provision of: (1) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Peoples or any of its properties; (2) the Amended Articles of Incorporation or Regulations of Peoples; (3) any material agreement, indenture or instrument to which Peoples is a party or by which it or its properties or assets may be bound; or (4) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Peoples; (B) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon any property of Peoples; or (C) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Peoples.

(f)  FINANCIAL  STATEMENTS OF PEOPLES.  Peoples has furnished to LSCB copies of consolidated financial statements of Peoples consisting of consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1999, including accompanying notes and the report thereon of Ernst and Young L.L.P. from the Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Peoples has also provided information related to obtaining other periodic financial reports submitted to the SEC. These reports of Peoples were prepared in conformity with GAAP.

(g) ABSENCE OF CHANGES. Since December 31, 1999: (A) the businesses of Peoples and its subsidiaries have been conducted only in the ordinary course consistent with past practice; (B) there has been no material adverse change in the assets, liabilities, business or operations of Peoples and its subsidiaries taken as a whole; and (C) there has been no damage, destruction, loss or event (whether or not insured against) which in the aggregate has had or might reasonably be expected to have a material adverse effect on the business or operations of Peoples and its subsidiaries taken as a whole.

(h) REPORTS AND RECORDS. The Peoples Shares are registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Peoples has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act, except for any reports or proxy materials the failure to file which would not have a material adverse effect upon Peoples and its subsidiaries taken as a whole. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) BROKERS, FINDERS AND OTHERS. There are no fees or commissions of any sort whatsoever claimed by, or payable by Peoples to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby.

(j) GOVERNMENTAL PROCEEDINGS. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Peoples in connection with the execution, delivery or performance by Peoples of this Agreement or the consummation by Peoples of the transactions contemplated hereby, except for (A) filings of applications or notices, as applicable, with and the approval of certain federal banking authorities, (B) filings with the SEC and state securities authorities, (C) the filing of the appropriate certificate of merger with the Secretary of State pursuant to the OGCL and (D) receipt of the approvals set forth in Section 7.07. As of the date hereof, Peoples is not aware of any reason why the approvals set forth in Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.07.

(k) PEOPLES INFORMATION. None of the information relating to Peoples to be contained in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

(l) DISCLOSURE. No representation or warranty by Peoples contained in this Agreement, and no statement contained in any certificate or other document (including the Peoples Disclosure Schedule) furnished by Peoples to LSCB pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading, in the light of the circumstances under which they were made.

4.02.    Representations and Warranties of Peoples Bank
-----    ----------------------------------------------

         Peoples Bank hereby warrants and represents to LSCB that:

(a) CORPORATE STATUS. Peoples Bank is a national banking association located in Marietta, Ohio and organized under the laws of the United States, is a wholly owned subsidiary of Peoples and is duly organized, validly existing and in good standing; to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement.

(b) CORPORATE PROCEEDINGS. All corporate proceedings of Peoples Bank necessary to authorize the execution, delivery and performance of this Agreement, the Merger Agreement and the consummation of the transactions contemplated by this Agreement, by Peoples Bank have been duly and validly taken. This Agreement has been validly executed and delivered by duly authorized officers of Peoples.

(c) AUTHORIZED AND EFFECTIVE AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of Peoples Bank, enforceable against Peoples in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' right generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Peoples has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement.

(d) GOVERNMENTAL PROCEEDINGS. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Peoples Bank in connection with the execution, delivery or performance by Peoples of this Agreement, the Merger Agreement or the consummation by Peoples Bank of the transactions contemplated hereby, except for (A) filings of applications or notices, as applicable, with and the approval of certain federal banking authorities, (B) filings with the SEC and state securities authorities, (C) the filing of the appropriate certificate of merger with the Secretary of State pursuant to the OGCL and (D) receipt of the approvals set forth in Section 7.07. As of the date hereof, Peoples Bank is not aware of any reason why the approvals set forth in Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.07.

(e) DEPOSIT INSURANCE. The deposits of Peoples Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act and Peoples Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

(f) DISCLOSURE. No representation or warranty by Peoples Bank contained in this Agreement, and no statement contained in any certificate or other document (including the Peoples Disclosure Schedule) furnished by Peoples to LSCB pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading, in the light of the circumstances under which they were made.

                                  ARTICLE FIVE
                            FURTHER COVENANTS OF LSCB

5.01.    Operation of Business
-----    ---------------------

         LSCB covenants with Peoples that throughout the period from the date of this Agreement to and including the Closing:

(a) CONDUCT OF BUSINESS. LSCB's business will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Peoples, LSCB shall not (A) take any action which would be inconsistent with any representation or warranty of LSCB set forth herein or which would cause a breach of any such representation or warranty if made at or immediately following such action; or (B) engage in any lending activities other than in the ordinary course of business consistent with past practice. LSCB shall send to Peoples via facsimile transmission a copy of all loan presentations made to the Board of Directors of LSCB at the same time as such presentations are transmitted to such Board and all other proposals for each secured loan in excess of $10,000, and each unsecured loan in excess of $2,500. LSCB shall consult with Peoples prior to (1) hiring any full-time officer, other than replacement employees for positions then existing and (2) purchasing any investment securities.

(b) CHANGES IN BUSINESS AND CAPITAL STRUCTURE. Except with the consent of Peoples or as provided for by this Agreement, LSCB will not:

     (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of LSCB, tangible or intangible, except in the ordinary course of business for full and fair consideration actually received;

     (ii) make any capital expenditure or capital additions or improvements which, in the aggregate, exceed $5,000;

     (iii) become bound by, enter into, or perform any material contract, commitment or transaction which is other than in the ordinary course of its business or which would cause or result in its being unable to perform its obligations under this Agreement;

     (iv) declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding.

     (v) purchase, redeem, retire or otherwise acquire any of its capital shares;

     (vi) issue or grant any option or right to acquire any of its capital shares or effect, directly or indirectly, any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

     (vii) amend its articles of association, articles of incorporation, constitution, regulations, by-laws or other governing documents;

     (viii) merge or consolidate with any other person or otherwise reorganize except for the Merger;

     (ix) acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity;

     (x) enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of LSCB, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that LSCB may (A) take such actions in order to satisfy either applicable law or contractual obligations existing as of the date hereof and disclosed in the LSCB Disclosure Schedule or regular annual renewals of insurance contracts; and
     (B) terminate its defined contribution retirement plan at any time before the Effective Time, with benefit distributions deferred until the IRS issues a favorable determination with respect to the terminating plan's tax-qualified status upon termination and with LSCB and Peoples to cooperate in good faith to apply for such approval and to agree upon associated plan termination amendments that shall, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits but also to transfer those benefits to the Peoples Retirement Savings Plan maintained for employees of Peoples and its Subsidiaries;

     (xi) pay any general wage or salary increase, other than normal pay increases consistent with past practices, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Officer, Director or Employee, except, in each case, for changes which are required by applicable law or to satisfy contractual obligations existing as of the date hereof and disclosed in the LSCB Disclosure Schedule;

     (xii) enter into or terminate any contract requiring the payment or receipt of $5,000 or more, or amend or modify in any material respect any of its existing material contracts;

     (xiii) incur any indebtedness for money borrowed or incur any material obligation or liability other than in the ordinary course of business;

     (xiv) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

     (xv) waive or cancel any right of material value or material debts, except in the ordinary course of business consistent with past practices;

     (xvi) take any action that would result in (A) any of its representations or warranties contained in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the transactions contemplated by this Agreement as set forth in Article Eight not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation;

     (xvii) cause any material adverse change in the amount or general composition of deposit liabilities;

     (xviii) make any material investment (except in the ordinary course of business); or

     (xix) enter into any agreement to do any of the foregoing.

(c) MAINTENANCE OF PROPERTY. LSCB will use its commercially reasonable efforts to maintain and keep its properties and facilities in their present condition and working order, ordinary wear and tear excepted.

(d) PERFORMANCE OF OBLIGATIONS. LSCB will perform all of its obligations under all agreements relating to or affecting its properties, rights and business, except where nonperformance would not have a material adverse effect on LSCB.

(e) MAINTENANCE OF BUSINESS ORGANIZATION. LSCB will use its commercially reasonable efforts to maintain and preserve its business organizations intact; to retain present key employees; and to maintain the relationships of customers, suppliers and others having business relationships with LSCB. LSCB will not take any action or omit to take any action which would terminate or enable any Employee of LSCB to terminate his employment or employment agreement without cause and continue thereafter to receive compensation.

(f) INSURANCE. LSCB will maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained at the Balance Sheet Date, and upon the renewal or termination of such insurance, LSCB will use commercially reasonable best efforts to renew or replace such insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured were maintained at the Balance Sheet Date.

(g) ACCESS TO INFORMATION. LSCB will take all action necessary to (A) afford the officers and designated representatives of Peoples full access during normal business hours upon reasonable notice to all of LSCB's properties (including for purposes of inspection and investigation for soil and groundwater tests), books, records, tax returns and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (B) furnish to Peoples all such documents, copies of documents, and information (1) concerning compliance and/or noncompliance with Environmental Laws and with respect to the past, present or suspected future presence of Hazardous Substances on the LSCB Real Properties and the LSCB Real Estate Collateral, including but not limited to environmental audit and Phase I reports, and (2) concerning LSCB's affairs as Peoples may reasonably request; (C) afford full access to Peoples to LSCB's Officers, Directors, Employees and agents in order that Peoples may have full opportunity to make such investigation as it shall desire to make of the business and affairs of LSCB; and (D) authorize People's representatives to inquire of government agencies, and inspect the files of those agencies, with respect to the environment conditions on and about the LSCB Real Properties and the LSCB Real Estate Collateral. During the period from the date of this Agreement to the Effective Time, LSCB shall promptly furnish Peoples with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

(h) PAYMENT OF TAXES. LSCB shall timely file all Tax Returns required to be filed on or before the Closing Date, and pay any Tax shown on such Tax Returns to be due.

(i) RISK MANAGEMENT. Except as required by applicable law or regulation, LSCB shall not (A) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (B) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risks; or (C) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

5.02.    Notification
-----    ------------

         Between the date of this Agreement and the Closing Date, LSCB will promptly notify Peoples in writing if LSCB becomes aware of any fact or condition that (A) causes or constitutes a breach of any of its representations and warranties or (B) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the LSCB Disclosure Schedule, LSCB will promptly deliver to Peoples a supplement to the LSCB Disclosure Schedule specifying such change ("Updated LSCB Disclosure Schedule"). During the same period, LSCB will promptly notify Peoples of (1) the occurrence of any breach of any of its covenants contained in this Agreement, (2) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (3) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstance known to it, to result in a material adverse effect with respect to it. In addition, if at any time prior to the Effective Time, any event or circumstances relating to LSCB or any of its Officers or Directors should be discovered which should be set forth in an amendment to the Registration Statement or a supplement to the LSCB Proxy Statement, LSCB shall promptly inform Peoples.

5.03.    Shareholder Approval
-----    --------------------

         LSCB covenants that:

(a) The Board of Directors of LSCB will recommend the adoption of this Agreement and the approval of the transactions contemplated hereby to the shareholders of LSCB, subject to that Board's fiduciary obligations under Ohio law, as determined in good faith after consultation with and based upon advise of independent legal counsel.

(b) LSCB will call a meeting of its shareholders (the "LSCB Meeting") to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of adopting this Agreement and approving the transactions contemplated hereby and will, subject to the provisions of Sections 5.03(a) and 5.04, use its best efforts to effect such adoption and approval. LSCB will prepare appropriate proxy solicitation materials in respect of the LSCB Meeting, which materials will include a proxy statement of LSCB (the "LSCB Proxy Statement") and which will be a part of the Registration Statement to be submitted by Peoples to the SEC pursuant to Section 7.06 of this Agreement.

5.04.    Acquisition Proposals
-----    ---------------------

         From and after the date hereof, LSCB will not, directly or indirectly, through any of its Officers, Directors, Employees, agents or advisors, (A) solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals, offers or inquiries from any person relating to any acquisition or purchase of 20% or more of the outstanding shares of any class of voting securities of, or 20% or more of the assets or deposits of, LSCB, or any merger, tender or exchange offer, consolidation or business combination involving, LSCB (an "Acquisition Proposal") or (B) unless the directors of LSCB determine in good faith that such action is required for them to fulfill their fiduciary duties and obligations to the LSCB shareholders under Ohio law as advised by counsel to LSCB and LSCB gives prior notice to Peoples of such action (in which event LSCB may furnish information), engage in negotiations with or disclose any nonpublic information relating to LSCB or afford access to the LSCB Real Properties, or the books or records of LSCB or to any person that may be considering or has made an Acquisition Proposal. LSCB shall promptly (within 24 hours) notify Peoples, orally and in writing, if any such proposal, offer, inquiry or contact is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. LSCB shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Peoples with respect to any Acquisition Proposal and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

5.05.    Delivery of Information
-----    -----------------------

         LSCB will promptly furnish to Peoples all information requested by Peoples regarding LSCB's assets, properties, business, affairs, operations, condition (financial or otherwise), prospects and corporate organization as shall be required by the rules and regulations under the Securities Act or by the SEC for inclusion in the Registration Statement described in Section 7.06 and shall otherwise reasonably assist Peoples in the preparation and filing of such Registration Statement.

5.06.    Affiliates Compliance with the Securities Act
-----    ---------------------------------------------

(a) Within thirty (30) days of the date of this Agreement, LSCB will deliver to Peoples a schedule of all persons whom LSCB reasonably believes are, or are likely to be, as of the date of the LSCB Meeting, deemed to be "affiliates" of LSCB as that term is used in Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Thereafter and until the Effective Time, LSCB shall identify to Peoples each additional person whom it reasonably believes to have thereafter become a Rule 145 Affiliate.

(b) LSCB shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to clause (a) above (who has not executed and delivered the same concurrently with the execution of this Agreement) to execute and deliver to Peoples on or before the date of mailing of the LSCB Proxy Statement, a written agreement, substantially in the form of Exhibit C attached hereto.

5.07.    Takeover Laws
-----    -------------

         LSCB shall take all necessary steps to (A) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its articles of incorporation and regulations, as applicable, by action of the Board of Directors of LSCB or otherwise, and (B) assist in any challenge by Peoples to the validity, or applicability to the Merger, of any Takeover Law.

5.08.    Cooperation In Merger
-----    ---------------------

         LSCB will cooperate with Peoples and take all actions reasonably requested by Peoples to assist Peoples in securing all required regulatory approvals to merge LSCB with and into Peoples Bank and to take such corporate actions as are necessary or desirable to implement such merger, provided such actions shall be conditioned upon consummation of the Merger.

5.09.    Accounting Policies
-----    -------------------

         After the shareholders of LSCB have approved the Merger and after receipt of necessary regulatory approvals, on or before the Effective Time and at the request Peoples, LSCB shall promptly establish and take such reserves and accruals to conform LSCB's loan, accrual and reserve policies to Peoples Bank's policies; LSCB shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write down of various assets and other appropriate accounting adjustments; and LSCB shall promptly recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, to the extent permitted by law and consistent with GAAP and with the fiduciary duties of the officers and directors of LSCB.

5.10.    Title Insurance
-----    ---------------

         For each parcel of LSCB Real Property as to which Peoples may specifically request, LSCB shall deliver to Peoples, and Peoples shall pay for, a title insurance commitment (ALTA 1966 form or its equivalent) for a fee owner's title insurance policy or leasehold owner's title insurance policy, as appropriate, each in an amount equal to the carrying cost of the premises or leasehold interest to be insured (including all improvements thereon), on the books of LSCB. Each title insurance commitment shall show that marketable fee simple title to the owned premises or that valid leasehold title to the leased premises, as appropriate, is in the name of LSCB, and that it is free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon. Each such commitment shall provide that such fee owner's policy committed for therein shall be an ALTA 1970 form, revised in 1994, and each leasehold-owner's policy shall be an ALTA 1975 form, or other form acceptable to Peoples.

                                   ARTICLE SIX
                          FURTHER COVENANTS OF PEOPLES

6.01.    Current Information
-----    -------------------

         Peoples shall furnish to LSCB promptly after such documents are available: (A) all reports, proxy statements or other communications by Peoples to its shareholders generally; and (B) all press releases relating to any transactions.

6.02.    Opportunity of Employment; Employee Benefits
-----    --------------------------------------------

         The existing Employees of LSCB may have the opportunity to continue as employees of Peoples or one of its Subsidiaries, at the Effective Time; subject, however, to the right of Peoples and its Subsidiaries to terminate any such employees "at will". Peoples agrees to honor all employment agreements, retirement agreements, severance agreements and change in control agreements entered into prior to June 30, 2000, that LSCB has with its former and current Employees and Directors, which are disclosed in Section 6.02 of the LSCB Disclosure Schedule, except to the extent any such agreements shall have been superseded or terminated at the Effective Time or following the Effective Time and provision for recordation of any related expense of such succession or termination is recognized by LSCB prior to the Effective Time. It is understood and agreed that, except as provided in the second sentence of this Section 6.02, nothing in this Section 6.02 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said Employees any rights other than as employees at will under applicable law and said Employees shall not be deemed to be third-party beneficiaries of this provision. From and after the Effective Time, LSCB's Employees continuing as employees with Peoples or one of its Subsidiaries, shall continue to participate in the LSCB Compensation and Benefit Plans in effect at the Effective Time unless and until Peoples, in its sole discretion, shall determine that LSCB's Employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Peoples and that all or some of the LSCB Compensation and Benefit Plans shall be terminated or merged into certain employee benefit plans of Peoples. Notwithstanding the foregoing, each LSCB employee shall be credited with years of service with LSCB, for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Peoples, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under LSCB's Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. If, after the Effective Time, Peoples adopts a new plan or program for its employees or executives, then to the extent its employees or executives receive past service credits for any reason, Peoples shall credit similarly-situated Employees and executives of LSCB with equivalent credit for service with LSCB, to the extent that years of service credit would have been given by LSCB. The foregoing covenants shall survive the Merger.

6.03.    Severance Benefit
-----    -----------------

         On or before the Effective Time, Employees (but not Directors) of LSCB who do not continue as employees of Peoples or one of its Subsidiaries at the Effective Time may receive from LSCB, if announced to the employees of LSCB and accrued by LSCB prior to the Effective Time, a severance benefit equal to (A) one (1) full month's salary or part time compensation equal to the average of the last (3) months of employment service; plus (B) one (1) full month's salary or part time compensation equal to the average of the last (3) months of employment, up to a maximum aggregate of six (6) months, for each three (3) years, on a pro-rata basis, of employment service with LSCB on or before December 31, 2000. For eligibility purposes, employees of LSCB must be continuously in the employ of LSCB from June 30, 2000, to the Effective Time and have had a minimum of one (1) full year of employment service on December 31, 2000, and must not be a party or beneficiary of any change in control or other similar employment agreement with LSCB executed on or before June 30, 2000.
Payment shall be in lump sum, subject to usual and customary withholding, as soon as practical after the Effective Time.

6.04.    NASDAQ Listing
-----    --------------

         Peoples shall file a notification form for listing of additional shares with NASDAQ for the Peoples Shares to be issued to the former holders of LSCB Shares in the Merger at the time prescribed by applicable rules and regulations of NASDAQ. In addition, Peoples will use its best efforts to maintain the designation of the Peoples Shares as NASDAQ national market securities.

6.05.    Takeover Laws
-----    -------------

         Peoples shall take all necessary steps to (A) exempt (or cause the continued exemption of) this Agreement and the Merger Agreement from the requirements of any Takeover Law and from any provisions under its Amended Articles of Incorporation and Regulations, as applicable, by action of the Board of Directors of Peoples or otherwise, and (B) assist in any challenge by LSCB to the validity, or applicability to the Merger, of any Takeover Law.

6.06.    Notification
-----    ------------

         Between the date of this Agreement and the Closing Date, Peoples will promptly notify LSCB in writing if Peoples becomes aware of any fact or condition that (A) causes or constitutes a breach of any of its representations and warranties, or (B) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Peoples Disclosure Schedule, Peoples will promptly deliver to LSCB a supplement to the Peoples Disclosure Schedule specifying such change ("Updated Peoples Disclosure Schedule"). During the same period, Peoples will promptly notify LSCB of (1) the occurrence of any breach of any of its covenants contained in this Agreement or (2) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely.

6.07.    Officers' and Directors' Indemnification
-----    ----------------------------------------

(a) Following the Effective Time, Peoples shall indemnify, defend and hold harmless the present Directors, Officers and Employees of LSCB (each, an "Indemnified Party") against costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that LSCB is required to indemnify (and advance expenses to) an Indemnified Party under the laws of jurisdiction or formation and the articles of incorporation and regulations of LSCB, to the extent applicable to the particular Indemnified Party, as in effect on the date hereof; provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the laws of jurisdiction or formation, the articles of incorporation and regulations of LSCB, shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Peoples) selected by Peoples and reasonably acceptable to such Indemnified Party.

(b) For a period of three (3) years from the Effective Time, Peoples shall use its reasonable best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of (determined as of the Effective Time) with respect to claims against such Directors and Officers arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Peoples may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Peoples be required to expend more than 10% (ten percent) of the current amount expended by Peoples (the "Insurance Amount") to maintain or procure such directors' and officers' liability insurance coverage; provided, further that if Peoples is unable to maintain or obtain the insurance called for by this Section 6.07(b), Peoples shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that Officers and Directors of LSCB may be required to make application and provide customary representations and warranties to Peoples' insurance carrier for the purpose of obtaining such insurance.

(c)  Any  Indemnified  Party  wishing  to claim  indemnification  under  Section
     6.07(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Peoples thereof; provided that the failure so to notify shall not affect the obligations of Peoples under Section 6.07(a) unless and to the extent that Peoples is actually prejudiced as a result of such failure.Any Indemnified Party wishing to claim indemnification under Section 6.07(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Peoples thereof; provided that the failure so to notify shall not affect the obligations of Peoples under Section 6.07(a) unless and to the extent that Peoples is actually prejudiced as a result of such failure.

(d) If Peoples or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Peoples shall assume the obligations set forth in this Section 6.07.

                                  ARTICLE SEVEN
                       FURTHER OBLIGATIONS OF THE PARTIES

7.01.    Necessary Further Action
-----    ------------------------

         Each of LSCB, Peoples, and Peoples Bank agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all necessary actions and execute all additional documents, agreements and instruments required to consummate the transactions contemplated in this Agreement.

7.02.    Cooperative Action
-----    ------------------

         Subject to the terms and conditions of this Agreement, each of LSCB, Peoples, and Peoples Bank agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for LSCB and counsel for Peoples, to satisfy all legal requirements of the State of Ohio and the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

7.03.    Satisfaction of Conditions
-----    --------------------------

         Peoples, Peoples Bank, and LSCB shall each use its reasonable best efforts to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all governmental applications, notices and filings and taking all steps to secure promptly all government consents, rulings and approvals which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

7.04.    Confidentiality
-----    ---------------

         Each of LSCB, Peoples, and Peoples Bank agrees that it will not, and will cause its representatives not to, use any confidential information obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (A) was already known to such party, (B) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (C) is disclosed with the prior written approval of the party to which such information pertains or
(D) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto, to be returned to the party which furnished the same.

7.05.    Press Releases
-----    --------------

         None of Peoples, Peoples Bank, or LSCB shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or announcement, except to the extent that such press release or announcement may be required by law or NASDAQ rules to be made before such consent can be obtained.

7.06.    Registration Statement
-----    ----------------------

(a) Peoples agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Peoples with the SEC in connection with the issuance of Peoples Shares in the Merger (including the LSCB Proxy Statement constituting a part thereof and all related documents). LSCB agrees, at its sole expense for development of information and data required of LSCB, to cooperate with Peoples, its counsel and its accountants, in the preparation of the Registration Statement and the LSCB Proxy Statement, including but not limited to the preparation of LSCB Financial Statements in accordance with GAAP, if necessary, and provided that LSCB has cooperated as required above, Peoples agrees to file the Registration Statement, which will include the LSCB Proxy Statement and a prospectus in respect of the Peoples Shares to be issued in the Merger (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of LSCB and Peoples agrees to use all reasonable efforts to cause the Registration Statement including the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Peoples also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. LSCB agrees to furnish to Peoples all information concerning LSCB and the Officers, Directors and shareholders of LSCB as may be reasonably requested in connection with the foregoing.

(b) Each of LSCB and Peoples agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (B) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the LSCB shareholders and at the time of the LSCB Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading. Each of LSCB and Peoples further agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement and the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Proxy Statement/Prospectus.

(c) Peoples agrees to advise LSCB, promptly after Peoples receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Peoples Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.Peoples agrees to advise LSCB, promptly after Peoples receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Peoples Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

7.07.    Regulatory Applications
-----    -----------------------

         Peoples, Peoples Bank, and LSCB shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Peoples, Peoples Bank, and LSCB shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental Authority.

7.08.    Supplemental Assurances
-----    -----------------------

(a) On the date the Registration Statement becomes effective and on the Closing Date, LSCB shall deliver to Peoples a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge that the information contained in the Registration Statement relating to the business and financial condition and affairs of LSCB, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(b) On the date the Registration Statement becomes effective and on the Closing Date, Peoples shall deliver to LSCB a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officer's knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of LSCB) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE EIGHT
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

8.01.    Conditions to the Obligations of Peoples
-----    ----------------------------------------

         The obligations of Peoples under this Agreement shall be subject to the satisfaction, or written waiver by Peoples prior to the Closing Date, of each of the following conditions precedent:

(a) At or before the Effective Time, a certain undertaking by LSCB for the benefit of C.J. Whetstone, Chairman of the Board of LSCB, evidenced by a resolution of the Board of Directors of LSCB at a duly constituted meeting held January 26, 2000, regarding salary and supplemental medical insurance shall be terminated without cost or expense to, or other consideration by, LSCB.

(b) The representations and warranties of LSCB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (A) that those representations and warranties that by their terms speak as of a specific date shall be true and correct as of such date and (B) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on LSCB; and Peoples shall have received a certificate, dated the Closing Date, signed on behalf of LSCB by the chief executive officer and the chief financial officer of LSCB to such effect.

(c) LSCB shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Peoples shall have received a certificate, dated the Closing Date, signed on behalf of LSCB by the chief executive officer and the chief financial officer of LSCB to such effect.

(d) In the aggregate, an amount of less than ten percent (10%) of the number of Peoples Shares to be issued in the Merger shall be (A) subject to purchase as fractional Peoples Share interests; and (B) LSCB Dissenting Shares in connection with the Merger contemplated by this Agreement.

(e) Peoples shall have received the written opinion of Vorys, Sater, Seymour & Pease, LLP ("VSSP"), dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization under Section 368(a) of the Code. In rendering its opinion, counsel to Peoples will require and rely upon representations contained in letters from Peoples and LSCB.

(f) Peoples shall have received the written opinion of Dinsmore & Shohl, LLP, counsel to LSCB, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (A) LSCB is a banking corporation duly organized and in good standing under the laws of the State of Ohio, (B) this Agreement has been duly approved by the Board of Directors of LSCB and duly adopted by the shareholders of LSCB,
     (C) this Agreement has been duly executed by LSCB and constitutes a binding obligation on LSCB enforceable in accordance with its terms against LSCB, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles, regardless of whether enforceability is considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing, and (D) that upon the filing of the certificate of merger with the Secretary of State, the Merger shall become effective.

(g) Peoples shall have received a copy of a statement, issued by LSCB pursuant to Section 1.897-2(h) of the regulations issued under the Code, certifying that the LSCB Shares are not a U.S. real property interest and dated not more than thirty days prior to the Closing Date.

(h) Peoples shall have received from each of the Directors of LSCB an executed Shareholder Agreement, the form of which is set forth as Exhibit B hereto.

8.02.    Conditions to the Obligations of LSCB
-----    -------------------------------------

         The obligations of LSCB under this Agreement shall be subject to satisfaction, or written waiver by LSCB prior to the Closing Date, of each of the following conditions precedent:

(a) The representations and warranties of Peoples and Peoples Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (A) that representations and warranties that by their terms speak as of a specific date shall be true and correct as of such date and (B) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on Peoples and its subsidiaries taken as a whole; and LSCB shall have received a certificate, dated the Closing Date, signed on behalf of Peoples by the chief executive officer and the chief financial officer to such effect.

(b) Peoples shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and LSCB shall have received a certificate, dated the Closing Date, signed on behalf of Peoples by the chief executive officer and the chief financial officer to such effect.

(c) LSCB shall have received a letter from Young & Associates, Inc. dated as of the date of the LSCB Proxy Statement, to the effect that, in its opinion as of such date, the consideration to be received by the LSCB shareholders in the Merger is fair to the shareholders of LSCB from a financial point of view.

(d) LSCB shall have received the written opinion of VSSP, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code, and (ii) no gain or loss will be recognized by shareholders of LSCB who receive Peoples Shares in exchange for LSCB Shares. In rendering its opinion, VSSP will require and rely upon representations contained in letters from LSCB and Peoples.

(e) LSCB shall have received the written opinion of counsel to Peoples, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (A) Peoples is a corporation in good standing under the laws of the State of Ohio; (B) this Agreement has been duly executed by Peoples and constitutes the binding obligation of Peoples, enforceable in accordance with its terms against Peoples, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; (C) the Peoples Shares to be issued in the Merger, when issued, shall be duly authorized, fully paid and non-assessable; and (D) upon the filing of the appropriate certificate of merger with the Secretary of State, the Merger shall become effective.

8.03.    Mutual Conditions
-----    -----------------

         The obligations of LSCB and Peoples under this Agreement shall be subject to the satisfaction, or written waiver by Peoples and LSCB prior to the Closing Date, of each of the following conditions precedent:

(a) The shareholders of LSCB shall have duly adopted this Agreement by the required vote.

(b) All regulatory approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which Peoples reasonably determines would either before or after the Effective Time (A) have a material adverse effect on Peoples and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger; or (B) prevent Peoples from realizing the major portion of the economic benefits of the Merger and the transactions contemplated by this Agreement that Peoples currently anticipates obtaining.

(c) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) prohibiting or delaying consummation of the transactions contemplated by this Agreement.

(d) The Registration Statement shall have become effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

(e) Peoples shall have received all state securities and "Blue Sky" permits and other authorizations and approvals necessary to consummate the Merger and the transactions contemplated hereby and no order restraining the ability of Peoples to issue Peoples Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

(f) The Peoples Shares to be issued in the Merger shall have been approved for listing on NASDAQ subject to official notice of issuance.

(g) The Merger Agreement shall have been signed and delivered to each of the parties.

                                  ARTICLE NINE
                                     CLOSING

9.01.    Closing
-----    -------

         The closing (the "Closing") of the transactions contemplated by this Agreement shall be held at the offices of Peoples, 138 Putnam Street, Marietta, Ohio, commencing at 10:00 A.M., local time, on (A) the date designated by Peoples, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs; provided, no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b)(i) of this Agreement or after the date or dates on which any Governmental Authority approval or any extension thereof expires, or (B) such other date to which the parties agree in writing. The date of the Closing is sometimes herein called the "Closing Date."

9.02.    Closing Transactions Required of Peoples
-----    ----------------------------------------

         At the Closing, Peoples shall cause all of the following to be delivered to LSCB:

(a) A certificate of merger duly executed by Peoples in accordance with ss.1701.81 of the OGCL and in appropriate form for filing with the Secretary of State.

(b) The certificates of Peoples contemplated by Section 8.02(a) and (b) of this Agreement.

(c) Copies of resolutions adopted by the directors of Peoples, approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or assistant secretary of Peoples, dated as of the Closing Date, and certifying (A) the date and manner of adoption of each such resolution; and (B) that each such resolution is in full force and effect, without amendment, as of the Closing Date.

(d) The opinions of counsel to Peoples contemplated by Sections 8.02(d) and 8.02(e) of this Agreement.

9.03.    Closing Transactions Required of LSCB
-----    -------------------------------------

         At the Closing, LSCB shall cause all of the following to be delivered to Peoples:

(a) A certificate of merger duly executed by LSCB in accordance with ss.1701.81 of the OGCL and in appropriate form for filing with the Secretary of State.

(b) The certificates of LSCB contemplated by Sections 8.01(c) and (d) of this Agreement.

(c) Copies of all resolutions adopted by the directors and shareholders of LSCB approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of LSCB, dated as of the Closing Date, and certifying (A) the date and manner of the adoption of each such resolution; and (B) that each such resolution is in full force and effect, without amendment, as of the Closing Date.

(d) The opinion of counsel to LSCB contemplated by Section 8.01(f) of this Agreement.

(e)  The agreements referred to in Section 5.06 from each Rule 145 Affiliate.

                                   ARTICLE TEN
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

10.01.   Non-Survival of Representations, Warranties and Covenants
------   ---------------------------------------------------------

         The representations, warranties and covenants of Peoples, Peoples Bank, and LSCB set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Sections 6.02, 6.03, 6.07, 7.04, this Article Ten, and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Peoples (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of LSCB.

                                 ARTICLE ELEVEN
                                   TERMINATION

11.01.   Termination
------   -----------

         This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been approved by the shareholders of LSCB:

(a) By mutual written agreement of LSCB and Peoples duly authorized by action taken by or on behalf of their respective Boards of Directors;

(b) By either LSCB or Peoples upon written notification to the non-terminating party by the terminating party:

                  (i) at any time after March 31, 2001, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                  (ii) if the approval of this Agreement by the shareholders of LSCB ("LSCB Shareholders' Approval") shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders, or any adjournment thereof, called therefore; or

                  (iii) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority.

(c)  By LSCB by providing written notice to Peoples:

                  (i) if prior to the Closing Date, any representation and warranty of Peoples shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 days following receipt by Peoples of written notice of breach or is incapable of being cured during such time period;

                  (ii) if Peoples shall have failed to comply in any material respect with any covenant or agreement on the part of Peoples contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by Peoples of written notice of such failure to comply or is incapable of being cured during such time period;

                  (iii) if the percentage of Stock Consideration, as determined in Section 2.04 of this Agreement, is less than 52%;

                  (iv) if the Board of Directors of LSCB determines in good faith, based upon advice from outside counsel, that termination of this Agreement is required for the Board of Directors of LSCB to comply with its fiduciary duties to shareholders imposed by law by reason of an Acquisition Proposal having been made and provided LSCB complied with its obligations under
                           Section 5.04 and provided further that LSCB's ability to terminate pursuant to this subsection (c)(iv) is conditioned upon the prior payment by LSCB to Peoples of any amounts owed by LSCB to Peoples pursuant to
                           Section 11.02(b);

(d)  By Peoples by providing written notice to LSCB:

                  (i) if prior to the Closing Date, any representation and warranty of LSCB shall have become untrue such that the condition set forth at Section 8.01(b) would not be satisfied and which breach has not been cured within 30 days following receipt by LSCB of written notice of breach or is incapable of being cured during such time period;

                  (ii) if LSCB shall have failed to comply in any material respect with any covenant or agreement on the part of LSCB contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by LSCB of written notice of such failure to comply or is incapable of being cured during such time period.

11.02.   Effect of Termination
------   ---------------------

(a) If this Agreement is validly terminated by either LSCB or Peoples pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either LSCB or Peoples, except (A) that the provisions of Sections 5.04, 7.04, 7.05, 12.07, and this Section 11.02 will continue to apply following any such termination, (B) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (C) as provided in paragraph (b) below.

(b) If this Agreement is terminated for any reason, other than as a result of a valid termination by LSCB in accordance with the provisions of Subsections
     (i), (ii) or (iii) of Section 11.01(c), then LSCB shall pay promptly (and in any event within five (5) business days after such termination) to Peoples a termination fee in the amount of $100,000, in addition to any other remedy available to Peoples at law or in equity.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

12.01.   Notices
------   -------

         All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been given if delivered by hand, by express service, telecopied (with confirmation of receipt) or sent by certified mail, postage prepaid, return receipt requested, to the following addresses:

                  If to LSCB, to:

                           Kenneth N. Koher, President & CEO
                           Lower Salem Commercial Bank
                           Main Street
                           PO  Box  36  Lower  Salem,  OH  45745-0036  FAX  No.:
                           740-585-2068

                  with a copy to:

                           Susan B. Zaunbrecher, Attorney At Law
                           Dinsmore & Shohl, LLP
                           1900 Chemed Center
                           255 East Fifth Street
                           Cincinnati, OH  45202

                  If to Peoples or to Peoples Bank, to:

                           John W. Conlon, Chief Financial Officer
                           Peoples Bancorp Inc.
                           138 Putnam Street
                           P. O. Box 738
                           Marietta, OH 45750-0738
                           Fax No.:   740-376-7277

                  with a copy to:

                           Charles R. Hunsaker, General Counsel
                           Peoples Bancorp Inc.
                           138 Putnam Street
                           P. O. Box 738
                           Marietta, OH 45750-0738
                           Fax No.:  740-376-7277

Any party to this Agreement may, by notice given in accordance with this section, designate a new address for notices, requests, demands and other communications to such party.

12.02.   Counterparts
------   ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

12.03.   Entire Agreement
------   ----------------

         This Agreement (including each exhibit and schedule provided pursuant hereto) represents the entire agreement between the parties hereto in respect of the subject matter of this Agreement and supersedes any and all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement.

12.04.   Successors and Assigns
------   ----------------------

         This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

12.05.   Captions
------   --------

         The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

12.06.   Governing Law
------   -------------

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

12.07.   Payment of Fees and Expenses
------   ----------------------------

         Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein, except as provided in Section 11.02(b) of this Agreement and that printing and mailing expenses shall be shared equally between LSCB and Peoples. All fees to be paid to Governmental Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Peoples.

12.08.   Amendment
------   ---------

         From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the LSCB Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

12.09.   Waiver
------   ------

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

12.10.   Disclosure Schedules
------   --------------------

         In the event of any inconsistency between the statements in the body of this Agreement and those in the respective Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

12.11.   No Third-Party Rights
------   ---------------------

         Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.12.   Waiver of Jury Trial
------   --------------------

         Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

12.13.   Severability
------   ------------

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         IN WITNESS WHEREOF, this Agreement and Plan of Acquisition and Merger has been executed on behalf of Peoples, Peoples Bank, and LSCB to be effective as of the date set forth in the first paragraph above.

ATTEST:                               PEOPLES BANCORP INC.


/s/ CHARLES R. HUNSAKER           By: /s/ ROBERT E. EVANS
---------------------------               --------------------------------------
                                          Robert E. Evans
                                          President and Chief Executive Officer


ATTEST:                               PEOPLES BANK, NATIONAL ASSOCIATION


/s/ CHARLES.R. HUNSAKER           By:/s/ JOHN W. CONLON
---------------------------              ---------------------------------------
                                         John W. Conlon
                                         Chief Financial Officer


ATTEST:                               LOWER SALEM COMMERCIAL BANK


/s/ RALPH KNOWLTON                By:/s/ KENNETH N. KOHER
---------------------------              ---------------------------------------
                                         Kenneth N. Koher
                                         President and Chief Executive Officer

                       EXHIBITS AND DISCLOSURE SCHEDULE TO
                  AGREEMENT AND PLAN OF ACQUISITION AND MERGER,
                          DATED AS OF OCTOBER 24, 2000,
                      BY AND BETWEEN PEOPLES BANCORP INC.,
                     PEOPLES BANK, NATIONAL ASSOCIATION AND
                         THE LOWER SALEM COMMERCIAL BANK




1. Exhibit A - Plan of Merger, dated November 27, 2000, by and between Peoples Bank, National Association and The Lower Salem Commercial Bank (included in the proxy statement/prospectus as Appendix B)

2.       Exhibit B - Form of Affiliate Letter Restricting Resale of Securities

3.       Exhibit C -  Form of Shareholder Agreement

4. Representations and Warranties Disclosure Schedule of The Lower Salem Commercial Bank

The above-described Exhibits and Schedule are not being filed herewith. Peoples Bancorp Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted Exhibit or Schedule upon request.

                                                                   APPENDIX A-2
                                                                   ------------
                                Amendment No. 1

                                     to the
                  AGREEMENT AND PLAN OF ACQUISITION AND MERGER

                  Amendment No. 1, dated as of January 3, 2001, to the Agreement and Plan of Acquisition and Merger (the "Acquisition Agreement"), dated as of October 24, 2000, by and among The Lower Salem Commercial Bank ("LSCB"); Peoples Bancorp Inc. ("Peoples"); and Peoples Bank, National Association ("Peoples Bank").

                  WHEREAS, LSCB, Peoples and Peoples Bank desire to make certain amendments to the Acquisition Agreement as more fully set forth herein and permitted by Section 12.08 of the Acquisition Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, LSCB, Peoples and Peoples Bank agree as follows:

         1. Subsection (a) of Section 2.01 is hereby amended by deleting the last sentence thereof in its entirety and substituting therefor the following:

                  As of the Effective Time, each Excluded Share (other than Dissenters' Shares) shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto. The holders of Dissenters' Shares shall be entitled to receive cash payments in accordance with the provisions of applicable law governing such Dissenting Stockholders' dissenters' or appraisal rights.

         2. Subsection (a) of Section 2.03 is hereby amended by deleting the last sentence thereof in its entirety and substituting therefor the following:

                  The holders of Dissenters' Shares shall be entitled to receive cash payments in accordance with the provisions of applicable law governing such Dissenting Stockholders' dissenters' or appraisal rights.

         3. Subsection (b) of Section 2.04 is hereby amended by deleting the same in its entirety and substituting therefor the following:

                (b) If the aggregate number of Cash Election Shares (including for this purpose Dissenters' Shares) exceeds the number equal to the product of (i) the LSCB Shares outstanding at the Effective Time (excluding Excluded Shares other than Dissenters' Shares) and (ii) a fraction determined by dividing the Cash Portion by the Merger Consideration (such product being the "Cash Election Number"), all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Stock Consideration, all Dissenting Stockholders shall be entitled to receive cash payments in accordance with the provisions of applicable law governing such Dissenting Stockholders' dissenters' or appraisal rights, and the Cash Election Shares (excluding for this purpose the Dissenters'
                     Shares) shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

                                    each Cash Election Share (excluding for this purpose the Dissenters' Shares) shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product, rounded to the nearest one cent ($.01), of (1) the Cash Consideration and

                                    (2) a fraction  (the "Cash  Fraction"),  the
                                    numerator   of  which   shall  be  the  Cash
                                    Election Number (less the Dissenters' Shares for this purpose) and the denominator of which shall be the total number of Cash Election Shares (less the Dissenters' Shares for this purpose), and (B) a number of Peoples Shares equal to the product, rounded to four decimal places, of (1) the Stock Consideration and (2) a number equal to one minus the Cash Fraction.

         4. Subsection (c) of Section 2.04 is hereby amended by deleting the same in its entirety and substituting therefor the following:

                (c) If the aggregate number of Stock Election Shares exceeds the number of LSCB Shares equal to the percentage determined in Subsection (a) of this Section 2.04 of the LSCB Shares outstanding at the Effective Time (excluding Excluded Shares other than Dissenters' Shares) (the "Stock Election Number"), all Dissenting Stockholders shall be entitled to receive cash payments in accordance with the provisions of applicable law governing such Dissenting Stockholders' dissenters' or appraisal rights, all Cash Election Shares (excluding for this purpose the Dissenters' Shares) and all No-Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

                                    each Stock Election Share shall be converted
                                    into the  right to  receive  (A) a number of
                                    Peoples Shares equal to the product, rounded
                                    to four  decimal  places,  of (1) the  Stock
                                    Consideration and (2) a fraction (the "Stock
                                    Fraction"),  the numerator of which shall be
                                    the   Stock   Election    Number   and   the
                                    denominator of which shall be the total number of Stock Election Shares, and (B) an amount of cash, without interest, equal to the product, rounded to the nearest one cent ($.01), of (1) the Cash Consideration and
                                    (2) a number  equal to one  minus  the Stock
                                    Fraction.

         5. Subsection (d) of Section 2.04 is hereby amended by deleting the same in its entirety and substituting therefor the following:

                (d) In the event that the number of Cash Election Shares (including for this purpose Dissenters' Shares) does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, all Dissenting Stockholders shall be entitled to receive cash payments in accordance with the provisions of applicable law governing such Dissenting Stockholders' dissenters' or appraisal rights, all other Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the No-Election Shares shall be converted into either the right to receive the Stock Consideration or the Cash Consideration as determined by random selection so that the result provided for in Subsection (a) of Section 2.04 is achieved.

         6. Subsection (d) of Section 8.01 is hereby amended by deleting the same in its entirety and substituting therefor the following:

                (d) In the aggregate, an amount of less than ten percent (10%) of the LSCB Shares shall be Dissenters' Shares.

         7. All references to "the Agreement" in the Acquisition Agreement shall mean the Acquisition Agreement as amended by this Amendment No. 1.

         8. Except as expressly amended by this Amendment No. 1, the Acquisition Agreement shall remain in full force and effect in accordance with its terms.

                  IN WITNESS WHEREOF, LSCB, Peoples and Peoples Bank have caused this Amendment No. 1 to be executed by their duly authorized officers to be effective as of the date set forth in the first paragraph hereof.

ATTEST:                            THE LOWER SALEM COMMERCIAL BANK


/s/ Anita L. Miller                By: /s/ KENNETH N. KOHER
---------------------------------          --------------------------
                                           Kenneth N. Koher
                                           President and Chief Executive Officer

ATTEST:                            PEOPLES BANCORP INC.


/s/ Charles R. Hunsaker            By:/s/ ROBERT E. EVANS
---------------------------------         -------------------------
                                          Robert E. Evans
                                          President and Chief Executive Officer

ATTEST:                            PEOPLES BANK, NATIONAL ASSOCIATION


/s/ Charles R. Hunsaker            By:/s/ JOHN W. CONLON
---------------------------------         ------------------------
                                          John W. Conlon
                                          Chief Financial Officer

                                                                     APPENDIX B
                                                                     ----------
                                 PLAN OF MERGER


         Pursuant to a certain Plan and Agreement of Acquisition and Merger, dated October 24, 2000, by and among PEOPLES BANCORP INC., a bank holding company organized under the laws of the State of Ohio, located in the city of Marietta, county of Washington, state of Ohio; PEOPLES BANK, NATIONAL ASSOCIATION ("PEOPLES BANK"), a banking association organized under the laws of the United States, located in the city of Marietta, county of Washington, in the state of Ohio; and LOWER SALEM COMMERCIAL BANK ("LSCB"), a banking corporation organized under the laws of the state of Ohio, being located at Lower Salem, county of Washington, in the state of Ohio ("Acquisition Agreement").

         This Plan of Merger ("Merger Agreement"), made between PEOPLES BANK, with capital, as of September 30, 2000, of $100,000, divided into 10,000 shares of common stock, each of $10.00 par value, surplus of $59,315,000, and undivided profits, including capital reserves, of $40,463,000; and LSCB, with a capital, as of September 30, 2000, of $280,000, divided into 28,000 shares of common stock, each of $10.00 par value, surplus of $500,000, and undivided profits, including capital reserves, of $1,445,000; (each a "Constituent Bank"). Each Constituent Bank, acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the 12 USC ss.215a, witnessed as follows:

SECTION 1.

         LSCB shall be merged with and into PEOPLES BANK under the charter of the latter (the "Merger").

SECTION 2.

         The name of the receiving association (the "Association") shall be PEOPLES BANK, NATIONAL ASSOCIATION.

SECTION 3.

         The business of the Association shall be that of a national banking association, which business shall be conducted at its main office, to be located at Marietta, Ohio, and at its legally established branches.

SECTION 4.

         The amount of capital stock of the Association shall be $100,000, divided into 10,000 shares of common stock, each of $10.00 par value, and at the time the Merger shall become effective (the "Effective Time"), the Association shall have a surplus of $60,095,000 and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the combined capital structures of the Constituent Banks as stated in the preamble of this Agreement, adjusted however, for normal earnings and expenses and purchase accounting adjustments between September 30, 2000, and the effective time of the merger.

SECTION 5.

         All assets as they exist at the Effective Time shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of the Constituent Banks existing as of the Effective Time. A committee of six, three to be appointed by the board of directors of each Constituent Bank at the time of the Merger, shall have satisfied themselves, that the statement of condition of each Constituent Bank as of September 30, 2000, fairly presents its financial condition, and since such date there has been no material adverse change in the financial condition or business of either Constituent Bank.

SECTION 6.

         LSCB shall contribute to the Association acceptable assets having a book value, over and above its liability to its creditors, of at least $2,225,000, and having an estimated Fair Value (Fair value is based upon Statement of Financial Accounting Standards, Disclosures About Fair Value of Financial Instruments)over and above its liability to its creditors, of at least $2,359,000, or 2.2% of the estimated Fair Value of excess acceptable assets over and above liabilities to creditors, to the Association, adjusted, however, for normal earnings and expenses between September
30, 2000, and the Effective Time, for allowances of cash payments, if any, permitted under this agreement.

The difference between the book value and the estimated Fair Value of the assets to be contributed is comprised entirely of the difference between the book value and the estimated Fair Value of loans.

         At the Effective Time, Peoples Bank shall have on hand acceptable assets having book value of at least $99,878,000 over and above its liabilities to its creditors, and having a Fair Value, over and above its liability to its creditors, of at least $101,752,000, or 97.8% of the estimated Fair Value of excess acceptable assets, over and above its liabilities to its creditors, of the Association, adjusted, however, for normal earnings and expenses between September 30, 2000, and the Effective Time, and for allowances of cash payments, if any, permitted under this agreement.

The difference between the book value and the estimated Fair Value of the assets to be contributed is comprised entirely of the difference between the book value and the estimated Fair Value of loans.

SECTION 7.

         LSCB shall not declare or pay any dividend to its shareholders between the date of the agreement and the Effective Time, nor dispose of any of its assets in any other manner, except in the normal course of business and for adequate value and as provided in the Acquisition Agreement.

SECTION 8.

         The present board of directors of Peoples Bank shall continue to serve as the board of directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

SECTION 9.

         At the Effective Time, the By-Laws and the Articles of Association of Peoples Bank, National Association shall be those of the Association.

SECTION 10.

         This Agreement may be terminated, subject to the Acquisition Agreement, by the unilateral action of the board of directors of either Constituent Bank prior to the approval of the shareholders of LSCB, or by the mutual consent of the board of both Constituent Banks after such shareholder group has taken affirmative action. Since time is of the essence, if for any reason the transaction shall not have been consummated by March 31, 2000, this Merger Agreement shall terminate automatically as of that date, unless extended in a writing approved by mutual action of the boards of directors of each Constituent Bank dated prior March 31, 2000.

SECTION 11.

         This Plan of Merger shall be ratified and confirmed by the affirmative vote of shareholders of LSCB owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors. The Effective Time shall be as specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

         WITNESS, the signatures of PEOPLES BANK, NATIONAL ASSOCIATION, and LOWER SALEM COMMERCIAL BANK this 27th day of November, 2000, each set by its president and tested to by its cashier or Secretary, pursuant to a resolution of its board of directors, acting by a majority.


                       PEOPLES BANK, NATIONAL ASSOCIATION
Attest:

/s/ KAREN L. MILLS                      /s/ ROBERT E. EVANS
---------------------------------           ---------------------------------
Karen L. Mills, Secretary                   Robert E. Evans, President & CEO


                         THE LOWER SALEM COMMERCIAL BANK
Attest:

/s/ J. DANIEL JOHNSON                   /s/ KENNETH N. KOHER
---------------------------------           ----------------------------------
J. Daniel Johnson, Secretary                Kenneth N. Koher, President & CEO

STATE OF OHIO                       )
                                    )   ss:
COUNTY OF WASHINGTON                )

         On this 27th day of November, 2000, before me, a notary public for this state and county, personally came Robert E. Evans, President & CEO; and Karen L. Mills, Secretary, both of PEOPLES BANK, NATIONAL ASSOCIATION, and each in his/her capacity acknowledged this instrument to be the act and deed of the Association.

         WITNESS my official seal and signature this day and year.


                               /s/ ROXIE A. NEVILLE
                                   ----------------------------------------
                                   Notary
(Seal of Notary)                   [Roxie A. Neville, Notary Public
                                   In and For The State of Ohio
                                   My Commission Expires February 26, 2002]


STATE OF OHIO                       )
                                    )   ss:
COUNTY OF WASHINGTON                )

         On this 27th day of November, 2000, before me, a notary public for this state and county, personally came Kenneth N. Koher, President & CEO; and J. Daniel Johnson, Secretary, both of Lower Salem Commercial Bank, and each in his/her capacity acknowledged this instrument to be the act and deed of the Corporation.

         WITNESS my official seal and signature this day and year.

                                 /s/ ELIZABETH A. SCHOTT
                                     ----------------------------------------
                                     Notary
(Seal of Notary)                     [Elizabeth A. Schott
                                     My Commission Expires:  Sept 7- 2004
                                     Notary Public State of Ohio
                                     Rec. in Washington County]

                                                                      APPENDIX C
                                                                      ----------

                                October 24, 2000

Board of Directors
The Lower Salem Commercial Bank
Main Street
Lower Salem, Ohio 45745-0036

Attention:    Mr. Kenneth N. Koher
              President and CEO

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of The Lower Salem Commercial Bank ("LSCB" or the "Company") pursuant to the Agreement and Plan of Merger, dated October 24, 2000 (the "Agreement"), by and between the Company,
Peoples Bancorp Inc. ("Peoples"), and Peoples Bank, National Association ("Peoples Bank"). At the Effective Time, as defined in the Agreement, LSCB shall merge with and into Peoples Bank (the "Merger") and each issued and outstanding common share ("LSCB Common Share") held by LSCB's shareholders, as defined in Article Two, Sec. 2.01(a) of the Agreement, shall be converted into the right to receive cash ("Cash Consideration"), a number of Peoples common shares ("Stock Consideration"), or a combination of both, the value of which (the "Merger Consideration") shall be determined, up to a maximum value of $85.72 (the "Maximum Value"), by multiplying the Peoples Market Value, as defined in Article Two, Sec. 2.01 of the Agreement, by an exchange ratio, which shall be determined as follows: (1) If the Peoples Market Value is less than or equal to $14.625, then the quotient of $33.80 (the "Cash Portion") divided by the Peoples Market Value, plus 3.5500, or, (2) if the Peoples Market Value is greater than $14.625, then the quotient of the Maximum Value divided by the Peoples Market Value.

Young & Associates, Inc. regularly evaluates financial institutions and their securities for a wide range of purposes, including but not limited to, mergers and acquisitions, and in valuation for estate, corporate and other purposes.

In arriving at our opinion, Young & Associates, Inc. analyzed various public and non-public sources of information, including but not limited to (i) financial data of The Lower Salem Commercial Bank from December 31, 1995 through June 30, 2000 from published annual reports and internal bank reports; (ii) financial data regarding Peoples and Peoples Bank from publicly available regulatory reports from December 31, 1995 to June 30, 2000; (iii) discussions with senior management of the Company with respect to its past and current financial performance, financial condition and future prospects; (iv) comparative financial data of selected peers for LSCB and Peoples Bank from public sources;
(v) information from various sources regarding transactions similar in nature to that proposed in the Merger; (vi) the Agreement; and (vii) such other financial studies, analyses and investigations and other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

Young & Associates, Inc. performed several analyses that are common within the banking industry and made certain assumptions that it believes to be reasonable about future performance. As with any projection of future outcomes, actual performance may vary. While the analyses used various analytical techniques and made use of comparative data, the analyses are not mathematical and involve complex considerations and judgments concerning the financial performance of the institutions that are a party to this transaction.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company and have not attempted to verify any of such information. We have assumed (i) that the financial projections which were prepared with respect to the results of operations likely to be achieved by the Company have been prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to future financial performance and results and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods currently estimated by management. We have also assumed, without independent verification, that the aggregate reserves for possible loan losses for the Company and Peoples Bank are adequate to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company, Peoples or any of its subsidiaries nor did we verify any of the Company's, Peoples Bank's or Peoples' books or records or review any individual loan credit files. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. It was furthered assumed that the Merger will be completed as planned and that no other conditions will be imposed which might work to the detriment of the Company, Peoples or their respective shareholders. This opinion is being furnished for the use and benefit of the Board of Directors of the Company and is not a recommendation to shareholders.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be received by holders of the LSCB Common Shares pursuant to the Agreement is fair to such holders from a financial point of view.


Very truly yours,


/s/ YOUNG & ASSOCIATES, INC.
    ------------------------
    Young & Associates, Inc.

                                                                      APPENDIX D
                                                                      ----------

                        Ohio Revised Code Section 1701.85
          Dissenting Shareholder's Demand for Fair Cash Value of Shares
          -------------------------------------------------------------

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     Part II
                                     -------

                     Information not required in prospectus
                     --------------------------------------

Item 20.   Indemnification of Directors and Officers.
--------   ------------------------------------------

           Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any  claim,  issue,  or matter  as to which  such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any  action or suit in which  the only  liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or
           (2) of this section. Such determination shall be made as follows:

                           (a) By a  majority  vote of a  quorum  consisting  of
                  directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                           (b) If the quorum described in division  (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c)      By the shareholders;

                           (d) By the  court of  common  pleas  or the  court in
                  which the action,  suit, or proceeding referred to in division
                  (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
           (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or
           (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                           (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                           (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
           (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions
           (E)(5),(6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),(6) or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

           Article FIVE of the Code of Regulations of Peoples Bancorp Inc. governs indemnification by Peoples Bancorp Inc. and provides as follows:

                  Section 5.01. Mandatory Indemnification. The corporation shall
                  ----------------------------------------
           indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  Section 5.02.  Court-Approved Indemnification.  Anything
                  ----------------------------------------------
           contained in the Regulations or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                  (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

                  Section 5.03. Indemnification for Expenses. Anything contained
                  -------------------------------------------
           in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                  Section  5.04.  Determination  Required.  Any  indemnification
                  ----------------------------------------
           required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section
           5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  Section  5.05.  Advances for  Expenses.  Expenses  (including,
                  ---------------------------------------
           without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                  (A) if it  shall  ultimately  be  determined  as  provided  in
           Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

                  (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  Section 5.06. Article Five Not Exclusive.  The indemnification
                  -----------------------------------------
           provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  Section  5.07.  Insurance.  The  corporation  may purchase and
                  --------------------------
           maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  Section 5.08.  Certain Definitions.  For purposes of this
                  -----------------------------------
           Article Five, and as examples and not by way of limitation:

                  (A) A person claiming  indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                  (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

                  Section  5.09.  Venue.  Any  action,  suit  or  proceeding  to
                  ----------------------
           determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.

           The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacities.

Item 21.   Exhibits and financial statement schedules
--------   ------------------------------------------

(a)        Exhibits.


*2(a) Agreement and Plan of Acquisition and Merger (excluding exhibits and schedules), dated as of October 24, 2000, and Amendment No. 1 to the Agreement and Plan of Merger, dated January 3, 2001, by and among Peoples Bancorp, Inc. ("Peoples"), Peoples Bank, National Association and The Lower Salem Commercial Bank (included in the proxy statement/prospectus as Appendix A)

*2(b) Plan of Merger, dated November 27, 2000, between Peoples Bank, National Association and The Lower Salem Commercial Bank (included in the proxy statement/prospectus as Appendix B)

3(a)(1) Amended Articles of Incorporation of Peoples as filed with the Ohio Secretary of State on May 3, 1993 (incorporated herein by reference to Exhibit 3(a) to Peoples' Registration Statement on Form 8-B, filed on July 20, 1993 (File No. 0-16772) ("Peoples' Form 8-B"))

3(a)(2) Certificate of Amendment to the Amended Articles of Incorporation of Peoples as filed with the Ohio Secretary of State on April 22, 1994 (incorporated herein by reference to Exhibit 3(a)(2) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No.
                  0-16772) (the "1997 Form 10-K"))

3(a)(3) Certificate of Amendment to the Amended Articles of Incorporation of Peoples as filed with the Ohio Secretary of State on April 9, 1996 (incorporated herein by reference to Exhibit 3(a)(3) to Peoples' 1997 Form 10-K)

3(a)(4) Amended Articles of Incorporation of Peoples, reflecting amendments through April 9, 1996 (for SEC reporting compliance purposes only - not filed with Ohio Secretary of State) (incorporated herein by reference to Exhibit 3(a)(4) to Peoples' 1997 Form 10-K)

3(b) Regulations of Peoples (incorporated herein by reference to Exhibit 3(b) to Peoples' Form 8-B)

4(a) Agreement to furnish instruments and agreements defining rights of holders of long-term debt (incorporated herein by reference to Exhibit 4(a) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-16772) ("Peoples' 1999 Form 10-K"))

4(b) Indenture, dated as of April 20, 1999, between Peoples and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures (incorporated herein by reference to Exhibit 4.1 to the
                  Registration Statement on Form S-4 (Registration No. 333-81251), filed on June 22, 1999 by Peoples and PEBO Capital Trust I ("Peoples' 1999 Form S-4"))

4(c) Form of Certificate of Series B 8.62% Junior Subordinated Deferrable Interest Debenture of Peoples (incorporated herein by reference to Exhibit 4.2 to Peoples' 1999 Form S-4)

4(d) Form of Certificate of Series A 8.62% Junior Subordinated Deferrable Interest Debenture of Peoples (incorporated herein by reference to Exhibit 4.3 to Peoples' 1999 Form S-4)

4(e) Certificate of Trust of PEBO Capital Trust I (incorporated herein by reference to Exhibit 4.4 to Peoples' 1999 Form S-4)

4(f) Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999 (incorporated herein by reference to Exhibit 4.5 to Peoples' 1999 Form S-4)

4(g) Form of Common Security of PEBO Capital Trust I (incorporated herein by reference to Exhibit 4.6 to the 1999 Form S-4)

4(h) Form of Series B 8.62% Capital Security Certificate of PEBO Capital Trust I (incorporated herein by reference to Exhibit
                  4.7 to Peoples' 1999 Form S-4)

4(i) Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples and Wilmington Trust Company, as Guarantee Trustee, relating to Series B 8.62% Capital Securities (incorporated herein by reference to
                  Exhibit 4(i) to Peoples' 1999 Form 10-K)

**5 Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Peoples, as to the legality of the securities being issued

*8 Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Peoples, as to tax matters

10(a) Deferred Compensation Agreement dated November 16, 1976 between Robert E. Evans and The Peoples Banking and Trust Company, as amended March 13, 1979 (incorporated herein by reference to Exhibit 6(g) to Registration Statement No. 2-68524 on Form S-14 of Peoples Bancorp, Inc., a Delaware corporation, Peoples' predecessor)

10(b)(1) Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (Amended and Restated effective January 2, 1998) (incorporated herein by reference to Exhibit 10(a) of Peoples' Registration Statement on Form S-8, filed on December 31, 1997 (Registration No. 333-43629))

10(b)(2) Amendment No. 1 to Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, effective January 2, 1998 (incorporated herein by reference to Exhibit 10(b) of Peoples' Post-Effective Amendment No. 1 to Form S-8, filed on September 4, 1998 (Registration No. 333-43629))

10(c) Summary of the Performance Compensation Plan for Peoples Bancorp Inc., effective for calendar year beginning January 1, 1997 (incorporated herein by reference to Exhibit 10(f) of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-16772))

10(d) Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to Exhibit 4 of Peoples' Registration Statement on Form S-8, filed August 25, 1993 (Registration No. 33-67878))

10(e) Form of Stock Option Agreement used in connection with grant of non-qualified stock options under the Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10(g) of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-16772) ("Peoples 1995 Form 10-K"))

10(f) Form of Stock Option Agreement dated May 20, 1993, used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10(h) of Peoples' 1995 Form 10-K)

10(g) Form of Stock Option Agreement dated November 10, 1994, used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10(i) of Peoples' 1995 Form 10-K)

10(h) Peoples Bancorp Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 4 of Peoples' Form S-8, filed on May 24, 1995 (Registration No. 33-59569))

10(i) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to non-employee directors of Peoples under the Peoples Bancorp. Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10(k) of Peoples' 1995 Form 10-K)

10(j) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to non-employee directors of Peoples' subsidiaries under the Peoples Bancorp Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10(l) of Peoples' 1995 Form 10-K)

10(k) Form of Stock Option Agreement used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10(m) of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-16772) ("Peoples' 1998 Form 10-K"))

10(l) Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10 of Peoples' Form S-8, filed on September 4, 1998 (Registration No. 333-62935))

10(m) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to non-employee directors of Peoples under the Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10(o) of Peoples' 1998 Form 10-K)

10(n) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to consultants/advisors of Peoples under the Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10(p) of Peoples' 1998 Form 10-K)

10(o) Form of Stock Option Agreement used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10(o) of Peoples' 1999 Form 10-K)

10(p) Registration Rights Agreement, dated April 20, 1999, among Peoples Bancorp Inc., PEBO Capital Trust I and Sandler O'Neill & Partners, L.P. (incorporated herein by reference to
                  Exhibit 4.11 to the 1999 Form S-4)

**21              Subsidiaries of Peoples

**23(a) Consent of Vorys, Sater, Seymour and Pease LLP with respect to its opinion relating to the legality of the securities being issued (included in Exhibit 5)

*23(b) Consent of Vorys, Sater, Seymour and Pease LLP with respect to its tax opinion (included in Exhibit 8)

**23(c)           Consent of Ernst & Young LLP (with respect to Peoples)

**23(d) Consent of Young & Associates, Inc., financial advisors to The Lower Salem Commercial Bank

*23(e)            Consent of Dixon, Francis, Davis & Company

**24 Powers of Attorney of Directors and Executive Officers of Peoples authorizing the signing of their names to this Registration Statement and any and all amendments to this Registration Statement and other documents submitted in connection herewith

*99(a) Form of Notice of Special Meeting of Shareholders of The Lower Salem Commercial Bank (set forth immediately following the cover page of this Registration Statement)

*99(b) Form of Proxy to be used in connection with Special Meeting of Shareholders of The Lower Salem Commercial Bank

*Filed Herewith.

**Previously filed.

(b)        Financial Statement Schedules.
-----------------------------------------

           All supporting schedules have been omitted because they are not required.

Item 22.   Undertakings.
--------   -------------

(A)        The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by Section 10(a)
           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)        The undersigned Registrant hereby undertakes:

           (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E)  The undersigned Registrant hereby undertakes:

           (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

           (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on the 5th day of January, 2001.

                          PEOPLES BANCORP INC.


                   By:/s/ ROBERT E. EVANS
                          -------------------------------------
                          Robert E. Evans
                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 5th day of January, 2001.

      Name                              Title
      ----                              -----


/s/ ROBERT E. EVANS                     President and Chief Executive Officer/
--------------------------------
Robert E. Evans                         Director


--------------------------------
Carl Baker, Jr.                         Director

                  *
--------------------------------
George W. Broughton                     Director

--------------------------------
Frank L. Christy                        Director

                  *
--------------------------------
Wilford D. Dimit                        Director

                  *
--------------------------------
Rex E. Maiden                           Director

                  *
--------------------------------
Robert W. Price                         Director

                  *
--------------------------------
Paul T. Theisen                         Director

                  *
--------------------------------
Thomas C. Vadakin                       Director

                  *
--------------------------------
Joseph H. Wesel                         Chairman of the Board/Director

                  *                     Chief Financial Officer and Treasurer
--------------------------------
John W. Conlon                          (Principal Accounting Officer)

                  *
--------------------------------
Mark F. Bradley                         Controller


*By:/s/ ROBERT E. EVANS
        -------------------------------------
        Robert E. Evans, Attorney-in-Fact

                                  Exhibit Index
                                  -------------


Exhibit
No.                             Description of Exhibit
-------                         -----------------------

*2(a) Agreement and Plan of Acquisition and Merger (excluding exhibits and schedules), dated as of October 24, 2000, and Amendment No. 1 to the Agreement and Plan of Acquisition and Merger, dated as of January 3, 2001, by and among Peoples Bancorp Inc. ("Peoples"), Peoples Bank,
                    National Association and The Lower Salem Commercial Bank (included in the proxy statement/prospectus as Appendix A)

*2(b) Plan of Merger, dated November 27, 2000, between Peoples Bank, National Association and The Lower Salem Commercial Bank (included in the proxy statement/prospectus as Appendix
                    B)

3(a)(1) Amended Articles of Incorporation of Peoples as filed with the Ohio Secretary of State on May 3, 1993 (incorporated herein by reference to Exhibit 3(a) to Peoples' Registration Statement on Form 8-B, filed on July 20, 1993 (File No. 0-16772) ("Peoples' Form 8-B"))

3(a)(2) Certificate of Amendment to the Amended Articles of Incorporation of Peoples as filed with the Ohio Secretary of State on April 22, 1994 (incorporated herein by reference to
                    Exhibit 3(a)(2) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No.
                    0-16772) (the "1997 Form 10-K"))
3(a)(3) Certificate of Amendment to the Amended Articles of Incorporation of Peoples as filed with the Ohio Secretary of State on April 9, 1996 (incorporated herein by reference to
                    Exhibit 3(a)(3) to Peoples' 1997 Form 10-K)
3(a)(4) Amended Articles of Incorporation of Peoples, reflecting amendments through April 9, 1996 (for SEC reporting compliance purposes only - not filed with Ohio Secretary of State) (incorporated herein by reference to Exhibit 3(a)(4) to Peoples' 1997 Form 10-K)

3(b)                Regulations of Peoples (incorporated herein by reference to
                    Exhibit 3(b) to Peoples' Form 8-B) 4(a) Agreement to furnish instruments and agreements defining rights of holders of
                    long-term debt (incorporated   herein  by  reference  to
                    Exhibit 4(a) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-16772) ("Peoples' 1999 Form 10-K"))

4(b) Indenture, dated as of April 20, 1999, between Peoples and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures
                    (incorporated  herein by  reference  to  Exhibit  4.1 to the
                    Registration Statement on Form S-4 (Registration No. 333-81251), filed on June 22, 1999 by Peoples and PEBO Capital Trust I ("Peoples' 1999 Form S-4"))

4(c) Form of Certificate of Series B 8.62% Junior Subordinated Deferrable Interest Debenture of Peoples (incorporated herein by reference to Exhibit 4.2 to Peoples' 1999 Form S-4)

4(d) Form of Certificate of Series A 8.62% Junior Subordinated Deferrable Interest Debenture of Peoples (incorporated herein by reference to Exhibit 4.3 to Peoples' 1999 Form S-4)

4(e) Certificate of Trust of PEBO Capital Trust I (incorporated herein by reference to Exhibit 4.4 to Peoples' 1999 Form S-4)

4(f) Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999 (incorporated herein by reference to Exhibit 4.5 to Peoples' 1999 Form S-4)

4(g) Form of Common Security of PEBO Capital Trust I (incorporated herein by reference to Exhibit 4.6 to the 1999 Form S-4)

4(h) Form of Series B 8.62% Capital Security Certificate of PEBO Capital Trust I (incorporated herein by reference to Exhibit
                    4.7 to Peoples' 1999 Form S-4)

4(i) Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples and Wilmington Trust Company, as Guarantee Trustee, relating to Series B 8.62% Capital Securities (incorporated herein by reference to Exhibit 4(i) to Peoples' 1999 Form 10-K)

**5 Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Peoples, as to the legality of the securities being issued

*8 Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Peoples, as to tax matters

10(a) Deferred Compensation Agreement dated November 16, 1976 between Robert E. Evans and The Peoples Banking and Trust Company, as amended March 13, 1979 (incorporated herein by reference to Exhibit 6(g) to Registration Statement
                    No. 2-68524 on Form S-14 of Peoples Bancorp, Inc., a Delaware corporation, Peoples' predecessor)

10(b)(1) Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (Amended and Restated effective January 2, 1998) (incorporated herein by reference to Exhibit 10(a) of Peoples' Registration Statement on Form S-8, filed on December 31, 1997 (Registration No. 333-43629))

10(b)(2) Amendment No. 1 to Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, effective January 2, 1998 (incorporated herein by reference to Exhibit 10(b) of Peoples' Post-Effective Amendment No. 1 to Form S-8, filed on September 4, 1998 (Registration No. 333-43629))

10(c) Summary of the Performance Compensation Plan for Peoples Bancorp Inc., effective for calendar year beginning January 1, 1997 (incorporated herein by reference to Exhibit 10(f) of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-16772))

10(d) Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to Exhibit 4 of Peoples' Registration Statement on Form S-8, filed August 25, 1993 (Registration No. 33-67878))

10(e) Form of Stock Option Agreement used in connection with grant of non-qualified stock options under the Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10(g) of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-16772) ("Peoples 1995 Form 10-K"))

10(f) Form of Stock Option Agreement dated May 20, 1993, used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. Amended and Restated 1993 Stock
                    Option Plan (incorporated herein by reference to Exhibit 10(h) of Peoples' 1995 Form 10-K)

10(g) Form of Stock Option Agreement dated November 10, 1994, used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10(i) of Peoples' 1995 Form 10-K)

10(h) Peoples Bancorp Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 4 of Peoples' Form S-8, filed on May 24, 1995 (Registration No. 33-59569))

10(i) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to non-employee directors of Peoples under the Peoples Bancorp. Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10(k) of Peoples' 1995 Form 10-K)

10(j) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to non-employee directors of Peoples' subsidiaries under the Peoples Bancorp Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10(l) of Peoples' 1995 Form 10-K)

10(k) Form of Stock Option Agreement used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10(m) of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-16772) ("Peoples' 1998 Form 10-K"))

10(l) Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10 of Peoples' Form S-8, filed on September 4, 1998 (Registration No. 333-62935))

10(m) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to non-employee directors of Peoples under the Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10(o) of Peoples' 1998 Form 10-K)

10(n) Form of Stock Option Agreement used in connection with the grant of non-qualified stock options to consultants/advisors of Peoples under the Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10(p) of Peoples' 1998 Form 10-K)

10(o) Form of Stock Option Agreement used in connection with the grant of incentive stock options under the Peoples Bancorp Inc. 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10(o) of Peoples' 1999 Form 10-K)

10(p) Registration Rights Agreement, dated April 20, 1999, among Peoples Bancorp Inc., PEBO Capital Trust I and Sandler O'Neill & Partners, L.P. (incorporated herein by reference to Exhibit 4.11 to the 1999 Form S-4)

**21                Subsidiaries of Peoples

**23(a) Consent of Vorys, Sater, Seymour and Pease LLP with respect to its opinion relating to the legality of the securities being issued (included in Exhibit 5)

*23(b) Consent of Vorys, Sater, Seymour and Pease LLP with respect to its tax opinion (included in Exhibit 8)

**23(c)             Consent of Ernst & Young LLP (with respect to Peoples)

*23(d) Consent of Young & Associates, Inc., financial advisors to The Lower Salem Commercial Bank

*23(e)              Consent of Dixon, Francis, Davis & Company

**24 Powers of Attorney of Directors and Executive Officers of Peoples authorizing the signing of their names to this
                    Registration  Statement and any and all amendments   to
                    this   Registration   Statement  and  other documents
                    submitted in connection herewith

*99(a) Form of Notice of Special Meeting of Shareholders of The Lower Salem Commercial Bank (set forth immediately following the cover page of this Registration Statement)

*99(b) Form of Proxy to be used in connection with Special Meeting of Shareholders of The Lower Salem Commercial Bank *To be filed by amendment.

*Filed herewith.
**Previously filed.